EXHIBIT 10.1

CARNIVAL HOLDINGS (BERMUDA) LIMITED,
as Issuer,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Principal Paying Agent, Transfer Agent and Registrar

_____________________________

INDENTURE

Dated as of October 25, 2022

_____________________________

10.375% SENIOR PRIORITY NOTES DUE 2028

TABLE OF CONTENTS

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Schedules
Schedule I	–	Guarantors
Schedule II	–	Subject Vessels
Exhibits
Exhibit A	–	Form of Note
Exhibit B	–	Form of Transfer Certificate for Transfer from Restricted Global Note to Regulation S Global Note
Exhibit C	–	Form of Transfer Certificate for Transfer from Regulation S Global Note to Restricted Global Note
Exhibit D	–	Form of Supplemental Indenture

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INDENTURE, dated as of October 25, 2022, among Carnival Holdings (Bermuda) Limited, an exempted company incorporated under the laws of Bermuda (the “Issuer”), Carnival Corporation, a Panamanian corporation (“Carnival Corp.”), Carnival plc, a company incorporated and registered under the laws of England and Wales (“Carnival plc”), each as a guarantor, the other Guarantors party hereto and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”), and as Principal Paying Agent, Registrar and Transfer Agent.

RECITALS

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its $2,030,000,000 aggregate principal amount of 10.375% Senior Priority Notes due 2028 issued on the date hereof (the “Original Notes”) and any additional senior priority notes (the “Additional Notes”) that may be issued after the Issue Date in compliance with this Indenture. The Original Notes and the Additional Notes together are referred to herein as the “Notes.” The Issuer has received good and valuable consideration for the execution and delivery of this Indenture. All necessary acts and things have been done to make (i) the Notes, when duly issued and executed by the Issuer and authenticated and delivered hereunder, the legal, valid and binding obligations of the Issuer and (ii) this Indenture a legal, valid and binding agreement of the Issuer in accordance with the terms of this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE One
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01          Definitions.

“2026 Second-Priority Note Indenture” means the Indenture, dated as of July 20, 2020, among Carnival Corp., Carnival plc, the various guarantors party thereto and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee thereunder, as supplemented on November 18, 2020.

“2026 Second-Priority Secured Notes” means the 10.500% Second-Priority Senior Secured Notes due 2026 and the 10.125% Second-Priority Senior Secured Notes due 2026 of Carnival Corp. (together, as in effect on the Issue Date, the “Issue Date 2026 Second-Priority Secured Notes”), issued pursuant to the 2026 Second-Priority Note Indenture, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or lenders or otherwise), restructured, repaid, refunded, refinanced, supplemented, extended, expanded or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing, supplementing, extending, expanding or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor, additional, supplemental or replacement agreement or agreements or increasing the amount loaned, whether under the same agreement or more than one agreement (in each case subject to compliance with Section 4.06) or altering the maturity thereof. Notwithstanding the foregoing, no instrument shall constitute a “2026 Second-Priority Secured Note” for purposes of the foregoing definition (other than the Issue Date 2026 Second-Priority Secured Notes) unless such instrument is designated to the Trustee in writing by Carnival Corp. as constituting a “2026 Second-Priority Secured Note.”

“2026 Unsecured Note Indenture” means the Indenture, dated as of November 25, 2020, among Carnival Corp., Carnival plc, the various guarantors party thereto and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee thereunder.

“2026 Unsecured Notes” means the U.S. dollar-denominated 7.625% Senior Unsecured Notes due 2026 and the euro-denominated 7.625% Senior Unsecured Notes due 2026 of Carnival Corp. (together, as in effect on the Issue Date, the “Issue Date 2026 Unsecured Notes”), issued pursuant to the 2026 Unsecured Note Indenture, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or lenders or otherwise), restructured, repaid, refunded, refinanced, supplemented, extended, expanded or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing, supplementing, extending, expanding or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor, additional, supplemental or replacement agreement or agreements or increasing the amount loaned, whether under the same agreement or more than one agreement (in each case subject to compliance with Section 4.06) or altering the maturity thereof. Notwithstanding the foregoing, no instrument shall constitute a “2026 Unsecured Note” for purposes of the foregoing definition (other than the Issue Date 2026 Unsecured Notes) unless such instrument is designated to the Trustee in writing by Carnival Corp. as constituting a “2026 Unsecured Note.”

“2027 First-Priority Note Indenture” means the Indenture, dated as of October 23, 2000 (as supplemented on July 15, 2003 with respect to the 2027 First-Priority Secured Notes, and as further supplemented on December 1, 2003), among Carnival Corp., Carnival plc, and the 2027 First-Priority Secured Notes Trustee.

“2027 First-Priority Secured Notes” means the 7.875% Debentures due 2027 of Carnival Corp. (as in effect on the Issue Date, the “Issue Date 2027 First-Priority Secured Notes”), issued pursuant to the 2027 First-Priority Note Indenture, as further amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or lenders or otherwise), restructured, repaid, refunded, refinanced, supplemented, extended, expanded or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing, supplementing, extending, expanding or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor, additional, supplemental or replacement agreement or agreements or increasing the amount loaned, whether under the same agreement or more than one agreement (in each case subject to compliance with Section 4.06) or altering the maturity thereof. Notwithstanding the foregoing, no instrument shall constitute a “2027 First-Priority Secured Note” for purposes of the foregoing definition (other than the Issue Date 2027 First-Priority Secured Notes) unless such instrument is designated to the Trustee in writing by Carnival Corp. as constituting a “2027 First-Priority Secured Note.”

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“2027 First-Priority Secured Notes Trustee” means The Bank of New York Mellon, as trustee for the 2027 First-Priority Secured Notes.

“2027 Second-Priority Note Indenture” means the Indenture, dated as of August 18, 2020, among Carnival Corp., Carnival plc, the various guarantors party thereto and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee thereunder, as supplemented on November 18, 2020.

“2027 Second-Priority Secured Notes” means the 9.875% Second-Priority Senior Secured Notes due 2027 of Carnival Corp. (as in effect on the Issue Date, the “Issue Date 2027 Second-Priority Secured Notes”), issued pursuant to the 2027 Second-Priority Note Indenture, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or lenders or otherwise), restructured, repaid, refunded, refinanced, supplemented, extended, expanded or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing, supplementing, extending, expanding or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor, additional, supplemental or replacement agreement or agreements or increasing the amount loaned, whether under the same agreement or more than one agreement (in each case subject to compliance with Section 4.06) or altering the maturity thereof. Notwithstanding the foregoing, no instrument shall constitute a “2027 Second-Priority Secured Note” for purposes of the foregoing definition (other than the Issue Date 2027 Second-Priority Secured Notes) unless such instrument is designated to the Trustee in writing by Carnival Corp. as constituting a “2027 Second-Priority Secured Note.”

“2027 Unsecured Note Indenture” means the Indenture, dated as of February 16, 2021, among Carnival Corp., Carnival plc, the various guarantors party thereto and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee thereunder.

“2027 Unsecured Notes” means the U.S. dollar-denominated 5.750% Senior Unsecured Notes due 2027 of Carnival Corp. (as in effect on the Issue Date, the “Issue Date 2027 Unsecured Notes”), issued pursuant to the 2027 Unsecured Note Indenture, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or lenders or otherwise), restructured, repaid, refunded, refinanced, supplemented, extended, expanded or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing, supplementing, extending, expanding or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor, additional, supplemental or replacement agreement or agreements or increasing the amount loaned, whether under the same agreement or more than one agreement (in each case subject to compliance with Section 4.06) or altering the maturity thereof. Notwithstanding the foregoing, no instrument shall constitute a “2027 Unsecured Note” for purposes of the foregoing definition (other than the Issue Date 2027 Unsecured Notes) unless such instrument is designated to the Trustee in writing by Carnival Corp. as constituting a “2027 Unsecured Note.”

“2028 First-Priority Note Indenture” means the Indenture, dated as of July 26, 2021, among Carnival Corp., Carnival plc, the various guarantors party thereto and the 2028 First-Priority Secured Notes Trustee.

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“2028 First-Priority Secured Notes” means the 4.000% First-Priority Senior Secured Notes due 2028 of Carnival Corp. (as in effect on the Issue Date, the “Issue Date 2028 First-Priority Secured Notes”), issued pursuant to the 2028 First-Priority Note Indenture, as further amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or lenders or otherwise), restructured, repaid, refunded, refinanced, supplemented, extended, expanded or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing, supplementing, extending, expanding or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor, additional, supplemental or replacement agreement or agreements or increasing the amount loaned, whether under the same agreement or more than one agreement (in each case subject to compliance with Section 4.06) or altering the maturity thereof. Notwithstanding the foregoing, no instrument shall constitute a “2028 First-Priority Secured Note” for purposes of the foregoing definition (other than the Issue Date 2028 First-Priority Secured Notes) unless such instrument is designated to the Trustee in writing by Carnival Corp. as constituting a “2028 First-Priority Secured Note.”

“2028 First-Priority Secured Notes Trustee” means U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee for the 2028 First-Priority Secured Notes.

“2029 Unsecured Note Indenture” means the Indenture, dated as of November 2, 2021, among Carnival Corp., Carnival plc, the various guarantors party thereto and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee thereunder.

“2029 Unsecured Notes” means the U.S. dollar-denominated 6.000% Senior Unsecured Notes due 2029 of Carnival Corp. (as in effect on the Issue Date, the “Issue Date 2029 Unsecured Notes”), issued pursuant to the 2029 Unsecured Note Indenture, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or lenders or otherwise), restructured, repaid, refunded, refinanced, supplemented, extended, expanded or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing, supplementing, extending, expanding or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor, additional, supplemental or replacement agreement or agreements or increasing the amount loaned, whether under the same agreement or more than one agreement (in each case subject to compliance with Section 4.06) or altering the maturity thereof. Notwithstanding the foregoing, no instrument shall constitute a “2029 Unsecured Note” for purposes of the foregoing definition (other than the Issue Date 2029 Unsecured Notes) unless such instrument is designated to the Trustee in writing by Carnival Corp. as constituting a “2029 Unsecured Note.”

“2030 Unsecured Note Indenture” means the Indenture, dated as of May 25, 2022, among Carnival Corp., Carnival plc, the various guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee thereunder.

“2030 Unsecured Notes” means the U.S. dollar-denominated 10.500% Senior Unsecured Notes due 2030 of Carnival Corp. (as in effect on the Issue Date, the “Issue Date 2030 Unsecured Notes”), issued pursuant to the 2030 Unsecured Note Indenture, as amended, restated,

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supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or lenders or otherwise), restructured, repaid, refunded, refinanced, supplemented, extended, expanded or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing, supplementing, extending, expanding or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor, additional, supplemental or replacement agreement or agreements or increasing the amount loaned, whether under the same agreement or more than one agreement (in each case subject to compliance with Section 4.06) or altering the maturity thereof. Notwithstanding the foregoing, no instrument shall constitute a “2030 Unsecured Note” for purposes of the foregoing definition (other than the Issue Date 2030 Unsecured Notes) unless such instrument is designated to the Trustee in writing by Carnival Corp. as constituting a “2030 Unsecured Note.”

“Acquired Debt” means, with respect to any specified Person:

(1)       Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary; and

(2)       Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Subject Vessels” has the meaning assigned to such term in the definition of “Subject Vessels”.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Law” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)       1.0% of the principal amount of the Note; and

(2)       the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note at the First Call Date plus (ii) all required interest payments due on the Note through the First Call Date (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

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(b) the principal amount of the Note.

For the avoidance of doubt, calculation of the Applicable Premium shall not be an obligation or duty of the Trustee or the Registrar or any Paying Agent.

“Asset Sale” means:

(1)       the sale, lease, conveyance or other disposition of any assets by the Company or any of its Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.11 and/or Article Five and not by Section 4.09; and

(2)       the issuance of Equity Interests by any Restricted Subsidiary or the sale by the Company or any of its Restricted Subsidiaries of Equity Interests in any of the Restricted Subsidiaries (in each case, other than directors’ qualifying shares and shares to be held by third parties to meet the applicable legal requirements).

Notwithstanding the preceding provisions (but subject to the provisos below with respect to a sale, lease, conveyance or other disposition of any Subject Vessel(s) by the Issuer), none of the following items will be deemed to be an Asset Sale:

(1)       any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $250.0 million;

(2)       a sale, lease, conveyance or other disposition of assets or Equity Interests between or among the Company and any Restricted Subsidiary;

(3)       an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

(4)       the sale, lease, conveyance or other disposition of inventory, insurance proceeds or other assets in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets or assets that are no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(5)       licenses and sublicenses by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(6)       any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7)       any transfer, assignment or other disposition deemed to occur in connection with the creation or granting of Liens not prohibited under Section 4.07 and Section 4.23;

(8)       the sale or other disposition of cash or Cash Equivalents;

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(9)       a Restricted Payment that does not violate Section 4.08 or a Permitted Investment;

(10)       the disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)       the foreclosure, condemnation or any similar action with respect to any property or other assets or a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(12)       the sale of any property in a sale and leaseback transaction that is entered into within six months of the acquisition of such property or completion of the construction of the applicable Vessel; and

(13)       time charters and other similar arrangements in the ordinary course of business;

provided that, solely with respect to a sale, lease, conveyance or other disposition of any Subject Vessel(s) by the Issuer that would otherwise constitute an Asset Sale, if the Issuer Senior LTV Ratio would be greater than both (a) 25% and (b) the Issuer Senior LTV Ratio immediately prior to such sale, lease conveyance or other disposition, in each case on a pro forma basis after giving effect to such sale, lease, conveyance or other disposition and the use of proceeds thereof and any Subject Vessel Replacement in connection therewith, then this paragraph shall be disregarded except for clauses (6) and (11); provided further that none of the Bareboat Charters or any other time charters, bareboat charters or similar arrangements with respect to any Subject Vessel(s) that are solely among the Issuer and the Guarantors will be deemed to be an “Asset Sale” so long as the Issuer retains good and marketable title to such Subject Vessels, free and clear of Liens other than Permitted Issuer Liens.

“Attributable Debt” means, with respect to any sale and leaseback transaction, at the time of determination, the present value (discounted at the interest rate reasonably determined in good faith by a responsible financial or accounting officer of Carnival Corp. to be the interest rate implicit in the lease determined in accordance with GAAP, or, if not known, at the Company’s incremental borrowing rate) of the total obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.” For the avoidance of doubt, none of the Bareboat Charters or any other time charters, bareboat charters or other intercompany arrangements among the Company and its Restricted Subsidiaries will be deemed to be or result in “Attributable Debt.”

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“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar U.S. federal or state law or the laws of any other jurisdiction (or any political subdivision thereof) relating to bankruptcy, insolvency, voluntary or judicial liquidation, composition with creditors, reprieve from payment, controlled management, fraudulent conveyance, general settlement with creditors, reorganization or similar or equivalent laws affecting the rights of creditors generally, including, in the case of Italy, Legislative Decree no. 14 of 12 January 2019, as amended and/or restated from time to time. For the avoidance of doubt, the provisions of the UK Companies Act 2006 governing a solvent reorganisation or a voluntary liquidation thereunder shall not be deemed to be Bankruptcy Laws.

“Bareboat Charter” means each bareboat charter or similar contract or arrangement between the Issuer, as owner, and one or more of the Company and its Subsidiaries (other than the Issuer and its Subsidiaries (if any)), as charterers, pursuant to which the charterers shall operate the relevant Subject Vessels.

“Bareboat Charter Transactions” means the entry into the Bareboat Charters.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the U.S. Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the U.S. Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)       with respect to a corporation (or a company), the board of directors of the corporation (or company, as applicable) or any committee thereof duly authorized to act on behalf of such board;

(2)       with respect to a partnership, the board of directors of the general partner of the partnership;

(3)       with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)       with respect to any other Person, the board or committee of such Person serving a similar function.

“Book-Entry Interest” means a beneficial interest in a Global Note held through and shown on, and transferred only through, records maintained in book-entry form by DTC and its nominees and successors.

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“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York or a place of payment under this Indenture are authorized or required by law, regulation or executive order to close.

“Capital Lease Obligation” means, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed), which obligation is required to be classified and accounted for as a finance lease obligation under GAAP, and, for purposes of this Indenture, the amount of such obligation at any date will be the capitalized amount thereof at such date, determined in accordance with GAAP and the Stated Maturity thereof will be the date of last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Capital Stock” means:

(1)       in the case of a corporation, corporate stock;

(2)       in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)       in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)       any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (including, in the case of a company, shares), but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)       direct obligations (or certificates representing an interest in such obligations) issued by, or unconditionally guaranteed by, the European Union, the government of a member state of the European Union, the United States of America, the United Kingdom, Switzerland or Canada (including, in each case, any agency or instrumentality thereof), as the case may be, the payment of which is backed by the full faith and credit of the European Union, the relevant member state of the European Union or the United States of America, the United Kingdom, Switzerland or Canada, as the case may be, and which are not callable or redeemable at Carnival Corp.’s option;

(2)       overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits (and similar instruments) with maturities of 12 months or less from the date of acquisition issued by a bank or trust company which is organized under, or authorized to operate as a bank or trust company under, the laws of a member state of the European Union or of the United States of America or any state thereof, Switzerland, the United Kingdom, Australia or Canada; provided that such bank or trust company has capital, surplus and undivided profits aggregating in excess of $250.0 million (or the foreign currency equivalent thereof as of the date of such investment) and whose long-term debt is rated “A-1” or higher by Moody’s or “A+” or higher by S&P or

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the equivalent rating category of another internationally recognized rating agency; provided, further, that any cash held pursuant to clause (6) below not covered by the foregoing may be held through overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits (and similar instruments) with maturities of 12 months or less from the date of acquisition issued by a bank or trust company organized and operating in the applicable jurisdiction;

(3)       repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

(4)       commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(5)       money market funds or other mutual funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (4) of this definition; and

(6)       cash in any currency in which the Company and its subsidiaries now or in the future operate, in such amounts as the Company determines to be necessary in the ordinary course of their business.

“Change of Control” means the occurrence of any of the following events:

(1)               any “person” or “group” (as such terms are used for the purposes of Sections 13(d) and 14(d) of the U.S. Exchange Act), other than Permitted Holders (each, a “Relevant Person”) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the U.S. Exchange Act), directly or indirectly, of such Capital Stock of Carnival Corp. and Carnival plc, in each case as is entitled to exercise or direct the exercise of more than 50% of the rights to vote to elect members of the boards of directors of each of Carnival Corp. and Carnival plc;

(2)               the Company ceases to own, directly or indirectly, 100% of the Capital Stock of the Issuer; or

(3)               the adoption of a plan or proposal for the liquidation or dissolution of the Issuer;

provided (i) such event described in clause (1) of this definition shall not be deemed a Change of Control so long as one or more of the Permitted Holders have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the boards of directors of Carnival Corp. or Carnival plc, (ii) for the avoidance of doubt, no Change of Control shall occur solely as a result of either Carnival Corp. (or any subsidiary thereof) or Carnival plc (or any subsidiary thereof) acquiring or owning, at any time, any or all of the capital stock of each other, and (iii) no Change of Control described in clause (1) of this definition shall be deemed to occur if all or substantially all of the holders of the capital stock of the Relevant Person immediately after the event which would otherwise have constituted a Change of Control were the holders of the capital stock of Carnival Corp. and/or Carnival plc with the same (or substantially the same)

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pro rata economic interests in the share capital of the Relevant Person as such shareholders had in the Capital Stock of Carnival Corp. and/or Carnival plc, respectively, immediately prior to such event. Any direct or indirect intermediate holding company whose only material asset is Carnival Corp. or Carnival plc Capital Stock shall be deemed not to be a “Relevant Person.”

“Change of Control Period” means, in respect of any Change of Control, the period commencing on the Relevant Announcement Date in respect of such Change of Control and ending 60 days after the occurrence of such Change of Control.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Downgrade.

“Clearstream” means Clearstream Banking, S.A., its nominees and successors.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” means Carnival plc and Carnival Corp., or either of them, as the context may require, and not any of their Subsidiaries; provided, however, that if a Parent Entity of Carnival Corp. and/or Carnival plc becomes a Guarantor of the Notes, Carnival Corp. may, at its election, designate, by giving written notice thereof to the Trustee, the relevant Parent Entity as constituting the “Company” (in replacement of Carnival Corp. and/or Carnival Corp., as applicable) for all purposes of this Indenture.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus the following to the extent deducted in calculating such Consolidated Net Income, without duplication:

(1)       provision for taxes based on income or profits of such Person and its Subsidiaries which are Restricted Subsidiaries for such period; plus

(2)       the Consolidated Interest Expense of such Person and its Subsidiaries which are Restricted Subsidiaries for such period; plus

(3)       depreciation, amortization (including amortization of intangibles and deferred financing fees but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Subsidiaries which are Restricted Subsidiaries for such period; plus

(4)       any expenses, charges or other costs related to any Equity Offering or issuance of Subordinated Shareholder Funding permitted by this Indenture or relating to the offering of the Notes, in each case, as determined in good faith by Carnival Corp.; plus

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(5)       any expenses or charges (other than depreciation and amortization expenses) related to any issuance of Equity Interests or the making of any Investment, acquisition, disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the Transactions, the offering of the Notes or any Credit Facilities, and (ii) any amendment or other modification of the Notes or other Indebtedness; plus

(6)       business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility, branch, office or business unit closures, facility, branch, office or business unit consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); plus

(7)       the amount of any management, monitoring, consulting and advisory fees and related expenses paid in such period to consultants and advisors; plus

(8)       any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expense are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interest of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in Section 4.08(a)(iii)(B); plus

(9)       the amount of any minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Restricted Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on, or other cash payments in respect of, Equity Interests held by such parties; plus

(10)       all adjustments of the nature used in connection with the calculation of “adjusted net income” as set forth in footnote (3) to the “Summary Historical Financial and Other Data” under “Summary” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such period; minus

(11)       non-cash items increasing such Consolidated Net Income for such period (other than any non-cash items increasing such Consolidated Net Income pursuant to clauses (1) through (16) of the definition of “Consolidated Net Income”), other than the reversal of a reserve for cash charges in a future period in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any specified Person for any period, the sum, without duplication, of:

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(1)       the consolidated interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt discount (but not debt issuance costs);

(2)       non-cash interest payments;

(3)       the interest component of deferred payment obligations;

(4)       the interest component of all payments associated with Capital Lease Obligations;

(5)       commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates;

(6)       the consolidated interest expense of such Person and its Subsidiaries which are Restricted Subsidiaries that was capitalized during such period;

(7)       any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries which are Restricted Subsidiaries or is secured by a Lien on assets of such Person or one of its Subsidiaries which are Restricted Subsidiaries; and

(8)       the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of any Restricted Subsidiary, other than dividends on Equity Interests payable to the Company or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined national, state and local statutory tax rate of such Person, expressed as a decimal, as estimated in good faith by a responsible accounting or financial officer of Carnival Corp.

Notwithstanding any of the foregoing, Consolidated Interest Expense shall not include any payments on any operating leases.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) attributable to such Person and its Subsidiaries which are Restricted Subsidiaries for such period determined on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)       any goodwill or other intangible asset impairment, charge, amortization or write-off, including debt issuance costs, will be excluded;

(2)       the net income (loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary which is a Subsidiary of the Person;

(3)       solely for the purpose of determining the amount available for Restricted Payments under Section 4.08(a)(iii)(A), any net income (loss) of any Restricted Subsidiary

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that is not a Guarantor will be excluded if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (or any Guarantor that holds the Equity Interests of such Restricted Subsidiary, as applicable) by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released and (b) restrictions pursuant to the Notes, this Indenture, the Credit Facilities, the Convertible Notes, the Existing Revolving Facility, the Existing Term Loan Facility, the EIB Facility, the Existing First-Priority Secured Notes, the Existing Second-Priority Secured Notes, the Existing Unsecured Notes, and any indenture, loan or credit agreement or other agreement governing such Indebtedness or other Indebtedness permitted hereunder), except that the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary that is not a Guarantor, to the limitation contained in this clause);

(4)       any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Company or any Restricted Subsidiaries (including pursuant to any sale leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by Carnival Corp.) or in connection with the sale or disposition of securities will be excluded;

(5)       any net after-tax extraordinary, exceptional, nonrecurring or unusual gains or losses or income or expense or charge (less all fees and expenses relating thereto), any severance, relocation or other restructuring expenses, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges (including, in each case, any cost or expense related to employment of terminated employees), any expenses related to any or any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses and fees, expenses or charges relating to closing costs, rebranding costs, acquisition integration costs, opening costs, project start-up costs, business optimization costs, recruiting costs, signing, retention or completion bonuses, litigation and arbitration costs, charges, fees and expenses (including settlements), and expenses or charges related to any offering of Equity Interests or debt securities, Investment, acquisition, disposition, recapitalization or incurrence, issuance, repayment, repurchase, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments related to the Transactions (including any costs relating to auditing prior periods, any transition-related expenses, and transaction expenses incurred before, on or after the Issue Date), in each case, shall be excluded;

(6)       any non-cash compensation charge or expense arising from any grant of stock, stock options or other equity-based awards will be excluded;

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(7)       all deferred financing costs written off and premium paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness will be excluded;

(8)       any one time non-cash charges or any increases in amortization or depreciation resulting from purchase accounting, in each case, in relation to any acquisition of another Person or business or resulting from any reorganization or restructuring involving the Company or its Subsidiaries will be excluded;

(9)       any unrealized gains or losses in respect of Hedging Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value or changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations will be excluded; provided that any such gains or losses shall be included during the period in which they are realized;

(10)       (x) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and (y) any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies will be excluded;

(11)       any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary will be excluded;

(12)       to the extent covered by insurance and actually reimbursed, or so long as Carnival Corp. has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable insurer in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses with respect to liability or casualty events or business interruption;

(13)       the cumulative effect of a change in accounting principles will be excluded;

(14)       any non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20, “Debt — Debt with Conversion Options — Recognition” will be excluded;

(15)       any charges resulting from the application of Accounting Standards Codification Topic 805, “Business Combinations,” Accounting Standards Codification Topic 350, “Intangibles — Goodwill and Other, ” Accounting Standards Codification Topic 360-10-35-15, “Impairment or Disposal of Long-Lived Assets, ” Accounting Standards Codification Topic 480-10-25-4, “Distinguishing Liabilities from Equity — Overall — Recognition” or Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” will be excluded; and

(16)       the impact of capitalized, accrued or accreting or pay-in-kind interest or principal on Subordinated Shareholder Funding will be excluded.

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“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the sum (without duplication) of (1) the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries (excluding any undrawn letters of credit) consisting of Capital Lease Obligations, bankers’ acceptances, Indebtedness for borrowed money and Indebtedness in respect of the deferred purchase price of property or services, plus (2) the aggregate amount of all outstanding Disqualified Stock of the Company and its Restricted Subsidiaries and all preferred stock of Restricted Subsidiaries of the Company, with the amount of such Disqualified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences.

“Consolidated Total Leverage Ratio” means as of any date of determination, the ratio of Consolidated Total Indebtedness on such day to Consolidated EBITDA of the Company and its Restricted Subsidiaries as of and for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of calculation; in each case, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Convertible Notes” means the convertible notes issued under that certain indenture, dated as of April 6, 2020, and the convertible notes issued under that certain indenture, dated as of August 22, 2022 (in each case, as in effect on the Issue Date, the “Issue Date Convertible Notes”), in each case, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or lenders or otherwise), restructured, repaid, refunded, refinanced, supplemented, extended, expanded or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing, supplementing, extending, expanding or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor, additional, supplemental or replacement agreement or agreements or increasing the amount loaned, whether under the same agreement or more than one agreement (in each case subject to compliance with Section 4.06) or altering the maturity thereof. Notwithstanding the foregoing, no instrument shall constitute a “Convertible Note” for purposes of the foregoing definition (other than the Issue Date Convertible Notes) unless such instrument is designated to the Trustee in writing by Carnival Corp. as constituting a “Convertible Note.”

“Credit Facilities” means one or more debt facilities, instruments or arrangements incurred by the Company or any Restricted Subsidiary (including but not limited to the Existing Revolving Facility and the Existing Term Loan Facility) with banks, other institutions or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit, notes or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or trustees or other banks or institutions and whether provided under the Existing Revolving Facility, the Existing Term Loan Facility or one or more other credit or other

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agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facilities” shall include any agreement or instrument (1) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Company as additional borrowers, issuers or guarantors thereunder, (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof. Notwithstanding the foregoing, no other instrument shall constitute a “Credit Facility” for purposes of this definition unless such instrument is designated to the Trustee in writing by Carnival Corp. as constituting a “Credit Facility.”

“Custodian” means any receiver, trustee, assignee, liquidator, custodian, administrator or similar official under any Bankruptcy Law.

“Customary Intercreditor Agreement” means an intercreditor agreement providing for payment subordination or lien priority, payment blockage and enforcement limitation terms which are customary in the good faith judgment of Carnival Corp. as evidenced in an Officer’s Certificate.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Registered Note” means, with respect to the Notes, a certificated Note registered in the name of the Holder thereof and transferred in accordance with Section 2.06 hereof, substantially in the form of Exhibit A attached hereto except that such Note shall not bear the legends applicable to Global Notes and shall not have the “Schedule of Principal Amount in the Global Note” attached thereto.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the six-month anniversary of the date that the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a “change of control” or an “asset sale” will not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.08. For purposes hereof, the amount of Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value to be determined as set forth herein.

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“DTC” means The Depository Trust Company, its nominees and successors.

“EIB Facility” means the Finance Contract, dated as of June 5, 2009, between Costa Crociere S.p.A., as borrower, and the European Investment Bank, as lender, as amended on September 7, 2015 (such facility outstanding on the Issue Date, the “Issue Date EIB Facility”), and as further amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or lenders or otherwise), restructured, repaid, refunded, refinanced, supplemented, extended, expanded or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing, supplementing, extending, expanding or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor, additional, supplemental or replacement agreement or agreements or increasing the amount loaned, whether under the same agreement or more than one agreement (in each case subject to compliance with Section 4.06) or altering the maturity thereof. Notwithstanding the foregoing, no other instrument (other than the Issue Date EIB Facility) shall constitute an “EIB Facility” for purposes of the foregoing definition unless such instrument is designated to the Trustee in writing by Carnival Corp. as constituting an “EIB Facility.”

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock prior to such conversion or exchange).

“Equity Offering” means a public or private sale either (a) of the Equity Interests (other than Disqualified Stock and other than offerings registered on Form S-8 (or any successor form) under the U.S. Securities Act or any similar offering in other jurisdictions) of the Company or (b) of the Equity Interests of a direct or indirect parent entity of the Company to the extent that the net proceeds therefrom are contributed as Subordinated Shareholder Funding or to the equity capital of the Company or any of its Restricted Subsidiaries.

“Euroclear” means Euroclear SA/NV, its nominees and successors.

“euros” means the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended.

“Event of Loss” means the actual or constructive total loss, arranged or compromised total loss, destruction, condemnation, confiscation, requisition, seizure or forfeiture of, or other taking of title or use of, a Vessel.

“Existing First-Priority Secured Notes” means the 2027 First-Priority Secured Notes and the 2028 First-Priority Secured Notes.

“Existing Indebtedness” means all Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date.

“Existing Revolving Facility” means the Multicurrency Revolving Facilities Agreement, dated as of May 18, 2011, among Carnival Corp. and Carnival plc, as guarantors, certain of the Company’s Subsidiaries, as borrowers, and certain financial institutions, as lenders, as amended and restated on June 16, 2014 and August 6, 2019 and as further amended, restated, supplemented,

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waived or otherwise modified prior to the date hereof (such facility outstanding on the Issue Date, the “Issue Date Existing Revolving Facility”), and as further amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or lenders or otherwise), restructured, repaid, refunded, refinanced, supplemented, extended, expanded or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing, supplementing, extending, expanding or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor, additional, supplemental or replacement agreement or agreements or increasing the amount loaned, whether under the same agreement or more than one agreement (in each case subject to compliance with Section 4.06) or altering the maturity thereof. Notwithstanding the foregoing, no instrument (other than the Issue Date Existing Revolving Facility) shall constitute an “Existing Revolving Facility” for purposes of the foregoing definition unless such instrument is designated to the Trustee in writing by Carnival Corp. as constituting an “Existing Revolving Facility.”

“Existing Second-Priority Secured Notes” means the 2026 Second-Priority Secured Notes and the 2027 Second-Priority Secured Notes.

“Existing Term Loan Facility” means the Term Loan Agreement, dated as of June 30, 2020, among Carnival Corp., as lead borrower, Carnival Finance, LLC, as co-borrower, and Carnival plc and the other Guarantors, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and certain financial institutions, as lenders, as amended on December 3, 2020, June 30, 2021, October 5, 2021 and October 18, 2021 (such facility outstanding on the Issue Date, the “Issue Date Existing Term Loan Facility”), and as further amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or lenders or otherwise), restructured, repaid, refunded, refinanced, supplemented, extended, expanded or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing, supplementing, extending, expanding or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor, additional, supplemental or replacement agreement or agreements or increasing the amount loaned, whether under the same agreement or more than one agreement (in each case subject to compliance with Section 4.06) or altering the maturity thereof. Notwithstanding the foregoing, no instrument (other than the Issue Date Existing Term Loan Facility) shall constitute an “Existing Term Loan Facility” for purposes of the foregoing definition unless such instrument is designated to the Trustee in writing by Carnival Corp. as constituting an “Existing Term Loan Facility.”

“Existing Unsecured Notes” means the 2026 Unsecured Notes, the 2027 Unsecured Notes, the 2029 Unsecured Notes and the 2030 Unsecured Notes.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress of either party, determined in good faith by Carnival Corp.’s Chief Executive Officer or responsible accounting or financial officer of Carnival Corp.

“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections

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1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.

“Fitch” means Fitch Ratings Inc.

“Fixed Charge Calculation Date” has the meaning assigned to such term in the definition of “Fixed Charge Coverage Ratio.”

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the pro forma calculation of Fixed Charges shall not give effect to (i) any Permitted Debt incurred on the Fixed Charge Calculation Date or (ii) the discharge on the Fixed Charge Calculation Date of any Indebtedness to the extent that such discharge results from the proceeds of Permitted Debt.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that the Company or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated

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giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of Carnival Corp. as set forth in an Officer’s Certificate, to reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from the applicable event. Any calculation of the Fixed Charge Coverage Ratio may be made, at the option of Carnival Corp., either (i) at the time the Board of Directors of Carnival Corp. approves the action necessitating the calculation of the Fixed Charge Coverage Ratio or (ii) at the completion of such action necessitating the calculation of the Fixed Charge Coverage Ratio.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Carnival Corp. to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Carnival Corp. may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating Consolidated EBITDA for the applicable period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)       the consolidated interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period related to Indebtedness, whether paid or accrued, including, without limitation, amortization of debt discount (but not debt issuance costs), non-cash interest payments, the interest component of deferred payment obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

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(2)       the consolidated interest expense (but excluding such interest on Subordinated Shareholder Funding) of such Person and its Subsidiaries which are Restricted Subsidiaries that was capitalized during such period; plus

(3)       any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries which are Restricted Subsidiaries or is secured by a Lien on assets of such Person or one of its Subsidiaries which are Restricted Subsidiaries; plus

(4)       the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of any Restricted Subsidiary, other than dividends on Equity Interests payable to the Company or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined national, state and local statutory tax rate of such Person, expressed as a decimal, as estimated in good faith by a responsible accounting or financial officer of Carnival Corp.

Notwithstanding any of the foregoing, Fixed Charges shall not include (i) any payments on any operating leases, (ii) any non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20, “Debt — Debt with Conversion Options — Recognition” or (iii) the interest component of all payments associated with Capital Lease Obligations.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on July 20, 2020. For the purposes of this Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, of all or any part of any Indebtedness (whether arising by agreements to keep-well, to take or pay or to maintain financial statement conditions, pledges of assets, sureties or otherwise).

“Guarantors” means Carnival Corp., Carnival plc, and any Restricted Subsidiary and any Parent Entity that guarantees the Notes in accordance with the provisions of this Indenture, and their respective successors and assigns, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

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(1)       interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)       other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)       other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Immaterial Subsidiary” means any Subsidiary of the Company (a) the assets of which Subsidiary, taken together with all other Immaterial Subsidiaries as of such date, constitute less than or equal to 5% of the total assets of the Company and its Subsidiaries on a consolidated basis, (b) the revenues of which Subsidiary, taken together with all other Immaterial Subsidiaries as of such date, account for less than or equal to 5% of the total revenues of the Company and its Subsidiaries on a consolidated basis and (c) the Consolidated EBITDA of which Subsidiary, taken together with all other Immaterial Subsidiaries as of such date, accounts for less than 5% of the Consolidated EBITDA of the Company.

“Indebtedness” means, with respect to any specified Person (excluding accrued expenses and trade payables), without duplication:

(1)       the principal amount of indebtedness of such Person in respect of borrowed money;

(2)       the principal amount of obligations of such Person evidenced by bonds, notes, debentures or similar instruments for which such Person is responsible or liable;

(3)       reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or similar instruments (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of incurrence), in each case only to the extent that the underlying obligation in respect of which the instrument was issued would be treated as Indebtedness;

(4)       Capital Lease Obligations of such Person;

(5)       the principal component of all obligations of such Person to pay the balance deferred and unpaid of the purchase price of any property or services due more than one year after such property is acquired or such services are completed;

(6)       net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and

(7)       Attributable Debt of such Person,

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if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The term “Indebtedness” shall not include:

(1)       anything accounted for as an operating lease in accordance with GAAP as at the Issue Date;

(2)       contingent obligations in the ordinary course of business;

(3)       in connection with the purchase by the Company or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing;

(4)       deferred or prepaid revenues;

(5)       purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the applicable seller;

(6)       any contingent obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes;

(7)       Subordinated Shareholder Funding; or

(8)       any Capital Stock.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Initial Subject Vessels” has the meaning assigned to such term in the definition of “Subject Vessels”.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment Grade Rating” means “Baa3” by Moody’s or “BBB-” by S&P or Fitch, or equivalent (including the equivalent rating by any other Rating Agency), or better.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations, but excluding advances or extensions of credit to customers or suppliers made in the

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ordinary course of business), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as Investments on a balance sheet prepared in accordance with GAAP. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the penultimate and final paragraphs of Section 4.08. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means October 25, 2022.

“Issuer Order” means a written order signed in the name of the Issuer by any Person authorized by a resolution of the Board of Directors of the Issuer.

“Issuer Senior LTV Ratio” means, at any time, the ratio of: (1) the aggregate principal amount outstanding under the Notes, plus the aggregate outstanding principal amount of any other Indebtedness of the Issuer, in each case, that is not subordinated in right of payment to the Notes or any Note Guarantee to (2) the aggregate net book value of all Subject Vessels, in each case, as reflected on the most recent quarterly balance sheet of the Company that has been filed with the Commission at such time.

“Issuer Total LTV Ratio” means, at any time, the ratio of: (1) the aggregate principal amount outstanding under the Notes, plus the aggregate outstanding principal amount of any other Indebtedness of the Issuer to (2) the aggregate net book value of all Subject Vessels, in each case, as reflected on the most recent quarterly balance sheet of the Company that has been filed with the Commission at such time.

“Italian Guarantor” means Costa Crociere S.p.A.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Loan-to-Value Ratio” means, as of any date, the ratio of (1) Secured Indebtedness to (2) the aggregate Net Book Value of any collateral securing such Secured Indebtedness, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.” At Carnival Corp.’s option, the Loan-to-Value Ratio can be calculated either (i) at the time the Board of Directors of Carnival Corp. approves the action with which the proceeds of the financing transaction necessitating the calculation of Loan-to-Value Ratio is to be financed or (ii) at the consummation of the financing necessitating the calculation of Loan-to-Value Ratio.

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“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers or employees of the Company or any Restricted Subsidiary:

(1)       in respect of travel, entertainment or moving (including tax equalization) related expenses incurred in the ordinary course of business;

(2)       in respect of moving (including tax equalization) related expenses incurred in connection with any closing or consolidation of any office; or

(3)       in the ordinary course of business and (in the case of this clause (3)) not exceeding $5.0 million in the aggregate outstanding at any time.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Book Value” means, with respect to any asset or property at any time, the net book value of such asset or property as reflected on the most recent balance sheet of the Company at such time, determined on a consolidated basis in accordance with GAAP.

“Net Proceeds” means with respect to any Asset Sale or Event of Loss, the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of such Asset Sale or Event of Loss (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale); provided that with respect to any Asset Sale or Event of Loss, such amount shall be net of the direct costs relating to such Asset Sale or Event of Loss, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale or Event of Loss, taxes paid or payable as a result of the Asset Sale or Event of Loss, any charges, payments or expenses incurred in connection with an Asset Sale or Event of Loss (including, without limitation, (i) any exit or disposal costs, (ii) any repair, restoration or environmental remediation costs, charges or payments, (iii) any penalties or fines resulting from such Event of Loss, (iv) any severance costs resulting from such Event of Loss, (v) any costs related to salvage, scrapping or related activities and (vi) any fees, settlement payments or other charges related to any litigation or administrative proceeding resulting from such Event of Loss) and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP. To the extent the amounts that must be netted against any cash proceeds and Cash Equivalents cannot be reasonably determined by Carnival Corp. with respect to any Asset Sale or Event of Loss, such cash proceeds and Cash Equivalents shall not be deemed received until such amounts to be netted are known by Carnival Corp.

“New Vessel Aggregate Secured Debt Cap” means the sum of each of the New Vessel Secured Debt Caps (with such New Vessel Aggregate Secured Debt Cap to be expressed as the sum of the euro and U.S. dollar denominations of the New Vessel Secured Debt Caps reflected in the New Vessel Aggregate Secured Debt Cap).

“New Vessel Financing” means any financing arrangement (including but not limited to a sale and leaseback transaction or bareboat charter or lease or an arrangement whereby a Vessel under construction is pledged as collateral to secure the indebtedness of a shipbuilder, as well as

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any financing pursuant to export credit agency facilities), entered into by the Company or a Restricted Subsidiary for the purpose of financing or refinancing all or any part of the purchase price, cost of design or construction of a Vessel or Vessels or the acquisition of Capital Stock of entities owning or to own Vessels.

“New Vessel Secured Debt Cap” means, in respect of a New Vessel Financing, no more than 80% of the contract price for the acquisition, plus, as applicable, additional costs permitted to be financed under related export credit financing, and any other Ready for Sea Cost of the related Vessel (and 100% of any related export credit insurance premium), expressed in euros or U.S. dollars, as the case may be, being financed by such New Vessel Financing.

“Note Documents” means the Notes, any additional Notes, the Note Guarantees, this Indenture and any other agreements, documents or instruments related to any of the foregoing, as they may be amended, restated, modified, renewed, supplemented, refunded, replaced or refinanced, from time to time.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Note Obligations” means the Obligations of the Issuer and the Guarantors under the Note Documents.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the final offering memorandum in respect of the Notes dated October 18, 2022.

“Officer” means, with respect to any Person, the Chairman or Vice Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Financial Officer, an Executive Vice President, a Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary, an Assistant Secretary, or any individual designated by the Board of Directors of such Person.

“Officer’s Certificate” means a certificate signed on behalf of Carnival Corp. by an Officer.

“Opinion of Counsel” means a written opinion from legal counsel, subject to customary exceptions and qualifications. The counsel may be an employee of or counsel to the Issuer.

“Parent Entity” means any Person of which Carnival Corp. or Carnival plc, as applicable, is a Subsidiary (including any Person of which Carnival Corp. or Carnival plc, as applicable, becomes a Subsidiary after the Issue Date in compliance with this Indenture) and any holding company established by one or more Permitted Holders for purposes of holding its investment in any Parent Entity.

“Permitted Business” means (a) in respect of the Company and its Restricted Subsidiaries, any businesses, services or activities engaged in by the Company or any of the Restricted

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Subsidiaries on the Issue Date and (b) any businesses, services and activities engaged in by the Company or any of the Restricted Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.

“Permitted Holders” means (i) each of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses, the children or lineal descendants of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses, any trust established for the benefit of (or any charitable trust or non-profit entity established by) any Arison family member mentioned in this clause (i), or any trustee, protector or similar person of such trust or non-profit entity or any “person” (as such term is used in Section 13(d) or 14(d) of the U.S. Exchange Act), directly or indirectly, controlling, controlled by or under common control with any Permitted Holder mentioned in this clause (i), and (ii) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the U.S. Exchange Act) the members of which include any of the Permitted Holders specified in clause (i) above, and that (directly or indirectly) hold or acquire beneficial ownership of capital stock of Carnival Corp. and/or Carnival plc (a “Permitted Holder Group”); provided that in the case of this clause (ii), the Permitted Holders specified in clause (i) collectively, directly or indirectly, beneficially own more than 50% on a fully diluted basis of the Capital Stock of Carnival Corp. and Carnival plc (or, in each case, of the relevant Parent Entity designated as constituting the “Company” (in replacement of Carnival Corp. and/or Carnival plc, as applicable)) held by such Permitted Holder Group. Any one or more persons or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its (or their) affiliates, constitute an additional Permitted Holder or Permitted Holders, as applicable.

“Permitted Investments” means:

(1)       any Investment in the Company or a Restricted Subsidiary (provided that no Investments in the form of Subject Vessels in a Restricted Subsidiary (other than the Issuer or a Restricted Subsidiary of the Issuer that is a Guarantor) shall be permitted pursuant to this clause (1) if the Issuer Senior LTV Ratio would be greater than both (a) 25% and (b) the Issuer Senior LTV Ratio immediately prior to such Investment, in each case on a pro forma basis after giving effect to such Investment and any Subject Vessel Replacement in connection therewith);

(2)       any Investment in cash in U.S. dollars, euros, Swiss francs, U.K. pounds sterling or Australian dollars, and Cash Equivalents;

(3)       any Investment by the Company or any Restricted Subsidiary in a Person (provided that no Investments in the form of Subject Vessels in a Person other than the Issuer or a Restricted Subsidiary of the Issuer that is a Guarantor shall be permitted pursuant to this clause (3) if the Issuer Senior LTV Ratio would be greater than both (a) 25% and (b) the Issuer Senior LTV Ratio immediately prior to such Investment, in each case on a pro forma basis after giving effect to such Investment and any Subject Vessel Replacement in connection therewith), if as a result of such Investment:

(a)       such Person becomes a Restricted Subsidiary; or

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(b)       such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4)       any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.09 or any other disposition of assets not constituting an Asset Sale;

(5)       any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)       any Investments received in compromise or resolution of (A) obligations of trade creditors, vendors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, vendor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7)       Investments in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business;

(8)       Investments represented by Hedging Obligations, which obligations are permitted to be incurred under Section 4.06(b)(9);

(9)       repurchases of Indebtedness not constituting a Restricted Payment (other than any Permitted Investment permitted pursuant to this clause (9));

(10)       any Guarantee of Indebtedness permitted to be incurred under Section 4.06 other than a guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary;

(11)       any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under this Indenture;

(12)       Investments acquired after the Issue Date as a result of the acquisition by the Company or any Restricted Subsidiary of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Article Five after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(13)       Management Advances;

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(14)       Investments consisting of the licensing and contribution of intellectual property rights pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(15)       Investments consisting of, or to finance, the acquisition, purchase, charter or leasing or the construction, installation or the making of any improvement with respect to any asset (including Vessels) or purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights, licenses or leases of intellectual property rights (including prepaid expenses and advances to suppliers), in each case, in the ordinary course of business (including, for the avoidance of doubt any deposits made to secure the acquisition, purchase or construction of, or any options to acquire, any vessel);

(16)       other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding not to exceed the greater of $300.0 million and 0.8% of Total Tangible Assets of the Company; provided that (x) if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant to Section 4.17, such Investment, if applicable, shall thereafter be deemed to have been made pursuant to clause (1) or (3) of the definition of “Permitted Investments” and not this clause and (y) no Investments in the form of Subject Vessels in a Person other than the Issuer or a Restricted Subsidiary of the Issuer that is a Guarantor shall be permitted pursuant to this clause (16) if the Issuer Senior LTV Ratio would be greater than both (a) 25% and (b) the Issuer Senior LTV Ratio immediately prior to such Investment, in each case on a pro forma basis after giving effect to such Investment and any Subject Vessel Replacement in connection therewith;

(17)       Investments in joint ventures or other Persons having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other investments made pursuant to this clause (17) that are at the time outstanding, not to exceed the greater of $300.0 million and 0.8% of Total Tangible Assets of the Company; provided that (x) if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant to Section 4.17, such Investment, if applicable, shall thereafter be deemed to have been made pursuant to clause (1) or (3) of the definition of “Permitted Investments” and not this clause and (y) no Investments in the form of Subject Vessels in a Person other than the Issuer or a Restricted Subsidiary of the Issuer that is a Guarantor shall be permitted pursuant to this clause (17) if the Issuer Senior LTV Ratio would be greater than both (a) 25% and (b) the Issuer Senior LTV Ratio immediately prior to such Investment, in each case on a pro forma basis after giving effect to such Investment and any Subject Vessel Replacement in connection therewith;

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(18)       additional Investments in joint ventures in which the Company or any of its Restricted Subsidiaries holds an Investment existing on the Issue Date; provided such Investments are made in the ordinary course of business;

(19)       additional Investments in additional joint ventures held by the Company or any Subsidiary Guarantor; provided that the Equity Interests held by the Company or such Subsidiary Guarantor in such joint ventures are pledged to secure the Existing First-Priority Secured Notes, the Existing Second-Priority Secured Notes and the Existing Term Loan Facility, in each case, to the extent such pledge is required by each relevant instrument;

(20)        loans and advances (and similar Investments) in the ordinary course of business to employees, other than executive officers and directors of the Company in an aggregate amount outstanding at any one time not to exceed $100.0 million;

(21)       guarantees of passenger volume or port fees in the ordinary course of business; and

(22)       any bareboat charter, lease or similar arrangements between or among the Company, any of its Restricted Subsidiaries and/or any joint venture or similar arrangement.

For the avoidance of doubt, the foregoing shall be subject to the limitations set forth in Section 4.23.

“Permitted Issuer Liens” means Liens on any property or assets of the Issuer or its Subsidiaries described in the definition of “Permitted Liens,” excluding clauses (1), (2), (4), (5), (10), (16), (23), (24), (25), (27), (28), (29), (30) and (31) (but only to the extent clause (31) relates to the foregoing clauses) of the definition of “Permitted Liens”.

“Permitted Jurisdictions” means (i) any state of the United States of America, the District of Columbia or any territory of the United States of America, (ii) Panama, (iii) Bermuda, (iv) the Commonwealth of The Bahamas, (v) the Isle of Man, (vi) the Marshall Islands, (vii) Malta, (viii) the United Kingdom, (ix) Curaçao, (x) Liberia, (xi) Barbados, (xii) Singapore, (xiii) Hong Kong, (xiv) the People’s Republic of China, (xv) the Commonwealth of Australia, (xvi) the Cayman Islands, (xvii) the British Virgin Islands and (xviii) any member state of the European Economic Area as of the Issue Date and any states that may accede to the European Economic Area following the Issue Date.

“Permitted Liens” means:

(1)       Liens in favor of the Company or any of the Subsidiary Guarantors;

(2)       Liens on property (including Capital Stock) of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary or such merger or consolidation, were not incurred in contemplation thereof and do not extend to any assets other than those of the Person (or the Capital Stock of such Person) that becomes a

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Restricted Subsidiary or is merged with or into or consolidated with the Company or any Restricted Subsidiary;

(3)       Liens to secure the performance of statutory obligations, insurance, surety, bid, performance, travel or appeal bonds, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit or similar instruments issued to assure payment of such obligations or for the protection of customer deposits or credit card payments);

(4)       Liens on any property or assets of the Company or any Restricted Subsidiary for the purpose of securing Capital Lease Obligations, purchase money obligations, mortgage financings or other Indebtedness, in each case, incurred pursuant to Section 4.06(b)(4) in connection with the financing of all or any part of the purchase price, lease expense, rental payments or cost of design, construction, installation, repair, replacement or improvement of property, plant or equipment or other assets (including Capital Stock) used in the business of the Company or any of its Restricted Subsidiaries; provided that any such Lien may not extend to any assets or property owned by the Company or any of its Restricted Subsidiaries at the time the Lien is incurred other than (i) the assets (including Vessels) and property acquired, improved, constructed, leased or financed and improvements, accessions, proceeds, products, dividends and distributions in respect thereof (provided that to the extent any such Capital Lease Obligations, purchase money obligations, mortgage financings or other Indebtedness relate to multiple assets or properties, then all such assets and properties may secure any such Capital Lease Obligations, purchase money obligations, mortgage financings or other Indebtedness) and (ii) to the extent such Lien secures financing in connection with the purchase of a Vessel, Related Vessel Property;

(5)       Liens existing on the Issue Date;

(6)       Liens for taxes, assessments or governmental charges or claims that (x) are not yet due and payable or (y) are being contested in good faith by appropriate proceedings that have the effect of preventing the forfeiture or sale of the property subject to any such Lien and for which adequate reserves are being maintained to the extent required by GAAP;

(7)       Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Company or any Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP; and with respect to Vessels: (i) Liens fully covered (in excess of customary deductibles) by valid policies of insurance and (ii) Liens for general average and salvage, including contract salvage; or Liens arising solely by virtue of any statutory or common law provisions relating to attorney’s liens or bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

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(8)       survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(9)       Liens created for the benefit of (and to secure) the Note Obligations in respect of the Notes issued on the Issue Date;

(10)       Liens securing Indebtedness under Hedging Obligations, which obligations are permitted to be incurred under Section 4.06(b)(9);

(11)       Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(12)       Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(13)       Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(14)       Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(15)       Leases, licenses, subleases and sublicenses of assets in the ordinary course of business and Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of assets entered into in the ordinary course of business;

(16)       Liens securing Indebtedness permitted to be incurred under Section 4.06(b)(1);

(17)       (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary has easement rights or on any real property leased by the Company or any Restricted Subsidiary and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings or compulsory purchase order affecting real property;

(18)       Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities;

(19)       Liens on Unearned Customer Deposits (i) in favor of payment processors pursuant to agreements therewith consistent with industry practice or (ii) in favor of customers;

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(20)       pledges of goods, the related documents of title and/or other related documents arising or created in the ordinary course of the Company’s or any Restricted Subsidiary’s business or operations as Liens only for Indebtedness to a bank or financial institution directly relating to the goods or documents on or over which the pledge exists;

(21)       Liens over cash paid into an escrow account pursuant to any purchase price retention arrangement as part of any permitted disposal by the Company or a Restricted Subsidiary on condition that the cash paid into such escrow account in relation to a disposal does not represent more than 15.0% of the net proceeds of such disposal;

(22)       Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary arising from Vessel chartering, dry-docking, maintenance, repair, refurbishment, the furnishing of supplies and bunkers to Vessels or masters’, officers’ or crews’ wages and maritime Liens (and similar Liens relating to port or other facilities), in the case of each of the foregoing, which were not incurred or created to secure the payment of Indebtedness;

(23)       Liens securing an aggregate principal amount of Indebtedness not to exceed the aggregate amount of Indebtedness permitted to be incurred pursuant to Section 4.06(b)(5); provided that such Lien extends only to (i) the assets (including Vessels), purchase price or cost of design, construction, installation or improvement of which is financed or refinanced thereby and any improvements, accessions, proceeds, products, dividends and distributions in respect thereof, (ii) any Related Vessel Property or (iii) the Capital Stock of a Vessel Holding Issuer;

(24)       Liens created on any asset of the Company or a Restricted Subsidiary established to hold assets of any stock option plan or any other management or employee benefit or incentive plan or unit trust of the Company or a Restricted Subsidiary securing any loan to finance the acquisition of such assets;

(25)       Liens incurred by the Company or any Restricted Subsidiary with respect to obligations the outstanding principal amount of which does not, taken together with the outstanding principal amount of all obligations secured by Liens to secure any extension, renewal, refinancing or replacement in respect of any Liens incurred under this clause (25) incurred pursuant to clause (31) below, exceed the greater of $500.0 million and 1.0% of Total Tangible Assets at any one time outstanding;

(26)       Liens arising from financing statement filings (or similar filings in any applicable jurisdiction) regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(27)       any interest or title of a lessor under any Capital Lease Obligation or an operating lease or bareboat charter, or any Lien securing Indebtedness permitted to be incurred under clause (21) of the definition of “Permitted Debt”;

(28)       Liens on the Equity Interests of Unrestricted Subsidiaries;

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(29)       Liens on Vessels under construction securing Indebtedness of shipyard owners and operators;

(30)       Liens securing Indebtedness permitted to be incurred under Section 4.06(b)(18); provided that after giving pro forma effect to such incurrence and the use of proceeds thereof, the Loan-to-Value Ratio does not exceed 33%; and

(31)       any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (30); provided that (x) any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds, products or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of the outstanding principal amount or, if greater, committed amount of such Indebtedness at the time the original Lien became a Permitted Lien under this Indenture and an amount necessary to pay any fees and expenses, including premiums, related to such extension, renewal, refinancing or replacement.

“Permitted Refinancing Indebtedness” means any Indebtedness incurred by the Company or any of its Restricted Subsidiaries, any Disqualified Stock issued by the Company or any of its Restricted Subsidiaries and any preferred stock issued by any Restricted Subsidiary, in each case, in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, exchange, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), including Permitted Refinancing Indebtedness; provided that:

(1)       the aggregate principal amount (or accreted value, if applicable, or if issued with original issue discount, aggregate issue price, or, if greater, committed amount (only to the extent the committed amount could have been incurred on the date of initial incurrence)) of such new Indebtedness, the liquidation preference of such new Disqualified Stock or the amount of such new preferred stock does not exceed the principal amount (or accreted value, if applicable, or if issued with original issue discount, aggregate issue price or, if greater, committed amount (only to the extent the committed amount could have been incurred on the date of initial incurrence)) of the Indebtedness, the liquidation preference of the Disqualified Stock or the amount of the preferred stock (plus in each case the amount of accrued and unpaid interest or dividends on and the amount of all fees and expenses, including premiums, incurred in connection with the incurrence or issuance of, such Indebtedness, Disqualified Stock or preferred stock), renewed, refunded, refinanced, replaced, exchanged, defeased or discharged;

(2)       such Permitted Refinancing Indebtedness has (a) a final maturity date that is either (i) no earlier than the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, exchanged, defeased or discharged or (ii) after the final maturity date of the Notes and (b) has a Weighted Average Life to Maturity that is equal to or greater than either (i) the Weighted Average Life to Maturity of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (ii) the Weighted Average Life to Maturity of the Notes;

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(3)       if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, on terms at least as favorable to the holders of Notes or the Note Guarantees, as the case may be, as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, exchanged, defeased or discharged; and

(4)       if such Indebtedness is incurred either by the Company (if the Company was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged) or by the Restricted Subsidiary that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged, such Indebtedness may not be guaranteed by any Restricted Subsidiaries other than (i) the Issuer, (ii) Guarantors or (iii) Restricted Subsidiaries that were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Productive Asset Lease” means any lease or charter of one or more Vessels (other than leases or charters required to be classified and accounted for as capital leases under GAAP).

“QIB” means a “Qualified Institutional Buyer” as defined in Rule 144A.

“Rating Agencies” means any of Moody’s, S&P or Fitch, or any of their respective successors or, if any of the foregoing shall cease to provide a corporate or issuer credit rating (or the equivalent) of Carnival Corp. or a rating of the Notes, as applicable, for reasons outside the control of the Company, a nationally recognized statistical rating agency selected by Carnival Corp. to substitute for such Rating Agency.

“Rating Downgrade” means, in respect of any Change of Control, that the Notes are, within the Change of Control Period in respect of such Change of Control, downgraded by two of the Rating Agencies to a non-Investment Grade Rating (“Ba1”/“BB+”, or equivalent, or lower) and are not, within such Change of Control Period subsequently upgraded to an Investment Grade Rating by both such Rating Agencies; provided, however, that a Rating Downgrade otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Downgrade for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or confirm to us in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Downgrade).

“Ready for Sea Cost” means with respect to a Vessel to be acquired, constructed, chartered or leased by the Company or any Restricted Subsidiary, the aggregate amount of all expenditures

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incurred to acquire or construct and bring such Vessel to the condition and location necessary for its intended use, including any and all inspections, appraisals, repairs, modifications, additions, permits and licenses in connection with such acquisition or lease, which would be classified as “property, plant and equipment” in accordance with GAAP and any assets relating to such Vessel.

“Record Date,” for the interest payable on any Interest Payment Date, means the April 15 and October 15 (in each case, whether or not a Business Day) preceding such Interest Payment Date.

“Redemption Date” means, when used with respect to any Note to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Regulation S” means Regulation S under the U.S. Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Related Vessel Property” means, with respect to any Vessel (i) any insurance policies on such Vessel, (ii) any requisition compensation payable in respect of any compulsory acquisition thereof, (iii) any earnings derived from the use or operation thereof and/or any earnings account with respect to such earnings, and (iv) any charters, operating leases, licenses and related agreements entered into in respect of the Vessel and any security or guarantee in respect of the relevant charterer’s or lessee’s obligations under any relevant charter, operating lease, license or related agreement, (v) any cash collateral account established with respect to such Vessel pursuant to the financing arrangements with respect thereto, (vi) any inter-company loan or facility agreements relating to the financing of the acquisition of, and/or the leasing or charter arrangements with respect to, such Vessel, (vii) any building or conversion contracts relating to such Vessel and any security or guarantee in respect of the builder’s obligations under such contracts, (viii) any interest rate swap, foreign currency hedge, exchange or similar agreement incurred in connection with the financing of such Vessel and required to be assigned by the lender and (ix) any security interest in, or agreement or assignment relating to, any of the foregoing or any mortgage in respect of such Vessel.

“Relevant Announcement Date” means, in respect of any Change of Control, the date which is the earlier of (A) the date of the first public announcement of such Change of Control and (B) the date of the earliest Relevant Potential Change of Control Announcement, if any, in respect of such Change of Control.

“Relevant Potential Change of Control Announcement” means, in respect of any Change of Control, any public announcement or statement by Carnival Corp. or Carnival plc or any actual or potential bidder or any advisor acting on behalf of any actual or potential bidder of any action or actions which could give rise to such Change of Control, provided that within 180 days following such announcement or statement such Change of Control shall have occurred.

“Replacement Assets” means (1) assets not classified as current assets under GAAP that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted

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Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“RP Date” means April 8, 2020.

“Rule 144” means Rule 144 under the U.S. Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the U.S. Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“S&P” means Standard & Poor’s Financial Services LLC.

“Secured Indebtedness” means the Existing First-Priority Secured Notes, the Existing Second-Priority Secured Notes, the EIB Facility and the Existing Term Loan Facility, and any other Indebtedness of the Company or any of the Subsidiary Guarantors secured by a Lien on the assets of the Company or any of the Subsidiary Guarantors (excluding the Note Obligations).

“Secured Indebtedness Documents” means any agreements, documents or instruments governing or entered into in connection with any Secured Indebtedness, as they may be amended, restated, modified, renewed, supplemented, refunded, replaced or refinanced, from time to time.

“Significant Subsidiary” means, at the date of determination, any Restricted Subsidiary that together with its Subsidiaries which are Restricted Subsidiaries (i) for the most recent fiscal year, accounted for more than 10% of the consolidated revenues of the Company or (ii) as of the end of the most recent fiscal year, was the owner of more than 10% of the consolidated assets of the Company.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subject Vessels” means, collectively, the Vessels listed on Schedule II (the “Initial Subject Vessels”), together with any additional or replacement Vessels contributed or otherwise transferred to the Issuer or any of its Restricted Subsidiaries following the Issue Date pursuant to a Subject Vessel Replacement or otherwise (“Additional Subject Vessels”). For the avoidance of doubt, the term “Subject Vessels,” as used in this Indenture, shall not include any Vessel disposed of or transferred by the Issuer (other than to a Restricted Subsidiary of the Issuer that is a Guarantor in accordance with this Indenture), or for which another Vessel has been substituted as a Subject Vessel in lieu of such Vessel in accordance with this Indenture, following the date of such

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disposition, transfer or substitution, including, without limitation, for purposes of any calculation of the Issuer Senior LTV Ratio or the Issuer Total LTV Ratio.

“Subject Vessel Contributions” means, collectively, the contribution or other transfer to the Issuer of good and marketable title to the Initial Subject Vessels, free and clear of Liens other than Permitted Issuer Liens.

“Subject Vessel Contribution Extension Condition” means the condition that, on the original Subject Vessel End Date (prior to giving effect to any extension of the Subject Vessel End Date pursuant to Section 4.22(a)), Subject Vessels have been contributed or otherwise transferred to, and are then owned by, the Issuer having an aggregate net book value (as of the Issue Date (or, in the case of any Subject Vessel acquired by the Company or any of its Restricted Subsidiaries after the Issue Date, as of the date of acquisition of such Subject Vessel)) not less than 75% of the aggregate net book value (as of the Issue Date) of the Initial Subject Vessels.

“Subject Vessel End Date” means April 23, 2023, as the same may be extended pursuant to the provisions of Section 4.22(a).

“Subject Vessel Replacement” has the meaning assigned to such term in Section 4.09(b).

“Subordinated Shareholder Funding” means, collectively, any funds provided to the Company by any Parent Entity, any Affiliate of any Parent Entity or any Permitted Holder in exchange for or pursuant to any security, instrument or agreement other than Capital Stock, in each case issued to and held by the foregoing Persons, together with any such security, instrument or agreement and any other security or instrument other than Capital Stock issued in payment of any obligation under any Subordinated Shareholder Funding; provided, however, that such Subordinated Shareholder Funding:

(1)       does not mature or require any amortization, redemption or other repayment of principal or any sinking fund payment prior to the first anniversary of the maturity of the Notes (other than through conversion or exchange of such funding into Capital Stock (other than Disqualified Stock) of the Company or any funding meeting the requirements of this definition);

(2)       does not require, prior to the first anniversary of the maturity of the Notes, payment of cash interest, cash withholding amounts or other cash gross ups, or any similar cash amounts;

(3)       contains no change of control or similar provisions and does not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment, in each case, prior to the first anniversary of the maturity of the Notes;

(4)       does not provide for or require any security interest or encumbrance over any asset of the Company or any of its Subsidiaries; and

(5)       is fully subordinated and junior in right of payment to the Notes.

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“Subsidiary” means, with respect to any specified Person:

(1)       any corporation, company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)       any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means each subsidiary of the Company that has provided a Note Guarantee.

“Supplemental Indenture” means a supplemental indenture to this Indenture substantially in the form of Exhibit D attached hereto.

“Tax” or “Taxes” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and additions to tax related thereto, and, for the avoidance of doubt, including any withholding or deduction for or on account of Tax). “Taxation” shall be construed to have a corresponding meaning.

“Total Assets” means the total assets of the Company and its Subsidiaries that are Restricted Subsidiaries, as shown on the most recent balance sheet of the Company, determined on a consolidated basis in accordance with GAAP, calculated after giving effect to pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Total Tangible Assets” means the Total Assets excluding consolidated intangible assets, calculated after giving effect to pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Transactions” means, collectively, the amendments with respect to the Company’s and its Restricted Subsidiaries’ Indebtedness occurring during the thirteen months ended September 30, 2021, the 2021 Transactions, as defined in that certain Amendment No. 4 to Existing Term Loan Facility, dated October 18, 2021, the offerings of the Existing Unsecured Notes, the offering of the Notes, the offering of the Company’s 11.500% First-Priority Senior Secured Notes due 2023, the offering of the 2028 First-Priority Secured Notes, the offerings of the Existing Second-Priority Secured Notes, the November Registered Direct Offerings (as defined in the Company’s annual report on Form 10-K for the year ended November 30, 2020), the offerings of the Convertible Notes and the use of proceeds of the foregoing.

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“Treasury Rate” means, as of any redemption date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the redemption date) of the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to the First Call Date; provided, however, that if the period from the redemption date to the First Call Date is not equal to the constant maturity of a United States Treasury Security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to the First Call Date is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

“Trust Officer” means any officer within the agency and corporate trust group, division or section of the Trustee (however named, or any successor group of the Trustee) and also means, with respect to any particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Unearned Customer Deposits” means amounts paid to the Company or any of its Subsidiaries representing customer deposits for unsailed bookings (whether paid directly by the customer or by a credit card company).

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of Carnival Corp. as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of Carnival Corp. but only to the extent that such Subsidiary:

(1)       except as permitted by Section 4.10, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are, taken as a whole, no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

(2)       is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

“U.S. dollar” or “$” means the lawful currency of the United States of America.

“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

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“Vessel” means a passenger cruise vessel which is owned by and registered (or to be owned by and registered) in the name of the Company or any of its Restricted Subsidiaries or operated or to be operated by the Company or any of its Restricted Subsidiaries, in each case together with all related spares, equipment and any additions or improvements.

“Vessel Holding Issuer” means a Subsidiary of the Company, the assets of which consist solely of one or more Vessels and the corresponding Related Vessel Property and whose activities are limited to the ownership of such Vessels and Related Vessel Property and any other asset reasonably related to or resulting from the acquisition, purchase, charter, leasing, rental, construction, ownership, operation, improvement, expansion and maintenance of such Vessel, the leasing of such Vessels and any activities reasonably incidental to the foregoing.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)       the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)       the then outstanding principal amounts of such Indebtedness.

Section 1.02          Other Definitions.

Term	Section
“Additional Amounts”	4.12(a)
“Additional Notes”	Recitals
“Affiliate Transaction”	4.10(a)
“Agents”	2.03
“Applicable Procedures”	2.06(b)(ii)
“Asset Sale Offer”	4.09(c)
“Authorized Agent”	12.08
“Change in Tax Law”	3.08(b)
“Change of Control Offer”	4.11(a)
“Change of Control Purchase Date”	4.11(a)
“Change of Control Purchase Price”	4.11(a)
“Covenant Defeasance”	8.03
“Covenant Fall-Away Event”	4.20
“Deemed Date”	4.06(e)
“Defaulted Interest”	2.12
“Equal and Ratable Provision”	4.07(a)
“Event of Default”	6.01(a)

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Term	Section
“Excess Proceeds”.	4.09(c)
“Global Notes”	2.01(c)
“Guaranteed Obligations”	10.01(a)
“Increased Amount”	4.07(b)
“incur”	4.06(a)
“Issuer”	Preamble
“Judgment Currency”	12.14
“Junior Liens”	4.07(a)
“Legal Defeasance”	8.02
“Notes”	Recitals
“Notes Offer”	4.09(b)(1)
“Original Notes”	Recitals
“Parent Company”	4.16(a)
“Participants”	2.01(c)
“Paying Agent”	2.03
“Permitted Debt”	4.06(b)
“Permitted Payments”	4.08(b)
“Principal Paying Agent” “Redemption Price Premium”	2.03 6.02(h)
“Registrar”	2.03
“Regulation S Global Note”	2.01(b)
“Required Currency”	12.14
“Restricted Global Note”	2.01(b)
“Restricted Payments”	4.08(a)(D)
“Security Register”	2.03
“Tax Group”	4.08(b)(10)
“Tax Jurisdiction”	4.12(a)
“Tax Redemption Date”	3.08
“Terminated Covenants”	4.20
“TIA”	1.03(ix)
“Transfer Agent”	2.03
“Trustee”	Preamble

Section 1.03          Rules of Construction. Unless the context otherwise requires:

(i)   a term has the meaning assigned to it;

(ii)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)   “or” is not exclusive;

(iv)   “including” or “include” means including or include without limitation;

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(v)   words in the singular include the plural and words in the plural include the singular;

(vi)   unsecured or unguaranteed Indebtedness shall not be deemed to be subordinate or junior to secured or guaranteed Indebtedness merely by virtue of its nature as unsecured or unguaranteed Indebtedness;

(vii)   any Indebtedness secured by a Lien ranking junior to any of the Liens securing other Indebtedness shall not be deemed to be subordinate or junior to such other Indebtedness by virtue of the ranking of such Liens;

(viii)   the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision;

(ix)   except as provided in Section 7.09, the Trust Indenture Act of 1939, as amended (the “TIA”), shall not apply to this Indenture or the other Note Documents or any documents or instruments related thereto, and no terms used in any of the foregoing shall have meanings given to them by the TIA; and

(x)   where a notification or designation is to be made by the “Company,” under this Indenture, such notification or designation may be made either by Carnival Corp. or Carnival plc.

ARTICLE Two
THE NOTES

Section 2.01          The Notes.

(a)               Form and Dating. The Notes and the Trustee’s (or the authenticating agent’s) certificate of authentication shall be substantially in the form of Exhibit A attached hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, the rules of any securities exchange agreements to which the Issuer is subject, if any, or usage; provided that any such notation, legend or endorsement is in form reasonably acceptable to the Issuer. The Issuer shall approve the form of the Notes. Each Note shall be dated the date of its authentication. The terms and provisions contained in the form of the Notes shall constitute and are hereby expressly made a part of this Indenture. The Notes shall be issued only in registered form without coupons and only in minimum denominations of $2,000 in principal amount and any integral multiples of $1,000 in excess thereof.

(b)               Global Notes. Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A attached hereto, with such applicable legends as are provided in Exhibit A attached hereto, except as otherwise permitted herein (each, a “Restricted Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with a custodian for DTC, and registered in the name of DTC or its nominee, duly executed by the Issuer and authenticated by the Trustee (or its authenticating agent in accordance with Section 2.02) as hereinafter provided.

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The aggregate principal amount of each Restricted Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to such Restricted Global Note and recorded in the Security Register, as hereinafter provided.

Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A attached hereto, with such applicable legends as are provided in Exhibit A attached hereto, except as otherwise permitted herein (each, a “Regulation S Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with a custodian for DTC, and registered in the name of DTC or its nominee, duly executed by the Issuer and authenticated by the Trustee (or its authenticating agent in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of each Regulation S Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to such Regulation S Global Note and recorded in the Security Register, as hereinafter provided.

(c)               Book-Entry Provisions. This Section 2.01(c) shall apply to the Regulation S Global Notes and the Restricted Global Notes (together, the “Global Notes”) deposited with or on behalf of DTC.

Members of, or participants and account holders in, DTC (including Euroclear and Clearstream) (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Trustee or any custodian of DTC or under such Global Note, and DTC or its nominees may be treated by the Issuer, a Guarantor, the Trustee and any agent of the Issuer, a Guarantor or the Trustee as the sole owner of such Global Note (as applicable) for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, a Guarantor, the Trustee or any agent of the Issuer, a Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC, on the one hand, and the Participants, on the other, the operation of customary practices of such persons governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

Subject to the provisions of Section 2.10(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Except as provided in Section 2.10, owners of a beneficial interest in Global Notes will not be entitled to receive physical delivery of Definitive Registered Notes.

Section 2.02          Execution and Authentication. An authorized member of the Issuer’s Board of Directors or an executive officer of the Issuer shall sign the Notes on behalf of the Issuer by manual, electronic or facsimile signature.

If an authorized member of the Issuer’s Board of Directors or an executive officer whose signature is on a Note no longer holds that office at the time the Trustee (or its authenticating agent) authenticates the Note, the Note shall be valid nevertheless.

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A Note shall not be valid or obligatory for any purpose until an authorized signatory of the Trustee (or its authenticating agent) manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Issuer shall execute and, upon receipt of an Issuer Order, the Trustee shall authenticate (whether itself or via the authenticating agent) (a) Original Notes, on the date hereof, for original issue up to an aggregate principal amount of $2,030,000,000 and (b) Additional Notes, from time to time, subject to compliance at the time of issuance of such Additional Notes with the provisions of Section 4.06. The Issuer is permitted to issue Additional Notes as part of a further issue under this Indenture, from time to time; provided that any Additional Notes may not have the same CUSIP number and/or ISIN (or be represented by the same Global Note or Global Notes) as the Notes unless the Additional Notes are fungible with the Notes for U.S. federal income tax purposes. The Issuer will issue Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, any such authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by any such agent. An authenticating agent has the same rights as any Registrar, co-Registrar, Transfer Agent or Paying Agent to deal with the Issuer or an Affiliate of the Issuer.

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.02 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

Section 2.03          Registrar, Transfer Agent and Paying Agent. The Issuer shall maintain an office or agency for the registration of the Notes and of their transfer or exchange (the “Registrar”), an offices or agency where Notes may be transferred or exchanged (the “Transfer Agent”), an office or agency where the Notes may be presented for payment (the “Paying Agent” and references to the Paying Agent shall include the Principal Paying Agent) and an office or agency where notices or demands to or upon the Issuer in respect of the Notes may be served. The Issuer may appoint one or more Transfer Agents, one or more co-Registrars and one or more additional Paying Agents.

The Issuer or any of its Affiliates may act as Transfer Agent, Registrar, co-Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes; provided that neither the Issuer nor any of its Affiliates shall act as Paying Agent for the purposes of Articles Three and Eight and Sections 4.09 and 4.11.

The Issuer hereby appoints (i) U.S. Bank Trust Company, National Association, located at 60 Livingston Avenue, St. Paul, MN 55107 as Principal Paying Agent (the “Principal Paying Agent”), (ii) U.S. Bank Trust Company, National Association, located at 60 Livingston Avenue, St. Paul, MN 55107, as Registrar, and (iii) U.S. Bank Trust Company, National Association, located at 60 Livingston Avenue, St. Paul, MN 55107, as Transfer Agent. Each hereby accepts

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such appointments. The Transfer Agent, Principal Paying Agent and Registrar and any authenticating agent are collectively referred to in this Indenture as the “Agents.” The roles, duties and functions of the Agents are of a mechanical nature and each Agent shall only perform those acts and duties as specifically set out in this Indenture and no other acts, covenants, obligations or duties shall be implied or read into this Indenture against any of the Agents. For the avoidance of doubt, a Paying Agent’s obligation to disburse any funds shall be subject to prior receipt by it of those funds to be disbursed.

Subject to any applicable laws and regulations, the Issuer shall cause the Registrar to keep a register (the “Security Register”) at its corporate trust office in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of ownership, exchange, and transfer of the Notes. Such registration in the Security Register shall be conclusive evidence of the ownership of Notes. Included in the books and records for the Notes shall be notations as to whether such Notes have been paid, exchanged or transferred, canceled, lost, stolen, mutilated or destroyed and whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar shall keep a record of the Note so replaced and the Note issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so canceled and the date on which such Note was canceled.

The Issuer shall enter into an appropriate agency agreement with any Paying Agent or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee may appoint a suitably qualified and reputable party to act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.05.

Section 2.04          Paying Agent to Hold Money. Not later than 12:00 p.m. (New York, New York time), one Business Day prior to each due date of the principal, premium, if any, and interest on any Notes, the Issuer shall deposit with the Principal Paying Agent (and, if applicable, any other Paying Agent) money in immediately available funds in U.S. dollars sufficient to pay such principal, premium, if any, and interest so becoming due on the due date for payment under the Notes. The Issuer shall procure payment confirmation on or prior to the third Business Day preceding payment. The Principal Paying Agent (and, if applicable, each other Paying Agent) shall remit such payment in a timely manner to the Holders on the relevant due date for payment, it being acknowledged by each Holder that if the Issuer deposits such money with the Principal Paying Agent (and, if applicable, any other Paying Agent) after the time specified in the immediately preceding sentence, the Principal Paying Agent (and, if applicable, any other Paying Agent) shall remit such money to the Holders on the relevant due date for payment, unless such remittance is impracticable having regard to applicable banking procedures and timing constraints, in which case the Principal Paying Agent (and, if applicable, any other Paying Agent) shall remit such money to the Holders on the next Business Day, but without liability for any interest resulting from such late payment. For the avoidance of doubt, the Principal Paying Agent (and, if applicable, any other Paying Agent) shall only be obliged to remit money to Holders if it has actually received such money from the Issuer in clear funds. The Principal Paying Agent shall promptly notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any

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payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Issuer or any Affiliate of the Issuer acts as Paying Agent, it shall, on or before each due date of any principal, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

The Trustee may, if the Issuer has notified it in writing that the Issuer intends to effect a defeasance or to satisfy and discharge this Indenture in accordance with the provisions of Article Eight, notify the Paying Agent in writing of this fact and require the Paying Agent (until notified by the Trustee to the contrary) to act thereafter as Paying Agent of the Trustee and not the Issuer in relation to any amounts deposited with it in accordance with the provisions of Article Eight.

Section 2.05          Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing no later than the Record Date for each Interest Payment Date and at such other times as the Trustee may request in writing, a list, in such form and as of such Record Date as the Trustee may reasonably require, of the names and addresses of Holders, including the aggregate principal amount of Notes held by each Holder.

Section 2.06          Transfer and Exchange.

(a)               Where Notes are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange in accordance with the requirements of this Section 2.06. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee (or the authenticating agent) shall, upon receipt of an Issuer Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount, at the Registrar’s request; provided that no Note of less than $2,000 may be transferred or exchanged. No service charge shall be made for any registration of transfer or exchange of Notes (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any agency fee or similar charge payable in connection with any such registration of transfer or exchange of Notes (other than any agency fee or similar charge payable in connection with any redemption of the Notes or upon exchanges pursuant to Sections 2.10, 3.07 or 9.04) or in accordance with an Asset Sale Offer pursuant to Section 4.09 or Change of Control Offer pursuant to Section 4.11 not involving a transfer.

Upon presentation for exchange or transfer of any Note as permitted by the terms of this Indenture and by any legend appearing on such Note, such Note shall be exchanged or transferred upon the Security Register and one or more new Notes shall be authenticated and issued in the name of the relevant Holder (in the case of exchanges only) or the transferee, as the case may be. No exchange or transfer of a Note shall be effective under this Indenture unless and until such Note has been registered in the name of such Person in the relevant Security Register.

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Furthermore, the exchange or transfer of any Note shall not be effective under this Indenture unless the request for such exchange or transfer is made by the relevant Holder or by a duly authorized attorney-in-fact at the office of the Registrar.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Issuer and the Registrar, duly executed by the relevant Holder thereof or his attorney duly authorized in writing.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Neither the Issuer nor the Trustee, Registrar or any Paying Agent shall be required (i) to issue, register the transfer of, or exchange any Note during a period beginning at the opening of 15 days before the day of the delivery of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such delivery, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(b)               Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of DTC, transfers of a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.01(c), Section 2.06(a) and this Section 2.06(b); provided that a beneficial interest in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the restricted Note legend on the Note, if any.

(i)   Except for transfers or exchanges made in accordance with either of clauses (ii) or (iii) of this Section 2.06(b), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees or custodians of DTC or to a successor of DTC or such successor’s nominee or custodian.

(ii)   Restricted Global Note to Regulation S Global Note. If the holder of a beneficial interest in the Restricted Global Note at any time wishes to exchange its interest in such Restricted Global Note for an interest in the Regulation S Global Note, or to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer or exchange may be effected, only in accordance with this clause (ii) and the rules and procedures of DTC, in each case to the extent applicable (the “Applicable Procedures”). Upon receipt by the Registrar from the Transfer Agent of (A) written instructions directing the Registrar to credit or cause to be credited an interest in the Regulation S Global Note in a specified principal amount and to cause to be debited an interest in the Restricted Global Note in such specified principal amount, and (B) a certificate in the form of Exhibit B attached hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and (x) pursuant to and in accordance with Regulation S or (y) that the interest

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in the Restricted Global Note being transferred is being transferred in a transaction permitted by Rule 144, then the Registrar shall reduce or cause to be reduced the principal amount of the Restricted Global Note and shall cause DTC to increase or cause to be increased the principal amount of the Regulation S Global Note by the aggregate principal amount of the interest in the Restricted Global Note to be exchanged or transferred.

(iii)   Regulation S Global Note to Restricted Global Note. If the holder of a beneficial interest in the Regulation S Global Note at any time wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected only in accordance with this clause (iii) and the Applicable Procedures. Upon receipt by the Registrar from the Transfer Agent of (A) written instructions directing the Registrar to credit or cause to be credited an interest in the Restricted Global Note in a specified principal amount and to cause to be debited an interest in the Regulation S Global Note in such specified principal amount, and (B) a certificate in the form of Exhibit C attached hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and stating that (x) the Person transferring such interest reasonably believes that the Person acquiring such interest is a QIB and is obtaining such interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or (y) that the Person transferring such interest is relying on an exemption other than Rule 144A from the registration requirements of the U.S. Securities Act and, in such circumstances, such Opinion of Counsel as the Issuer or the Trustee may reasonably request to ensure that the requested transfer or exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act, then the Registrar shall reduce or cause to be reduced the principal amount of the Regulation S Global Note and to increase or cause to be increased the principal amount of the Restricted Global Note by the aggregate principal amount of the interest in such Regulation S Global Note to be exchanged or transferred.

(c)               If Notes are issued upon the transfer, exchange or replacement of Notes bearing the restricted Notes legends set forth in Exhibit A attached hereto, the Notes so issued shall bear the restricted Notes legends, and a request to remove such restricted Notes legends from Notes shall not be honored unless there is delivered to the Issuer such satisfactory evidence, which may include an Opinion of Counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuer, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the U.S. Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuer, shall (or shall direct the authenticating agent to) authenticate and deliver Notes that do not bear the legend.

(d)               The Trustee and the Agents shall have no responsibility for any actions taken or not taken by DTC, Euroclear or Clearstream, as the case may be.

(e)               Notwithstanding anything to the contrary in this Section 2.06, the Issuer is not required to register the transfer of any Definitive Registered Notes:

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(i)   for a period of 15 days prior to any date fixed for the redemption of the Notes;

(ii)   for a period of 15 days immediately prior to the date fixed for selection of Notes to be redeemed in part;

(iii)   for a period of 15 days prior to the Record Date with respect to any Interest Payment Date; and

(iv)   which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer.

Section 2.07          Replacement Notes. If a mutilated Definitive Registered Note is surrendered to the Registrar or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall (or shall direct the authenticating agent to), upon receipt of an Issuer Order, authenticate a replacement Note in such form as the Note mutilated, lost, destroyed or wrongfully taken if the Holder satisfies any other reasonable requirements of the Issuer and any requirement of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Transfer Agent, the Registrar and any co-Registrar, and any authenticating agent, from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.

In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note shall be an additional obligation of the Issuer.

The provisions of this Section 2.07 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes.

Section 2.08          Outstanding Notes. Notes outstanding at any time are all Notes authenticated by or on behalf of the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the Note that has been replaced is held by a bona fide purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, interest and Additional Amounts, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders

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on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.09          Notes Held by Issuer. In determining whether the Holders of the required principal amount of Notes have concurred in any direction or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer, by any Guarantor or by any Affiliate thereof shall be disregarded and treated as if they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer or any of its Affiliates.

Section 2.10          Definitive Registered Notes.

(a)               A Global Note deposited with a custodian for DTC pursuant to Section 2.01 shall be transferred in whole to the Beneficial Owners thereof in the form of Definitive Registered Notes only if such transfer complies with Section 2.06 and (i) DTC notifies the Issuer that it is unwilling or unable to continue to act as depositary for such Global Note or DTC ceases to be registered as a clearing agency under the U.S. Exchange Act, and in each case a successor depositary is not appointed by the Issuer within 120 days of such notice, (ii) the Issuer, at its option, executes and delivers to the Trustee an Officer’s Certificate stating that such Global Note shall be so exchangeable or (iii) the owner of a Book-Entry Interest requests such an exchange in writing delivered through DTC following an Event of Default under this Indenture. Notice of any such transfer shall be given by the Issuer in accordance with the provisions of Section 12.01(a).

(b)               Any Global Note that is transferable to the Beneficial Owners thereof in the form of Definitive Registered Notes pursuant to this Section 2.10 shall be surrendered by the custodian for DTC, to the Transfer Agent, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall itself or via the authenticating agent authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount at maturity of Notes of authorized denominations in the form of Definitive Registered Notes. Any portion of a Global Note transferred or exchanged pursuant to this Section 2.10 shall be executed, authenticated and delivered only in registered form in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof and registered in such names as DTC may direct. Subject to the foregoing, a Global Note is not exchangeable except for a Global Note of like denomination to be registered in the name of DTC or its nominee. In the event that a Global Note becomes exchangeable for Definitive Registered Notes, payment of principal, premium, if any, and interest on the Definitive Registered Notes will be payable, and the transfer of the Definitive Registered Notes will be registrable, at the office or agency of the Issuer maintained for such purposes in accordance with Section 2.03. Such Definitive Registered Notes shall bear the applicable legends set forth in Exhibit A attached hereto.

(c)               In the event of the occurrence of any of the events specified in Section 2.10(a), the Issuer shall promptly make available to the Trustee and the authenticating agent a

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reasonable supply of Definitive Registered Notes in definitive, fully registered form without interest coupons.

Section 2.11          Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, in accordance with its customary procedures, and no one else shall cancel (subject to the record retention requirements of the U.S. Exchange Act and the Trustee’s retention policy) all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such cancelled Notes in its customary manner. Except as otherwise provided in this Indenture, the Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.12          Defaulted Interest. Any interest on any Note that is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Notes and this Indenture (all such interest herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a)               The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer may deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest; or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. In addition, the Issuer shall fix a special record date for the payment of such Defaulted Interest, such date to be not more than 15 days and not less than 10 days prior to the proposed payment date and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment date. The Issuer shall promptly but, in any event, not less than 15 days prior to the special record date, notify the Trustee of such special record date and, in the name and at the expense of the Issuer, the Trustee shall cause notice of the proposed payment date of such Defaulted Interest and the special record date therefor to be delivered first-class, postage prepaid to each Holder as such Holder’s address appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment date of such Defaulted Interest and the special record date therefor having been so delivered, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date and shall no longer be payable pursuant to clause (b) below.

(b)               The Issuer may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment date pursuant to this clause, such manner of payment shall be deemed reasonably practicable.

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Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13          Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.14          ISIN and CUSIP. The Issuer in issuing the Notes may use ISIN and CUSIP numbers (if then generally in use), and, if so, the Trustee shall use ISIN and CUSIP numbers, as appropriate, in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in the ISIN or CUSIP numbers.

Section 2.15          Issuance of Additional Notes. The Issuer may, subject to Section 4.06 of this Indenture, issue Additional Notes under this Indenture in accordance with the procedures of Section 2.02. Except as provided herein, the Original Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

ARTICLE Three
REDEMPTION; OFFERS TO PURCHASE

Section 3.01          Right of Redemption. The Issuer may redeem all or any portion of the Notes upon the terms and at the Redemption Prices set forth in the Notes. Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of this Article Three.

Section 3.02          Notices to Trustee. If the Issuer elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the record date, the principal amount of Notes to be redeemed, the Redemption Price and the paragraph of the Notes pursuant to which the redemption will occur.

The Issuer shall give each notice to the Trustee provided for in this Section 3.02 in writing at least 10 days before the date notice is delivered to the Holders pursuant to Section 3.04 unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate from the Issuer to the effect that such redemption will comply with the conditions herein. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee unless the Trustee consents to a shorter period.

Section 3.03          Selection of Notes to Be Redeemed. If fewer than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed by a method that complies with the requirements, as certified to it by the Issuer, of the principal securities exchange, if any, on which the Notes are listed at such time, and in compliance with the requirements of DTC or, if the Notes are not listed on a securities exchange, or such securities exchange prescribes no method of selection and the Notes are not held through DTC or DTC prescribes no method of

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selection, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $2,000.

For Notes which are represented by global certificates held on behalf of DTC, if the Notes are selected for redemption on a pro rata basis, the Notes to be redeemed shall be selected in accordance with DTC procedures on a “Pro Rata Pass-Through Distribution of Principal” basis. If the Trustee does not provide the necessary information and identify the redemption as on a “Pro Rata Pass-Through Distribution of Principal Basis,” the Notes shall be selected for redemption by lot in accordance with DTC procedures.

The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. The Trustee may select for redemption portions equal to $1,000 in principal amount and any integral multiple thereof; provided that no Notes of $2,000 in principal amount or less may be redeemed in part. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly in writing of the Notes or portions of Notes to be called for redemption.

The Trustee shall not be liable for selections made in accordance with the provisions of this Section 3.03 or for selections made by DTC.

Section 3.04          Notice of Redemption.

(a)               At least 10 days but not more than 60 days before a date for redemption of of the Notes, the Issuer shall deliver a notice of redemption by first-class mail to each Holder to be redeemed at its address contained in the Security Register or electronically if such Notes are held by DTC, as applicable, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture, and shall comply with the provisions of Section 12.01(b).

(b)               The notice shall identify the Notes to be redeemed (including ISIN and CUSIP numbers) and shall state:

(i)   the Redemption Date and the record date;

(ii)   the appropriate calculation of the Redemption Price and the amount of accrued interest, if any, and Additional Amounts, if any, to be paid;

(iii)   the name and address of the Paying Agent;

(iv)   that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any, and Additional Amounts, if any;

(v)   that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note,

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a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued;

(vi)   that, if any Note contains an ISIN or CUSIP number, no representation is being made as to the correctness of such ISIN or CUSIP number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes;

(vii)   that, unless the Issuer and the Guarantors default in making such redemption payment, interest on the Notes (or portion thereof) called for redemption shall cease to accrue on and after the Redemption Date; and

(viii)   the paragraph of the Notes or section of this Indenture pursuant to which the Notes called for redemption are being redeemed.

At the Issuer’s written request, the Trustee shall give a notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the notice and the other information required by this Section 3.04.

For Notes which are represented by global certificates held on behalf of DTC, notices may be given by delivery of the relevant notices to DTC for communication to entitled account holders in substitution for the aforesaid delivery.

(c)               Notice of any redemption upon or following any corporate transaction or other event (including any Equity Offering, incurrence of Indebtedness, Change of Control or other transaction) may be given prior to the completion thereof, and any redemption or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. If any redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in the Issuer’s discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in the Issuer’s discretion) by the Redemption Date, or by the Redemption Date as so delayed, and/or that such notice may be rescinded at any time by the Issuer if the Issuer determines in its discretion that any or all of such conditions will not be satisfied (or waived). The Issuer will provide notice of any such delay, non-occurrence or rescission in substantially the same manner the applicable notice of redemption was provided. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

Section 3.05          Deposit of Redemption Price. On the Redemption Date, by no later than 12:00 p.m. (New York, New York time) on that date, the Issuer shall deposit or cause to be deposited with the Paying Agent (or, if the Issuer or any of its Affiliates is the Paying Agent, shall segregate and hold in trust) a sum in same day funds sufficient to pay the Redemption Price of and accrued interest and Additional Amounts, if any, on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have previously been delivered by the

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Issuer to the Trustee for cancellation. The Paying Agent shall return to the Issuer following a written request by the Issuer any money so deposited that is not required for that purpose.

Section 3.06          Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided below, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Issuer shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes) such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Issuer at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Record Date.

Notice of redemption shall be deemed to be given when delivered, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

Section 3.07          Notes Redeemed in Part.

(a)               Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the relevant Registrar who shall make a notation on the relevant Security Register to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided that each such Global Note shall be in a principal amount at final Stated Maturity of $2,000 or an integral multiple of $1,000 in excess thereof.

(b)               Upon surrender and cancellation of a Definitive Registered Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and canceled; provided that each such Definitive Registered Note shall be in a principal amount at final Stated Maturity of $2,000 or an integral multiple of $1,000 in excess thereof.

Section 3.08          Redemption for Changes in Taxes. The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ prior written notice to the Holders of the Notes (which notice shall be irrevocable and given in accordance with the procedures set forth in Section 3.04), at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuer for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes or Note Guarantee, the

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Issuer or any Guarantor is or would be required to pay Additional Amounts (but, in the case of a Guarantor, only if the payment giving rise to such requirement cannot be made by the Issuer or another Guarantor without the obligation to pay Additional Amounts), and the Issuer or the relevant Guarantor cannot avoid any such payment obligation by taking reasonable measures available (including, for the avoidance of doubt, appointment of a new Paying Agent but excluding the reincorporation or reorganization of the Issuer or any Guarantor), and the requirement arises as a result of:

(a)               any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the relevant Tax Jurisdiction which change or amendment is announced and becomes effective after the date of the Offering Memorandum (or if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the date of the Offering Memorandum, after such later date); or

(b)               any change in, or amendment to, the official application, administration or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change or amendment is announced and becomes effective after the date of the Offering Memorandum (or if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the date of the Offering Memorandum, after such later date) (each of the foregoing clauses (a) and (b), a “Change in Tax Law”).

The Issuer shall not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to make such payment or Additional Amounts if a payment in respect of the Notes or Note Guarantee were then due and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Prior to the delivery of any notice of redemption of the Notes pursuant to the foregoing, the Issuer shall deliver the Trustee an opinion of independent tax counsel of recognized standing qualified under the laws of the relevant Tax Jurisdiction (which counsel shall be reasonably acceptable to the Trustee) to the effect that there has been a Change in Tax Law which would entitle the Issuer to redeem the Notes hereunder. In addition, before the Issuer delivers a notice of redemption of the Notes as described above, it shall deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Issuer or the relevant Guarantor taking reasonable measures available to it.

The Trustee will accept and shall be entitled to rely on such Officer’s Certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions as described above, in which event it will be conclusive and binding on all of the Holders.

The foregoing provisions of this Section 3.08 will apply, mutatis mutandis, to any successor of the Issuer (or any Guarantor) with respect to a Change in Tax Law occurring after the time such Person becomes successor to the Issuer (or any Guarantor).

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ARTICLE Four
COVENANTS

Section 4.01          Payment of Notes. The Issuer and the Guarantors, jointly and severally, covenant and agree for the benefit of the Holders that they shall duly and punctually pay the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Subject to Section 2.04, principal, premium, if any, interest and Additional Amounts, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Issuer or any of its Affiliates) holds, as of 10:00 a.m. (New York, New York time) on the due date, in accordance with this Indenture, money sufficient to pay all principal, premium, if any, interest and Additional Amounts, if any, then due. If the Issuer or any of its Affiliates acts as Paying Agent, principal, premium, if any, interest and Additional Amounts, if any, shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.04.

The Issuer or the Guarantors shall pay interest on overdue principal at the rate specified therefor in the Notes. The Issuer or the Guarantors shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02          Corporate Existence. Subject to Article Five, the Issuer and each Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate, partnership, limited liability company or other existence and the rights (charter and statutory), licenses and franchises of the Issuer and each Guarantor; provided that the Issuer and the Guarantors shall not be required to preserve any such right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Guarantors as a whole.

Section 4.03          Maintenance of Properties. The Company shall cause all properties owned by the Issuer or any Guarantor or used or held for use in the conduct of the Issuer’s business or the business of any Guarantor to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.03 shall prevent the Issuer or any Guarantor from discontinuing the maintenance of any such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of the business of the Issuer and the Guarantors as a whole.

Section 4.04          Insurance. The Issuer and the Guarantors shall maintain insurance with carriers believed by the Company to be responsible, against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and coinsurance provisions, as the Company believes are customarily carried by businesses similarly situated and owning like properties, including as appropriate general liability, property and casualty loss insurance (but on the basis that the Issuer and the Guarantors self-insure Vessels for certain war risks); provided that in no event shall the Issuer and the Guarantors be required to obtain any business interruption, loss of hire or delay in delivery insurance.

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Section 4.05          Statement as to Compliance.

(a)               The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year or within 14 days of written request by the Trustee, an Officer’s Certificate stating that in the course of the performance by the signer of its duties as an Officer of the Company he would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period and, if any, specifying such Default, its status and what action the Company is taking or proposed to take with respect thereto. For purposes of this Section 4.05(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)               If the Company shall become aware that (i) any Default or Event of Default has occurred and is continuing or (ii) any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall promptly, and in any event within 30 days, deliver to the Trustee an Officer’s Certificate specifying such event, notice or other action (including any action the Company is taking or propose to take in respect thereof).

Section 4.06          Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)               The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not and will not permit any Restricted Subsidiary to issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)               Section 4.06(a) shall not, however, prohibit the incurrence of any of the following items of Indebtedness, without duplication (collectively, “Permitted Debt”):

(1)       (i) Indebtedness, including under the Credit Facilities, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 4.06(b)(1)(i), not to exceed the greater of $4,500.0 million and 8.6% of Total Tangible Assets of the Company, (ii) Indebtedness, including under the EIB Facility, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 4.06(b)(1)(ii), not to exceed the greater of €203.4 million and

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0.6% of Total Tangible Assets of the Company, (iii) Indebtedness, including under the Existing Revolving Facility, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 4.06(b)(1)(iii), not to exceed the greater of (x) the sum of $1,700.0 million, €1,000.0 million and £300.0 million and (y) 7.3% of Total Tangible Assets of the Company, (iv) Indebtedness, including under the 2027 First-Priority Secured Notes, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 4.06(b)(1)(iv), not to exceed the greater of $192.0 million and 0.5% of Total Tangible Assets of the Company, (v) Indebtedness, including under the Existing Term Loan Facility, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 4.06(b)(1)(v), not to exceed the greater of (x) the sum of $4,160.0 million and €800.0 million and (y) 10.0% of Total Tangible Assets of the Company, (vi) Indebtedness, including under the 2026 Second-Priority Secured Notes, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 4.06(b)(1)(vi), not to exceed the greater of (x) the sum of $775.0 million and €425.0 million and (y) 2.6% of Total Tangible Assets of the Company, (vii) Indebtedness, including under the 2027 Second-Priority Secured Notes, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to Section 4.06(b)(1)(vii), not to exceed the greater of $900.0 million and 1.7% of Total Tangible Assets of the Company and (viii) Indebtedness, including under the 2028 First-Priority Secured Notes, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 4.06(b)(1)(viii), not to exceed the greater of $2,405.5 million and 4.7% of Total Tangible Assets of the Company;

(2)       the incurrence by the Company and its Restricted Subsidiaries of (i) Existing Indebtedness (other than Indebtedness under the Convertible Notes, the EIB Facility, the Existing Revolving Facility, the Existing Term Loan Facility, the Existing First-Priority Secured Notes, the Existing Second-Priority Secured Notes and the Existing Unsecured Notes), (ii) Indebtedness, including under the 2026 Unsecured Notes, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 4.06(b)(2)(ii), not to exceed the greater of (x) the sum of $1,450.0 million and €500.0 million and (y) 4.0% of Total Tangible Assets of the Company, (iii) Indebtedness, including under the 2027 Unsecured Notes, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 4.06(b)(2)(iii), not to exceed the greater of $3,500.0 million and 6.7% of Total Tangible Assets of the Company, (iv) Indebtedness, including under the 2029 Unsecured Notes, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 4.06(b)(2)(iv), not to exceed the greater of $2,000.0 million and 3.9% of Total Tangible Assets of the Company, (v) Indebtedness, including under the 2030 Unsecured Notes, in an aggregate principal amount at any time

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outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 4.06(b)(2)(v), not to exceed the greater of $1,000.0 million and 2.04% of Total Tangible Assets of the Company and (vi) Indebtedness, including under the Convertible Notes and the related Guarantees, in an aggregate principal at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 4.06(b)(2)(vi), not to exceed the greater of $2,012.5 million and 4.0% of Total Tangible Assets of the Company;

(3)       the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes issued on the Issue Date and the related Note Guarantees;

(4)       the incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Attributable Debt, Capital Lease Obligations, mortgage financings or purchase money obligations, the issuance by the Company or any Restricted Subsidiary of Disqualified Stock and the issuance by any Restricted Subsidiary of preferred stock, in each case, incurred or issued for the purpose of financing all or any part of the purchase price, lease expense, charter hire, rental payments or cost of design, construction, installation, repair, replacement or improvement of property (including Vessels), plant or equipment or other assets (including Capital Stock) used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount or liquidation preference, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock or preferred stock issued pursuant to this clause (4), not to exceed the greater of $600.0 million and 1.5% of Total Tangible Assets at any time outstanding (it being understood that any such Indebtedness may be incurred and such Disqualified Stock and preferred stock may be issued after the acquisition, purchase, charter, leasing or rental or the design, construction, installation, repair, replacement or the making of any improvement with respect to any asset (including Vessels)); provided that the principal amount of any Indebtedness, Disqualified Stock or preferred stock permitted under this clause (4) did not in each case at the time of incurrence exceed, together with amounts previously incurred and outstanding under this clause (4) with respect to any applicable Vessel, (i) in the case of a completed Vessel, the book value and (ii) in the case of an uncompleted Vessel, 80% of the contract price for the acquisition or construction of such Vessel, in the case of this clause (ii), as determined on the date on which the agreement for acquisition or construction of such Vessel was entered into by the Company or its Restricted Subsidiary, plus any other Ready for Sea Cost of such Vessel plus 100% of any related export credit insurance premium;

(5)       the incurrence by the Company or any Restricted Subsidiary of Indebtedness, the issuance by the Company or any Restricted Subsidiary of Disqualified Stock and the issuance by any Restricted Subsidiary of preferred stock in connection with any New Vessel Financing in an aggregate principal amount at any one time outstanding (including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock or preferred stock issued under this clause (5)) not exceeding the New Vessel Aggregate Secured Debt Cap as calculated on the date of the relevant incurrence under this clause (5);

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(6)        Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge, any Indebtedness (other than intercompany Indebtedness, Disqualified Stock or preferred stock) that was permitted to be incurred under Section 4.06(a) or clause (1), (2), (3), (4), (5), (6), (12) or (18) of this Section 4.06(b);

(7)       the incurrence by the Company or any Restricted Subsidiary of intercompany Indebtedness between or among the Company or any Restricted Subsidiary; provided that:

(A)             if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be unsecured and ((i) except in respect of the intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Company and its Restricted Subsidiaries and (ii) only to the extent legally permitted (the Company and its Restricted Subsidiaries having completed all procedures required in the reasonable judgment of directors or officers of the obligee or obligor to protect such Persons from any penalty or civil or criminal liability in connection with the subordination of such Indebtedness)) expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

(B)              (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

(8)       the issuance by the Company or any Restricted Subsidiary to the Company or to any of its Restricted Subsidiaries of Disqualified Stock or preferred stock; provided that (i) any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Stock or preferred stock being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Disqualified Stock or preferred stock to a Person that is not either the Company or a Restricted Subsidiary, will be deemed, in each case, to constitute an issuance of such Disqualified Stock or preferred stock that was not permitted by this clause (8);

(9)       the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations not for speculative purposes;

(10)                    the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.06; provided that, in each case, if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes

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or a Note Guarantee, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(11)                    the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (i) in respect of workers’ compensation claims, self-insurance obligations, captive insurance companies and bankers’ acceptances in the ordinary course of business; (ii) in respect of letters of credit, surety, bid, performance, travel or appeal bonds, completion guarantees, judgment, advance payment, customs, VAT or other tax guarantees or similar instruments issued in the ordinary course of business of such Person or consistent with past practice or industry practice (including as required by any governmental authority) and not in connection with the borrowing of money, including letters of credit or similar instruments in respect of self-insurance and workers compensation obligations, or for the protection of customer deposits or credit card payments; provided, however, that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; (iii) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within 30 days; and (iv) consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business;

(12)                    Indebtedness, Disqualified Stock or preferred stock (i) of any Person outstanding on the date on which such Person becomes a Restricted Subsidiary or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Company or any Restricted Subsidiary or (ii) incurred or issued to provide all or any portion of the funds used to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary; provided, however, with respect to this clause (12), that at the time of the acquisition or other transaction pursuant to which such Indebtedness, Disqualified Stock or preferred stock was deemed to be incurred or issued, (x) the Company would have been able to incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.06(a) after giving pro forma effect to the relevant acquisition or other transaction and the incurrence of such Indebtedness or issuance of such Disqualified Stock or preferred stock pursuant to this clause (12) or (y) the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or Disqualified Stock or preferred stock is issued pursuant to this clause (12), taken as one period, would not be less than it was immediately prior to giving pro forma effect to such acquisition or other transaction and the incurrence of such Indebtedness or issuance of such Disqualified Stock or preferred stock;

(13)                    Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for customary indemnification, obligations in respect of earnouts or other adjustments of purchase price or, in each case, similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Equity Interests of a Subsidiary; provided that (in the case of a disposition) the maximum liability of the Company and its Restricted Subsidiaries in respect of all such Indebtedness shall at no time exceed the gross proceeds, including the Fair Market Value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value),

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actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(14)                    the incurrence by the Company or any Restricted Subsidiary of Indebtedness in the form of Unearned Customer Deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(15)                    Indebtedness of the Company or any Restricted Subsidiary incurred in connection with credit card processing arrangements or other similar payment processing arrangements entered into in the ordinary course of business;

(16)                    the incurrence by the Company or any Restricted Subsidiary of Indebtedness, the issuance by the Company or any Restricted Subsidiary of Disqualified Stock and the issuance by any Restricted Subsidiary of preferred stock to finance the replacement (through construction or acquisition) of a Vessel upon an Event of Loss of such Vessel in an aggregate amount no greater than the Ready for Sea Cost for such replacement Vessel, in each case less all compensation, damages and other payments (including insurance proceeds other than in respect of business interruption insurance) received by the Company or any of its Restricted Subsidiaries from any Person in connection with such Event of Loss in excess of amounts actually used to repay Indebtedness secured by the Vessel subject to such Event of Loss and any costs and expenses incurred by the Company or any of its Restricted Subsidiaries in connection with such Event of Loss;

(17)                    the incurrence by the Company or any Restricted Subsidiary of Indebtedness in relation to (a) regular maintenance required on any port or other facilities or any of the Vessels owned or chartered by the Company or any of its Restricted Subsidiaries, and (b) any expenditures that are, or are reasonably expected to be, recoverable from insurance on such Vessels or facilities;

(18)                    the incurrence of Indebtedness by the Company or any Restricted Subsidiary of Indebtedness, the issuance by the Company or any Restricted Subsidiary of Disqualified Stock and the issuance by any Restricted Subsidiary of preferred stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock or preferred stock issued pursuant to this clause (18), not to exceed the greater of $3,500.0 million and 6.7% of Total Tangible Assets;

(19)                    Indebtedness existing solely by reason of Permitted Liens described in clause (29) of the definition thereof;

(20)                    guarantees of passenger volume or port fees in the ordinary course of business; and

(21)                    any bareboat charter, lease or similar arrangements between or among the Company, any of its Restricted Subsidiaries and/or any joint venture or similar arrangement.

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(c)               Neither the Issuer nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes or the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor solely by virtue of being unsecured.

(d)               For purposes of determining compliance with this Section 4.06, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (21) of Section 4.06(b), or is entitled to be incurred pursuant to Section 4.06(a), Carnival Corp., in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses and will be permitted on the date of such incurrence to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 4.06(a) and (b) and from time to time to reclassify or redivide (as if incurred at such later time) all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.06.

(e)               In connection with the incurrence or issuance, as applicable, of (x) revolving loan Indebtedness or (y) any commitment relating to the incurrence or issuance of Indebtedness, Disqualified Stock or preferred stock, in each case, in compliance with this Section 4.06, and the granting of any Lien to secure such Indebtedness, Carnival Corp. may, at its option, designate such incurrence or issuance and the granting of any Lien therefor as having occurred on the date of first incurrence of such revolving loan Indebtedness or commitment (such date, the “Deemed Date”), and any related subsequent actual incurrence or issuance and granting of such Lien therefor will be deemed for all purposes under this Indenture to have been incurred or issued and granted on such Deemed Date, including, without limitation, for purposes of calculating the Fixed Charge Coverage Ratio, usage of any baskets described herein (if applicable), the Consolidated Total Leverage Ratio, the Loan-to-Value Ratio and Consolidated EBITDA (and all such calculations on and after the Deemed Date until the termination or funding of such commitment shall be made on a pro forma basis giving effect to the deemed incurrence or issuance, the granting of any Lien therefor and related transactions in connection therewith). For the avoidance of doubt, for purposes of this Indenture, all Indebtedness outstanding on the Issue Date under the Existing Revolving Facility is deemed to have been incurred on the Deemed Date of March 18, 2020 pursuant to this Section 4.06(e) and allocated as having been incurred pursuant to Section 4.06(a).

(f)                The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock, the accretion of liquidation preference and the increase in the amount of Indebtedness outstanding solely as a result of fluctuations in exchange rates or currency values will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.06; provided, in each such case, that the amount

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of any such accrual, accretion, amortization, payment, reclassification or increase is included in the Fixed Charges of the Company as accrued.

(g)               For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a different currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred or, in the case of Indebtedness incurred under a revolving credit facility and at the option of Carnival Corp., first committed; provided that (a) if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than U.S. dollars, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing indebtedness does not exceed the aggregate principal amount of such Indebtedness being refinanced; and (b) if and for so long as any Indebtedness is subject to a Hedging Obligation with respect to the currency in which such Indebtedness is denominated covering principal amounts payable on such Indebtedness, the amount of such Indebtedness, if denominated in U.S. dollars, will be the amount of the principal payment required to be made under such Hedging Obligation and, otherwise, the U.S. dollar-equivalent of such amount plus the U.S. dollar-equivalent of any premium which is at such time due and payable but is not covered by such Hedging Obligation.

(h)               Notwithstanding any other provision of this Section 4.06, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.06 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which such refinancing indebtedness is denominated that is in effect on the date of such refinancing.

(i)                 The amount of any Indebtedness outstanding as of any date will be:

(i)   in the case of any Indebtedness issued with original issue discount, the amount of the liability in respect thereof determined in accordance with GAAP;

(ii)   the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(iii)   in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)             the Fair Market Value of such assets at the date of determination; and

(B)              the amount of the Indebtedness of the other Person.

Section 4.07          Liens.

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(a)               The Company shall not and shall not cause or permit any of the Guarantors to, directly or indirectly, create, incur, assume or otherwise cause to exist or become effective any Lien of any kind securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, except:

(1) Permitted Liens; and

(2) a Lien on such property or assets that is not a Permitted Lien (each Lien under clause (2), a “Triggering Lien”) if, contemporaneously with (or prior to) the incurrence of such Triggering Lien, all Note Obligations are secured on an equal and ratable basis with or on a senior basis to the Indebtedness so secured until such time as such Indebtedness is no longer secured by such Triggering Lien; provided that (i) if the Indebtedness secured by such Triggering Lien is subordinate or junior in right of payment to the Notes or a Note Guarantee, as the case may be, then such Triggering Lien securing such Indebtedness shall be subordinate or junior in priority to the Lien securing the Note Obligations and (ii) if any Secured Indebtedness is also required to be secured by Liens on such property or assets pursuant to provisions in the Secured Indebtedness Documents that are similar to this clause (2), the Liens on such property or assets securing the Note Obligations may rank junior in priority to the Liens on such property or assets securing such Secured Indebtedness pursuant to a Customary Intercreditor Agreement.

For purposes of determining compliance with this Section 4.07, (A) Liens securing Indebtedness and obligations need not be incurred solely by reference to one category of Permitted Liens (or subparts thereof) but are permitted to be incurred in part under any combination thereof, and (B) in the event that a Lien meets the criteria of one or more of the categories of Permitted Liens (or subparts thereof), Carnival Corp. shall, in its sole discretion, classify, divide or later reclassify or redivide (as if incurred at such later time) such Lien (or any portions thereof) in any manner that complies with the definition of Permitted Liens, and such Lien (or portions thereof, as applicable) will be treated as having been incurred pursuant to such clause, clauses or subparts of the definition of Permitted Liens (and in the case of a subsequent division, classification or reclassification, such Lien shall cease to be divided or classified as it was prior to such subsequent division, classification or reclassification).

To the extent that any Liens are imposed pursuant to Section 4.07(a)(2) (the “Equal and Ratable Provision”) on any assets or property to secure the Note Obligations, (i) Permitted Liens may be of any priority (including senior in priority) relative to any Liens imposed under the Equal and Ratable Provision, and (ii) additional Liens may be granted on any such asset or property, which additional Liens may be senior, pari passu or junior in priority to the Liens on such asset or property securing the Note Obligations, in each case subject to any limitations or requirements set forth in the Equal and Ratable Provision. The Trustee (or any applicable security agent following the imposition of such liens under the Equal and Ratable Provision) shall enter into a Customary Intercreditor Agreement with respect to such permitted senior Liens, pari passu Liens, junior Liens and Liens imposed pursuant to the Equal and Ratable Provision, if any, in each case, upon being provided with an Officer’s Certificate and an opinion of counsel stating that such Customary Intercreditor Agreement is permitted under this Indenture, each in form and substance reasonably satisfactory to the Trustee (or the applicable security agent) and upon which the Trustee (or the applicable security agent) may conclusively rely.

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(b)               With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Company, the payment of dividends on preferred stock in the form of additional shares of preferred stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness. For the avoidance of doubt, any Lien that is permitted under this Indenture to secure Indebtedness shall also be permitted to secure any obligations related to such Indebtedness.

(c)               Any Lien created in favor of this Indenture and the Notes or a Note Guarantee pursuant to the Equal and Ratable Provision will be automatically and unconditionally released and discharged upon the release and discharge of the Triggering Lien to which it relates.

Section 4.08          Restricted Payments.

(a)               The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(A)                       declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as holders of such Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or in Subordinated Shareholder Funding and other than dividends or distributions payable to the Company or a Restricted Subsidiary);

(B)                       purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent entity of the Company;

(C)                       make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Issuer or any Guarantor that is expressly contractually subordinated in right of payment to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except (i) a payment of principal at the Stated Maturity thereof or (ii) the purchase, repurchase, redemption, defeasance or other acquisition of Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or scheduled maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other

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acquisition, or make any cash interest payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Shareholder Funding; or

(D)                       make any Restricted Investment

(all such payments and other actions set forth in these clauses (A) through (D) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(i)   no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(ii)   after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, the Company would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.06(a);

(iii)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the RP Date (excluding Restricted Payments permitted by clauses (1) (without duplication of amounts paid pursuant to any other clause of Section 4.08(b)), (2), (3), (4), (5), (6), (7), (8), (9), (10) and (11) of Section 4.08(b)), is less than the sum, without duplication, of:

(A)             50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the first day of the fiscal quarter commencing immediately following the fiscal quarter in which the RP Date occurred to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B)              100% of the aggregate net cash proceeds and the Fair Market Value of other assets received by the Company since the RP Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or Subordinated Shareholder Funding or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or any Restricted Subsidiary or convertible or exchangeable debt securities of the Company or any Restricted Subsidiary, in each case that have been converted into or exchanged for Equity Interests of the Company or Subordinated Shareholder Funding (other than (x) net cash proceeds and marketable securities received from an issuance or sale of Equity Interests, Disqualified Stock or convertible or exchangeable debt securities sold to a Subsidiary of the Company, (y) net cash proceeds and marketable securities received from an issuance or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into, exchanged or redeemed for Disqualified Stock and (z) net cash proceeds and marketable securities to the extent any Restricted Payment has been made from such proceeds pursuant to Section 4.08(b)(4)); plus

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(C)              to the extent that any Restricted Investment that was made after the RP Date is (i) sold, disposed of or otherwise cancelled, liquidated or repaid, 100% of the aggregate amount received in cash and the Fair Market Value of marketable securities received; or (ii) made in an entity that subsequently becomes a Restricted Subsidiary, 100% of the Fair Market Value of such Restricted Investment as of the date such entity becomes a Restricted Subsidiary; plus

(D)             to the extent that any Unrestricted Subsidiary of the Company designated as such after the RP Date is redesignated as a Restricted Subsidiary, or is merged or consolidated into the Company or a Restricted Subsidiary, or all of the assets of such Unrestricted Subsidiary are transferred to the Company or a Restricted Subsidiary, in each case, after the RP Date, the Fair Market Value of the Restricted Investments of the Company and its Restricted Subsidiaries in such Subsidiary as of the date of such redesignation, merger, consolidation or transfer of assets to the extent such investments reduced the restricted payments capacity under this Section 4.08(a)(iii) and were not previously repaid or otherwise reduced; provided, however, that no amount will be included in Consolidated Net Income of the Company for purposes of the preceding clause (A) to the extent that it is included under this clause (D); plus

(E)              100% of any dividends or distributions received by the Company or a Restricted Subsidiary after the RP Date from an Unrestricted Subsidiary to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Company for such period (excluding, for the avoidance of doubt, repayments of, or interest payments in respect of, any Permitted Investment pursuant to clause (16) of the definition thereof); and

(iv)   the Consolidated Total Leverage Ratio of the Company and its Restricted Subsidiaries would not have been greater than 5.00:1.00 on a pro forma basis.

(b)               The preceding provisions will not prohibit the following (“Permitted Payments”):

(1)       the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or distribution or redemption payment would have complied with the provisions of this Indenture;

(2)               the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or Subordinated Shareholder Funding or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from Section 4.08(a)(iii)(B) and

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will not be considered to be net cash proceeds from an Equity Offering for purposes of Section (6)(c) of the Notes;

(3)       the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4)       so long as no Default or Event of Default has occurred and is continuing, the purchase, repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any current or former officer, director, employee or consultant of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, restricted stock grant, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such purchased, repurchased, redeemed, acquired or retired Equity Interests may not exceed $25.0 million in the aggregate in any twelve-month period with unused amounts being carried over to any subsequent twelve-month period subject to a maximum aggregate amount of $50.0 million being available in any twelve-month period; and provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed the cash proceeds from the sale of Equity Interests of the Company or Subordinated Shareholder Funding, in each case, received by the Company during such twelve-month period, in each case to members of management, directors or consultants of the Company, any of its Restricted Subsidiaries or any of its direct or indirect parent companies to the extent the cash proceeds from the sale of such Equity Interests or Subordinated Shareholder Funding have not otherwise been applied to the making of Restricted Payments pursuant to Section 4.08(a)(iii) or Section 4.08(b)(2) or to an optional redemption of the Notes pursuant to Section 6(c) of the Notes;

(5)       the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(6)       so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary or any preferred stock of any Restricted Subsidiary issued on or after the RP Date in accordance with Section 4.06;

(7)       payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

(8)       the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of its Equity Interests (other than the Company or any Restricted Subsidiary) on no more than a pro rata basis;

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(9)        the making of (i) cash payments made by the Company or any of its Restricted Subsidiaries in satisfaction of the conversion obligation upon conversion of convertible Indebtedness issued in a convertible notes offering and (ii) any payments by the Company or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related capped call, hedge, warrant or other similar transactions (including, for the avoidance of doubt, any payments due upon entering into such transactions);

(10)                    with respect to any Tax period (i) in which any of the Restricted Subsidiaries are members of a consolidated, combined, unitary or similar income Tax group for U.S. federal or applicable state and local, or non-U.S. income Tax purposes (a “Tax Group”) of which a Parent Entity, or any Subsidiary of a Parent Entity, is a common parent, (ii) any Company is a member of a Tax Group of which a Parent Entity (other than such Company), or a Subsidiary of a Parent Entity (other than such Company), is the common parent, or (iii) for which a Restricted Subsidiary or Company is disregarded for U.S. federal income tax purposes as separate from a Parent Entity, or any Subsidiary of a Parent Entity that is a C corporation for U.S. federal income tax purposes, payments by each such Restricted Subsidiary or each such Company, as applicable, in an amount not to exceed the amount of its allocable share of any U.S. federal, state and/or local and/or foreign income Taxes, as applicable, of such Tax Group for such taxable period that are attributable to the income, revenue, receipts or capital of such Restricted Subsidiary or such Company, as applicable, in an aggregate amount not to exceed the amount of such income Taxes that such Restricted Subsidiary or such Company, as applicable, would have paid had it been a standalone corporate tax payer or standalone corporate tax group (without duplication, for the avoidance of doubt, of any such Taxes paid by such Restricted Subsidiary or such Company, as applicable, directly to the relevant taxing authority); and

(11)                    other Restricted Payments in an aggregate amount not to exceed $225.0 million since the RP Date so long as, immediately after giving effect to such Restricted Payment, no Default or Event of Default has occurred and is continuing;

provided that no Restricted Payment shall be made pursuant to any of the foregoing (whether pursuant to the basket set forth in clause (c) above or any Permitted Payments) in the form of any Subject Vessels if the Issuer Senior LTV Ratio would be greater than both (a) 25% and (b) the Issuer Senior LTV Ratio immediately prior to such Restricted Payment, in each case on a pro forma basis after giving effect to such Restricted Payment and any Subject Vessel Replacement in connection therewith.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

For purposes of determining compliance with this Section 4.08, (1) in the event that a proposed Restricted Payment or Investment (or portion thereof) meets the criteria of one or more categories (or subparts thereof) of Permitted Payments or Permitted Investments, or is entitled to be incurred pursuant to Section 4.08(a), Carnival Corp. will be entitled to classify or re-classify

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such payment (or portion thereof) based on circumstances existing on the date of such reclassification in any manner that complies with this Section 4.08, and such payment (or portion thereof) will be treated as having been made pursuant to Section 4.08(a) or such clause or clauses (or subparts thereof) in the definition of Permitted Payments or Permitted Investments, (2) the amount of any return of or on capital from any Investment shall be netted against the amount of such Investment for purposes of determining compliance with this Section 4.08 and (3) payments made among the Company and its Restricted Subsidiaries pursuant to the agreements, constituent documents, guarantees, deeds and other instruments governing the “dual listed company” structure of the Company shall not be deemed to be Restricted Payments.

Section 4.09          Asset Sales.

(a)               The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(1)       the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)       at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof (which determination may be made by Carnival Corp., at its option, either (x) at the time such Asset Sale is approved by Carnival Corp.’s Board of Directors or (y) at the time the Asset Sale is completed). For purposes of this clause (2), each of the following will be deemed to be cash:

(A)             any liabilities, as recorded on the balance sheet of the Company or any Restricted Subsidiary (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes or the Note Guarantees), that are assumed by the transferee of any such assets and as a result of which the Company and its Restricted Subsidiaries are no longer obligated with respect to such liabilities or are indemnified against further liabilities or that are otherwise retired or repaid;

(B)              any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of the Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion;

(C)              any Capital Stock or assets of the kind referred to in Section 4.09(b)(2) or (4);

(D)             Indebtedness (other than Indebtedness that is by its terms subordinated to the Notes or the Note Guarantees) of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that Carnival plc and each other Restricted Subsidiary are released from any Guarantee of such Indebtedness in connection with such Asset Sale;

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(E)              consideration consisting of Indebtedness of the Company or any Guarantor received from Persons who are not the Company or any Restricted Subsidiary; and

(F)              consideration other than cash, Cash Equivalents or Replacement Assets received by the Company or any Restricted Subsidiary in Asset Sales with a Fair Market Value not exceeding $250.0 million in the aggregate outstanding at any one time.

(b)               Within 450 days after the receipt of any Net Proceeds from an Asset Sale or any Event of Loss, the Company or the applicable Restricted Subsidiary (in the case of the Issuer, subject to the next paragraph), as the case may be, may apply such Net Proceeds:

(1)       to repurchase the Notes pursuant to an offer to all Holders at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to (but not including) the date of purchase (a “Notes Offer”);

(2)       to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business; provided that after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary;

(3)       to make a capital expenditure;

(4)       to acquire other assets (other than Capital Stock) not classified as current assets under GAAP that are used or useful in a Permitted Business;

(5)       to repurchase, prepay, redeem or repay Indebtedness (a) of the Company or a Restricted Subsidiary that is secured by a Lien; provided that in connection with any repurchase, prepayment, redemption or repayment of revolving credit Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment to be permanently reduced in an amount equal to the principal amount so repurchased, prepaid, redeemed or repaid, (b) of a Restricted Subsidiary which is not a Guarantor (other than Indebtedness owed to the Company or a Restricted Subsidiary) or (c) of the Issuer or a Guarantor which is unsecured and which is pari passu with or senior in right of payment to the Notes or any Note Guarantee; provided that, in the case of this clause (c), the Company (or the applicable Restricted Subsidiary) may repurchase, prepay, redeem or repay such pari passu Indebtedness only if the Company (or the applicable Restricted Subsidiary) makes an offer to all Holders to purchase their Notes in accordance with the provisions set forth below for an Asset Sale Offer for an aggregate principal amount of Notes at least equal to the proportion that (x) the total aggregate principal amount of Notes outstanding bears to (y) the sum of the total aggregate principal amount of Notes outstanding plus the total aggregate principal amount outstanding of such pari passu Indebtedness;

(6)       to enter into a binding commitment to apply the Net Proceeds pursuant to clause (2), (3) or (4) of this Section 4.09(b); provided that such binding commitment (or any subsequent commitments replacing the initial commitment that may be cancelled or terminated) shall be treated as a permitted application of the Net

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Proceeds from the date of such commitment until the earlier of (x) the date on which such acquisition or expenditure is consummated (in which case, for the avoidance of doubt, the Net Proceeds used for such acquisition or expenditure shall not constitute Excess Proceeds) and (y) the 180th day following the expiration of the aforementioned 450 day period; or

(7)       any combination of the foregoing.

Notwithstanding the foregoing, upon an Event of Loss or Asset Sale by the Issuer in respect of any Subject Vessel(s), if the Issuer Senior LTV Ratio would be greater than 25% on a pro forma basis after giving effect to such Event of Loss or Asset Sale (i.e., calculated by reference to the remaining Subject Vessels following that Event of Loss or Asset Sale), then the Issuer or the Company will be required to offer to repurchase, pursuant to a Notes Offer or Asset Sale Offer, an aggregate principal amount of the Notes equaling up to 100% of the Net Proceeds received from the relevant Event of Loss or Asset Sale, such that the Issuer Senior LTV Ratio would be no greater than 25% on a pro forma basis after giving effect to such Event of Loss or Asset Sale and the use of proceeds thereof and any Subject Vessel Replacement in connection therewith; provided that if, within 10 days after the Issuer’s receipt of the relevant Net Proceeds the Issuer notifies the Trustee in writing of its intent to replace the Subject Vessel(s) so disposed of within 60 days thereafter (a “Subject Vessel Replacement”), then no such offer to repurchase will be required under this paragraph to the extent that, after giving effect to such Subject Vessel Replacement, the Issuer Senior LTV Ratio would be no greater than 25% on a pro forma basis. To the extent any amounts are applied pursuant to this paragraph, the amount of Net Proceeds required to be applied pursuant to the foregoing provisions of this Section 4.09(b) will be reduced by such amounts.

Pending the final application of any Net Proceeds, the Company (or the applicable Restricted Subsidiary) may temporarily reduce borrowings under any revolving credit facility, or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(c)               Any Net Proceeds from Asset Sales or an Event of Loss that are not applied or invested as provided in Section 4.09(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes as described in Section 4.09(b)(1) or (5) above shall be deemed to have been applied or invested whether or not such Notes Offer is accepted) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $250.0 million (or at an earlier time, at the option of Carnival Corp.), within ten Business Days thereof, the Company will make an offer (an “Asset Sale Offer”) to all Holders and may make an offer to all holders of other unsecured Indebtedness that is pari passu in right of payment with the Notes or any Note Guarantees with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets or events of loss to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price for the Notes in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, prepayment or redemption, subject to the right of Holders on the relevant Record Date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or a Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate

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principal amount of Notes and such other pari passu Indebtedness tendered into (or to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, or if the aggregate amount of Notes tendered pursuant to a Notes Offer exceeds the amount of the Net Proceeds so applied, the Trustee will select the Notes and such other pari passu Indebtedness, if applicable, to be purchased on a pro rata basis (or in the manner provided in Section 3.03), based on the amounts tendered or required to be prepaid or redeemed. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company or the Issuer, as applicable, will comply with the requirements of Rule 14e-1 under the U.S. Exchange Act and any other securities laws and regulations (and rules of any exchange on which the Notes are then listed) to the extent those laws, regulations or rules are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer or a Notes Offer. To the extent that the provisions of any securities laws or regulations or exchange rules conflict with the Asset Sale or Notes Offer provisions of this Indenture, the Company and the Issuer will comply with the applicable securities laws, regulations and rules and will not be deemed to have breached its obligations under the Asset Sale or Notes Offer provisions of this Indenture by virtue of such compliance.

Section 4.10          Transactions with Affiliates.

(a)               The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $100.0 million, unless:

(1)       the Affiliate Transaction is on terms that are, taken as a whole, no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person who is not such an Affiliate; and

(2)       the Issuer delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $250.0 million, a resolution of the Board of Directors of Carnival Corp. set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 4.10 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Carnival Corp. (or in the event there is only one disinterested director, by such disinterested director, or, in the event there are no disinterested directors, by unanimous approval of the members of the Board of Directors of Carnival Corp.).

(b)               Notwithstanding the foregoing, the following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.10(a):

(i)   any employment agreement, collective bargaining agreement, consulting agreement or employee benefit arrangements with any employee, consultant, officer or

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director of the Company or any Restricted Subsidiary, including under any stock option, stock appreciation rights, stock incentive or similar plans, entered into in the ordinary course of business;

(ii)   transactions between or among the Company and/or its Restricted Subsidiaries;

(iii)   transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(iv)   payment of reasonable and customary fees, salaries, bonuses, compensation, other employee benefits and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of Officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

(v)   any issuance of Equity Interests (other than Disqualified Stock) of the Company or any issuance of Subordinated Shareholder Funding;

(vi)   Restricted Payments that do not violate Section 4.08;

(vii)   transactions pursuant to or contemplated by any agreement in effect on the Issue Date and transactions pursuant to any amendment, modification or extension to such agreement, so long as such amendment, modification or extension, taken as a whole, is not materially more disadvantageous to the Holders than the original agreement as in effect on the Issue Date;

(viii)   Permitted Investments (other than Permitted Investments described in clause (16) of the definition thereof);

(ix)   Management Advances;

(x)   transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Company or the Restricted Subsidiaries in the reasonable determination of the members of the Board of Directors of Carnival Corp. or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person;

(xi)   the granting and performance of any registration rights for the Company’s Capital Stock;

(xii)   any contribution to the capital of the Company;

(xiii)   pledges of Equity Interests of Unrestricted Subsidiaries;

(xiv)   transactions with respect to which the Company has obtained an opinion of an accounting, appraisal or investment banking firm of international standing, or other

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recognized independent expert of international standing with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required, stating that the transaction or series of related transactions is (A) fair from a financial point of view taking into account all relevant circumstances or (B) on terms not less favorable than might have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person who is not an Affiliate;

(xv)   transactions made pursuant to the agreements, constituent documents, guarantees, deeds and other instruments governing the “dual listed company” structure of the Company; and

(xvi)   transactions undertaken in good faith (as certified by a responsible financial or accounting officer of Carnival Corp. in an Officer’s Certificate) between the Company and any other Person or a Restricted Subsidiary and any other Person with which the Company or any of its Restricted Subsidiaries files a combined, consolidated, unitary or similar group tax return or which the Company or any of its Restricted Subsidiaries is part of a group for tax purposes that are effected for the purpose of improving the combined, consolidated, unitary or similar group tax efficiency of the Company and its Subsidiaries and not for the purpose of circumventing any provision of this Indenture.

Section 4.11          Purchase of Notes upon a Change of Control.

(a)               If a Change of Control Triggering Event occurs at any time, then the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to purchase such Holder’s Notes (equal to $2,000 principal amount or an integral multiple of $1,000 in excess thereof), at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, on the Notes repurchased to the date of purchase (the “Change of Control Purchase Date”) (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b)               Within 30 days following any Change of Control Triggering Event, the Issuer shall deliver a notice to each Holder of the Notes at such Holder’s registered address or otherwise deliver a notice in accordance with the procedures set forth in Section 3.04, which notice shall state:

(A)             that a Change of Control Triggering Event has occurred, and the date it occurred, and that a Change of Control Offer is being made;

(B)              the circumstances and relevant facts regarding such Change of Control (including, but not limited to, applicable information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control);

(C)              the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is delivered, pursuant to the procedures required by this Indenture and described in such notice;

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(D)             that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date unless the Change of Control Purchase Price is not paid;

(E)              that any Note (or part thereof) not tendered shall continue to accrue interest; and

(F)              any other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance.

(c)               On the Change of Control Purchase Date, the Issuer shall, to the extent lawful:

(i)   accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)   deposit with the paying agent an amount equal to the Change of Control Purchase Price in respect of all Notes or portions of Notes properly tendered; and

(iii)   deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(d)               The Paying Agent shall promptly deliver to each Holder which has properly tendered and so accepted the Change of Control Offer for such Notes, and the Trustee (or an authenticating agent appointed by the Issuer) shall promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. Any Note so accepted for payment will cease to accrue interest on or after the Change of Control Purchase Date. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

(e)               This Section 4.11 will be applicable whether or not any other provisions of this Indenture are applicable.

(f)                If the Change of Control Purchase Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender pursuant to the Change of Control Offer.

(g)               The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) a notice of redemption has been given pursuant to Section 6 of the Notes, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change

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of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(h)               The Issuer shall comply with the requirements of Rule 14e-1 under the U.S. Exchange Act, and any other securities laws and regulations (and rules of any exchange on which the Notes are then listed) to the extent those laws, regulations or rules are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations or exchange rules conflict with the Change of Control provisions of this Indenture, the Issuer shall comply with the applicable securities laws, regulations and rules and will not be deemed to have breached its obligations under this Indenture by virtue of such compliance.

Section 4.12          Additional Amounts.

(a)               All payments made by or on behalf of the Issuer or any of the Guarantors (including, in each case, any successor entity) under or with respect to the Notes or any Note Guarantee shall be made free and clear of and without withholding or deduction for, or on account of, any present or future Taxes unless the withholding or deduction of such Taxes is then required by law. If the Issuer, any Guarantor or any other applicable withholding agent is required by law to withhold or deduct any amount for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction (other than the United States) in which the Issuer or any Guarantor is or was incorporated, engaged in business, organized or resident for tax purposes or any political subdivision thereof or therein or (2) any jurisdiction from or through which any payment is made by or on behalf of the Issuer or any Guarantor (including, without limitation, the jurisdiction of any Paying Agent) or any political subdivision thereof or therein (each of (1) and (2), a “Tax Jurisdiction”) in respect of any payments under or with respect to the Notes or any Note Guarantee, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the Issuer or the relevant Guarantor, as applicable, shall pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received and retained in respect of such payments by each beneficial owner of Notes after such withholding or deduction will equal the respective amounts that would have been received and retained in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts shall be payable with respect to:

(1)               any Taxes, to the extent such Taxes would not have been imposed but for the holder or the beneficial owner of the Notes (or a fiduciary, settlor, beneficiary, partner of, member or shareholder of, or possessor of a power over, the relevant holder, if the relevant holder is an estate, trust, nominee, partnership, limited liability company or corporation) being or having been a citizen or resident or national of, or incorporated, engaged in a trade or business in, being or having been physically present in or having a permanent establishment in, the relevant Tax Jurisdiction or having or having had any other present or former connection with the relevant Tax Jurisdiction, other than any connection arising solely from the acquisition, ownership or disposition of Notes, the exercise or enforcement of rights under such Note, this Indenture or a Note Guarantee, or the receipt of payments in respect of such Note or a Note Guarantee;

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(2)               any Taxes, to the extent such Taxes were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);

(3)               any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;

(4)               any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes or any Note Guarantee;

(5)               any Taxes to the extent such Taxes would not have been imposed or withheld but for the failure of the holder or beneficial owner of the Notes, following the Issuer’s reasonable written request addressed to the holder at least 60 days before any such withholding or deduction would be imposed, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Tax Jurisdiction), but in each case, only to the extent the holder or beneficial owner is legally eligible to provide such certification or documentation;

(6)               any Taxes imposed in connection with a Note presented for payment (where presentation is permitted or required for payment) by or on behalf of a holder or beneficial owner of the Notes to the extent such Taxes could have been avoided by presenting the relevant Note to, or otherwise accepting payment from, another Paying Agent;

(7)               any Taxes imposed on or with respect to any payment by the Issuer or any of the Guarantors to the holder of the Notes if such holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that such Taxes would not have been imposed on such payments had such holder been the sole beneficial owner of such Note;

(8)               any Taxes that are imposed pursuant to current Section 1471 through 1474 of the Code or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States (or any related law or administrative practices or procedures) implementing the foregoing or any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above); or

(9)               any combination of clauses (1) through (8) above.

In addition to the foregoing, the Issuer and the Guarantors shall also pay and indemnify the holder for any present or future stamp, issue, registration, value added, transfer, court or documentary Taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and additions to tax related thereto) which are levied by any jurisdiction on the

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execution, delivery, issuance, or registration of any of the Notes, this Indenture, any Note Guarantee or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the Notes or any Note Guarantee (limited, solely in the case of Taxes attributable to the receipt of any payments, to any such Taxes imposed in a Tax Jurisdiction that are not excluded under clauses (1) through (3) or (5) through (9) above or any combination thereof).

(b)               If the Issuer or any Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any Note Guarantee, the Issuer or the relevant Guarantor, as the case may be, shall deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer or the relevant Guarantor shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificates must also set forth any other information reasonably necessary to enable the Paying Agents to pay Additional Amounts to Holders on the relevant payment date. The Issuer or the relevant Guarantor will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts. The Trustee shall be entitled to rely absolutely on an Officer’s Certificate as conclusive proof that such payments are necessary.

(c)               The Issuer or the relevant Guarantor, if it is the applicable withholding agent, shall make all withholdings and deductions (within the time period) required by law and shall remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Issuer or the relevant Guarantor shall use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. The Issuer or the relevant Guarantor shall furnish to the Trustee (or to a Holder upon request), within 60 days after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Issuer or a Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the Trustee) by such entity.

(d)               Whenever in this Indenture or the Notes there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes or any Note Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e)               This Section 4.12 shall survive any termination, defeasance or discharge of this Indenture, any transfer by a holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuer (or any Guarantor) is incorporated, engaged in business, organized or resident for tax purposes, or any jurisdiction from or through which payment is made under or with respect to the Notes (or any Note Guarantee) by or on behalf of such Person and, in each case, any political subdivision thereof or therein.

Section 4.13          [Reserved] ..

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Section 4.14          [Reserved].

Section 4.15          Limitation on Issuance of Guarantees of Indebtedness.

(a)               The Company will not permit any of its Restricted Subsidiaries (other than Immaterial Subsidiaries) that is not the Issuer or a Guarantor to Guarantee, directly or indirectly, the payment of any obligations of the Company or any other Guarantor under a Credit Facility, the Convertible Notes, the Existing Revolving Facility, the Existing Term Loan Facility, the Existing First-Priority Secured Notes, the Existing Second-Priority Secured Notes, the Existing Unsecured Notes or any other Indebtedness of the Issuer or a Guarantor having an aggregate outstanding principal amount in excess of $300.0 million unless such Restricted Subsidiary simultaneously executes and delivers a Supplemental Indenture providing for the Note Guarantee of the payment of the Notes by such Restricted Subsidiary which Note Guarantee will be senior to or pari passu in right of payment with such Restricted Subsidiary’s Guarantee of such other Indebtedness and with respect to any Guarantee of Indebtedness that is expressly contractually subordinated in right of payment to the Notes or to any Note Guarantee by such Restricted Subsidiary, any such Guarantee will be subordinated to such Restricted Subsidiary’s Note Guarantee at least to the same extent as such subordinated Indebtedness is subordinated to the Notes.

The foregoing paragraph will not be applicable to any Guarantees of any Restricted Subsidiary:

(i)   existing on the Issue Date;

(ii)   that existed at the time such Person became a Restricted Subsidiary if the Guarantee was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; or

(iii)   arising solely due to granting of a Permitted Lien that would not otherwise constitute a Guarantee of Indebtedness of the Issuer or any Guarantor.

(b)               Notwithstanding the foregoing, the Company shall not be obligated to cause such Restricted Subsidiary to guarantee the Notes to the extent that such Note Guarantee by such Restricted Subsidiary would reasonably be expected to give rise to or result in (x) any liability for the officers, directors or shareholders of such Restricted Subsidiary, (y) any violation of applicable law that cannot be prevented or otherwise avoided through measures reasonably available to the Company or the Restricted Subsidiary or (z) any significant cost, expense, liability or obligation (including with respect to any Taxes) other than reasonable out-of-pocket expenses and other than reasonable expenses incurred in connection with any governmental or regulatory filings required as a result of, or any measures pursuant to clause (y) undertaken in connection with, such Note Guarantee which cannot be avoided through measures reasonably available to the Company or the Restricted Subsidiary.

Section 4.16          Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)               Each of Carnival Corp. and Carnival plc (together with any other person designated in the future as constituting the “Company”, each, a “Parent Company”) shall not, and

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shall not cause or permit any of its respective Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)   pay dividends or make any other distributions on its Capital Stock to its Parent Company or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the relevant Parent Company or any Restricted Subsidiary;

(ii)   make loans or advances to its Parent Company or any Restricted Subsidiary; or

(iii)   sell, lease or transfer any of its properties or assets to its Parent Company or any Restricted Subsidiary;

provided that (x) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock, (y) the subordination of (including the application of any standstill period to) loans or advances made to the relevant Parent Company or any Restricted Subsidiary to other Indebtedness incurred by the relevant Parent Company or any Restricted Subsidiary and (z) the provisions contained in documentation governing or relating to Indebtedness requiring transactions between or among the relevant Parent Company and any Restricted Subsidiary or between or among any Restricted Subsidiaries to be on fair and reasonable terms or on an arm’s-length basis, in each case, shall not be deemed to constitute such an encumbrance or restriction.

(b)               The provisions of Section 4.16(a) shall not apply to encumbrances or restrictions existing under or by reason of:

(i)   agreements or instruments governing or relating to Indebtedness as in effect on the Issue Date (including pursuant to the Convertible Notes, the Existing Revolving Facility, the Existing Term Loan Facility, the EIB Facility, the Existing First-Priority Secured Notes, the Existing Second-Priority Secured Notes, the Existing Unsecured Notes and the related documentation) and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially less favorable, taken as a whole, to the Holders with respect to such dividend and other payment restrictions than those contained in those agreements or instruments on the Issue Date (as determined in good faith by Carnival Corp.);

(ii)   the Note Documents;

(iii)   agreements or instruments governing other Indebtedness permitted to be incurred under Section 4.06 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the Company determines at the time of the incurrence of such Indebtedness that such encumbrances or restrictions will not adversely effect, in any material respect, the Issuer’s ability to make principal or interest payments on the Notes;

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(iv)   applicable law, rule, regulation or order or the terms of any license, authorization, concession or permit;

(v)   any agreement or instrument governing or relating to Indebtedness or Capital Stock of a Person acquired by the relevant Parent Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (other than any agreement or instrument entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(vi)   customary non-assignment and similar provisions in contracts, leases and licenses entered into in the ordinary course of business;

(vii)   purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature set forth in Section 4.16(a)(iii) or any encumbrance or restriction pursuant to a joint venture agreement that imposes restrictions on the transfer of the assets of the joint venture;

(viii)   any agreement for the sale or other disposition of the Capital Stock or all or substantially all of the property and assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(ix)   Permitted Refinancing Indebtedness; provided that either (i) the restrictions contained in the agreements or instruments governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements or instruments governing the Indebtedness being refinanced or (ii) the Company determines at the time of the incurrence of such Indebtedness that such encumbrances or restrictions will not adversely effect, in any material respect, the Issuer’s ability to make principal or interest payments on the Notes;

(x)   Liens permitted to be incurred under Section 4.07 that limit the right of the debtor to dispose of the assets subject to such Liens;

(xi)   provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment or Permitted Investment) entered into with the approval of Carnival Corp.’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(xii)   restrictions on cash or other deposits or net worth imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

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(xiii)   any customary Productive Asset Leases for Vessels and other assets used in the ordinary course of business; provided that such encumbrance or restriction only extends to the Vessel or other asset financed in such Productive Asset Lease;

(xiv)   any encumbrance or restriction existing with respect to any Unrestricted Subsidiary or the property or assets of such Unrestricted Subsidiary that is designated as a Restricted Subsidiary in accordance with the terms of this Indenture at the time of such designation and not incurred in contemplation of such designation, which encumbrances or restrictions are not applicable to any Person other than such Unrestricted Subsidiary or the property or assets of such Unrestricted Subsidiary; provided that the encumbrances or restrictions are customary for the business of such Unrestricted Subsidiary and would not, at the time agreed to, be expected to affect the ability of the Issuer and the Guarantors to make payments under the Notes and this Indenture;

(xv)   customary encumbrances or restrictions contained in agreements in connection with Hedging Obligations permitted under this Indenture;

(xvi)   the agreements, constituent documents, guarantees, deeds and other instruments governing the “dual listed company” structure of the Company; and

(xvii)   any encumbrance or restriction existing under any agreement that extends, renews, refinances, replaces, amends, modifies, restates or supplements the agreements containing the encumbrances or restrictions in the foregoing clauses (i) through (xvi), or in this clause (xvii); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement so extended, renewed, refinanced, replaced, amended, modified, restated or supplemented.

Section 4.17          Designation of Restricted and Unrestricted Subsidiaries.

(a)               The Board of Directors of Carnival Corp. may designate any Restricted Subsidiary (other than the Issuer or any of its Subsidiaries) to be an Unrestricted Subsidiary if that designation would not cause a Default.

(b)               If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.08 or under one or more clauses of the definition of “Permitted Investments,” as determined by Carnival Corp. The designation of a Restricted Subsidiary as an Unrestricted Subsidiary will only be permitted if the deemed Investment resulting from such designation would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(c)               Carnival Corp. may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

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(d)               Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a copy of a resolution of the Board of Directors of Carnival Corp. giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.08. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.06, the Company will be in default of such Section 4.06. The Board of Directors of Carnival Corp. may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (i) such Indebtedness is permitted under Section 4.06, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (ii) no Default or Event of Default would be in existence following such designation.

Section 4.18          Payment of Taxes and Other Claims. The Company shall pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (a) all material taxes, assessments and governmental charges levied or imposed upon (i) the Company or any such Subsidiary, (ii) the income or profits of any such Subsidiary which is a corporation or (iii) the property of the Company or any such Subsidiary and (b) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings or for which adequate reserves have been established.

Section 4.19          Reports to Holders.

(a)               So long as any Notes are outstanding, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the U.S. Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to the rules and regulations promulgated by the Commission, the Company will file with the Commission within the time periods specified in the Commission’s rules and regulations that are then applicable to the Company (or if the Company is not then subject to the reporting requirements of the U.S. Exchange Act, then the time periods for filing applicable to a filer that is not an “accelerated filer” as defined in such rules and regulations) (in either case, including any extension as would be permitted by Rule 12b-25 under the U.S. Exchange Act or any special order of the Commission):

(1)       all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the Commission, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and a report on the annual financial statements by the Company’s independent registered public accounting firm;

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(2)        all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the Commission, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section; and

(3)       all current reports that would be required to be filed with the Commission on Form 8-K, or any successor or comparable form, if the Company were required to file such reports,

in each case in a manner that complies in all material respects with the requirements specified in such form provided, however, that the Trustee shall have no responsibility whatsoever to determine if such filing has occurred.

(b)               In addition, so long as any Notes are outstanding, at the time of the delivery of each report described in clauses (1) and (2) above, the Company shall furnish to the holders of the Notes and to prospective investors, upon their request, or shall include in such reports described in clauses (1) and (2) above, (i) the aggregate net book value of the Subject Vessels as of the end of the applicable fiscal year or fiscal quarter and (ii) a description of any change in the identity of the Subject Vessels as of the end of the applicable fiscal year or fiscal quarter.

(c)               The requirements set forth in Section 4.19(a) or Section 4.19(b) may be satisfied by delivering such information to the Trustee and posting copies of such information on a website or on IntraLinks or any comparable online data system or website.

(d)               Not later than ten Business Days after the furnishing of each such report discussed in Section 4.19(a)(1) or (2), the Company will hold a conference call related to the report. Details regarding access to such conference call will be posted at least 24 hours prior to the commencement of such call on the website, IntraLinks or other online data system or website on which the report is posted.

(e)               The reports set forth in Section 4.19(a)(1) and (2) shall include disclosure with respect to the non-Guarantor Subsidiaries similar to what was included in the Offering Memorandum.

(f)                In addition, the Issuer will make such information described in Section 4.19(a) available electronically to prospective investors upon request. The Issuer agrees that, for so long as any Notes remain outstanding during any period when it is not or the Company is not subject to Section 13 or 15(d) of the U.S. Exchange Act, or otherwise permitted to furnish the Commission with certain information pursuant to Rule 12g3-2(b) of the U.S. Exchange Act, it will furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the U.S. Securities Act. Further, if a direct or indirect parent of the Issuer and/or Carnival plc files with or furnishes to the Commission documents or reports pursuant to Section 13 or 15(d) of the Exchange Act, then such filings shall be deemed to satisfy the reporting requirements of this provision; provided, that such direct or indirect parent also guarantees the Notes.

(g)               Notwithstanding the foregoing clauses (a) through (f) of this Section 4.19, the Issuer will be deemed to have delivered such reports and information referred to above to the

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holders, prospective investors, market makers, securities analysts and the Trustee for all purposes of this Indenture if the Issuer or the Company has filed such reports with the Commission via the EDGAR filing system (or any successor system) and such reports are publicly available.

(h)               Delivery of reports, information and documents to the Trustee is for informational purposes only, and its receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s, any Guarantors’ or any other Person’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on the Officer’s Certificates delivered pursuant to this Indenture). The Trustee shall have no liability or responsibility for the content, filing or timeliness of any report delivered or filed under or in connection with this Indenture or the transactions contemplated thereunder.

Section 4.20          Covenant Fall-Away Events. If on any date following the Issue Date, (a) the Notes have Investment Grade Ratings from at least two of the Rating Agencies and (b) no Default has occurred and is continuing under this Indenture, then, beginning on such date (the occurrence of the events described in the foregoing clauses (a) and (b) being collectively referred to as a “Covenant Fall-Away Event”), the covenants set forth in (i) Section 4.06, (ii) Section 4.08, (iii) Section 4.09, (iv) Section 4.10, (v) Section 4.15, (vi) Section 4.16, (vii) Section 4.23 and (viii) Section 5.01(a)(iv) shall have no further force and effect (collectively, the “Terminated Covenants”), regardless of whether the conditions set forth in clauses (a) and (b) of this Section 4.20 continue to be satisfied.

Section 4.21          Use of Proceeds. Neither the Issuer nor the Company shall, directly or indirectly, use, place, invest or give economic use to the proceeds from the Notes in the Republic of Panama.

Section 4.22          The Subject Vessels.

(a)               The Company and the Issuer shall use their commercially reasonable efforts to cause, on or prior to the Subject Vessel End Date, the Subject Vessel Contributions to be completed. Notwithstanding the foregoing, the Issuer may elect on one occasion to extend the Subject Vessel End Date by an additional period of 90 days; provided that the Subject Vessel Contribution Extension Condition is met. The Issuer shall provide written notice to the Trustee of any such election prior to the original Subject Vessel End Date; such notice being for informational purposes only and the Trustee’s receipt of such notice not constituting constructive notice of any information contained therein or determinable from information contained therein.

(b)               The Issuer and the Guarantors shall use commercially reasonable efforts to cause the Bareboat Charter Transactions to be completed on or prior to the Subject Vessel End Date.

(c)               The Company shall be permitted to contribute or transfer to the Issuer Additional Subject Vessels after the Issue Date, including for the purpose of reducing the Issuer Senior LTV Ratio and Issuer Total LTV Ratio and/or causing any applicable requirements based upon the calculation of such ratios to be satisfied. The Company may contribute or otherwise

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transfer to the Issuer substitution Subject Vessels as part of the Subject Vessel Contributions in lieu of one or more Initial Subject Vessels, provided that such substitution Subject Vessel or Subject Vessels have a net book value, as of the Issue Date (or, in the case of any substitution Subject Vessel not owned by the Company or any of its Restricted Subsidiaries as of the Issue Date, as of the date of acquisition of such Subject Vessel), that is no less than the net book value, as of the Issue Date, of the Vessel or Vessels they are substituted for.

(d)               For all purposes under this Indenture, the Issuer Senior LTV Ratio and the Issuer Total LTV Ratio shall be calculated giving pro forma effect to any contributions or transfers of Additional Subject Vessels to the Issuer (including, without limitation, in connection with a Subject Vessel Replacement) and any sales, leases, conveyances or other dispositions by the Issuer and its Restricted Subsidiaries (if any) of any Subject Vessel(s) to a Person other than the Issuer and its Restricted Subsidiaries that are Subsidiary Guarantors (and the use of proceeds thereof) in each case occurring after the date of the referenced balance sheet but prior to the event for which the calculation of the Issuer Senior LTV Ratio or the Issuer Total LTV Ratio is made, as if the same had occurred prior to the date of the referenced balance sheet. References in this Indenture to calculations of the Issuer Senior LTV Ratio and the Issuer Total LTV Ratio on a pro forma basis shall be deemed to refer to calculations consistent with this Section 4.22(d).

Section 4.23          Limitation on Activities of the Issuer.

Notwithstanding anything to the contrary set forth in Section 4.06, Section 4.07 and/or Section 4.15, for so long as any Notes are outstanding, the Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries (if any) to, directly or indirectly:

(a)               incur any Indebtedness (other than the Notes issued on the Issue Date and the related Note Guarantees) unless (a)(i) solely with respect to Indebtedness that is not subordinated in right of payment with the Notes and the Notes Guarantees, the Issuer Senior LTV Ratio would be no greater than 25% on a pro forma basis (after giving effect to such incurrence, the use of proceeds thereof and the Subject Vessel Contributions (to the extent not completed prior to the date of such incurrence)) or (ii) solely with respect to Indebtedness that is subordinated in right of payment to the Notes or any Note Guarantee, the Issuer Total LTV Ratio would be no greater than 50% on a pro forma basis (after giving effect to such incurrence, the use of proceeds thereof and the Subject Vessel Contributions (to the extent not completed prior to the date of such incurrence)) or (b) such Indebtedness constitutes Indebtedness permitted to be incurred under the covenant described under Section 4.06 in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge, the Notes issued on the Issue Date, the related Note Guarantees or any other Indebtedness that was permitted to be incurred under this clause Section 4.23(a);

(b)               create, incur, assume or otherwise cause to exist or become effective any Lien securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, except for Permitted Issuer Liens;

(c)               Guarantee any Indebtedness of the Company or any Restricted Subsidiary thereof (other than the Issuer and its Restricted Subsidiaries); or

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(d)               form or acquire any Subsidiary unless such Subsidiary is, or becomes in connection therewith, a Restricted Subsidiary and a Subsidiary Guarantor.

Prior to the date the Subject Vessel Contribution is completed, the Issuer shall retain, solely for its own account, the net proceeds of the issuance of the Notes issued on the Issue Date (and any other Indebtedness incurred prior to the date that the Subject Vessel Contribution is completed) in the form of cash or Cash Equivalents; provided that, if the Subject Vessel Contribution Extension Condition has been satisfied, then the Issuer may transfer such net proceeds to Carnival Corp. or any other Restricted Subsidiary in an amount up to 25% of the aggregate net book value (as of the Issue Date (or, in the case of any Subject Vessel not owned by the Company or any of its Restricted Subsidiaries as of the Issue Date, as of the date of acquisition of such Subject Vessel)) of the Subject Vessels that have been transferred to the Issuer in Subject Vessel Contributions.

ARTICLE Five
MERGER, CONSOLIDATION OR SALE OF ASSETS

Section 5.01          Merger, Consolidation or Sale of Assets.

(a)               None of the Issuer, Carnival Corp. or Carnival plc will, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer, Carnival Corp. or Carnival plc (as applicable) is the surviving Person), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries which are Restricted Subsidiaries, taken as a whole, or of the Company and its Subsidiaries which are Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(i)   either: (a) the Issuer, Carnival Corp. or Carnival plc (as applicable) is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer, Carnival Corp. or Carnival plc (as applicable)) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is an entity organized or existing under the laws of Switzerland, Canada or any Permitted Jurisdiction;

(ii)   the Person formed by or surviving any such consolidation or merger (if other than the Issuer, Carnival Corp. or Carnival plc (as applicable)) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes, by a supplemental indenture entered into with the Trustee, all the obligations of the Issuer, Carnival Corp. or Carnival plc (as applicable) under the Notes and this Indenture (including the Note Guarantee of Carnival Corp. or Carnival plc, if applicable);

(iii)   immediately after such transaction, no Default or Event of Default is continuing;

(iv)   on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (a) with respect to any such transaction of Carnival Corp. or Carnival plc, Carnival Corp. or Carnival plc (as applicable) or the Person formed by or surviving

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any such consolidation or merger (if other than Carnival Corp. or Carnival plc (as applicable)), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.06(a) and (b) with respect to any such transaction of the Issuer, the Issuer Senior LTV Ratio would not be greater than the greater of (x) 25% and (y) the Issuer Senior LTV Ratio immediately prior to such transaction; and

(v)   the Issuer delivers to the Trustee an Officer’s Certificate and Opinion of Counsel, in each case, stating that such consolidation, merger or transfer and, in the case in which a supplemental indenture is entered into, such supplemental indenture, comply with this Section 5.01 and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

Clauses (iii) and (iv) of this Section 5.01(a) shall not apply to any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets to or merger or consolidation of Carnival Corp. or Carnival plc (as applicable) with or into a Guarantor and clause (iv) of this Section 5.01(a) will not apply to any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets to or merger or consolidation of the Issuer, Carnival Corp. or Carnival plc (as applicable) with or into an Affiliate for the purpose of reincorporating the Issuer, Carnival Corp. or Carnival plc (as applicable) in another jurisdiction.

(b)               A Subsidiary Guarantor (other than a Subsidiary Guarantor whose Note Guarantee is to be released in accordance with the terms of the Note Guarantee and this Indenture as provided in Section 10.03) will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Subsidiary Guarantor is the surviving entity), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of such Subsidiary Guarantor and its Subsidiaries which are Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(i)   immediately after giving effect to that transaction, no Default or Event of Default is continuing;

(ii)   either:

(A)             the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Subsidiary Guarantor under its Note Guarantee and this Indenture pursuant to a Supplemental Indenture; or

(B)              such sale, assignment, transfer, lease, conveyance or other disposition of assets does not violate the provisions of this Indenture (including Section 4.09); and

(iii)   the Issuer delivers to the Trustee an Officer’s Certificate and Opinion of Counsel, in each case, stating that such consolidation, merger or transfer and, in the case in which a Supplemental Indenture is entered into, such Supplemental Indenture, comply

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with this Section 5.01 and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(c)               Notwithstanding the provisions of Section 5.01(b), (x)(a) any Restricted Subsidiary (other than the Issuer) may consolidate or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets to any Guarantor and (b) any Guarantor (other than Carnival Corp.) may consolidate or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of such Guarantor and its Subsidiaries which are Restricted Subsidiaries to another Guarantor and (y) any Guarantor may consolidate or merge with or into an Affiliate incorporated or organized for the purpose of changing the legal domicile of such Guarantor, reincorporating such Guarantor in another jurisdiction or changing the legal form of such Guarantor.

Section 5.02          Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Issuer, Carnival Corp. or Carnival plc in accordance with Section 5.01 of this Indenture, any surviving entity formed by such consolidation or into which the Issuer, Carnival Corp. or Carnival plc, as applicable, is merged or to which such sale, conveyance, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Company, as applicable, under this Indenture with the same effect as if such surviving entity had been named as the Issuer or the Company, as applicable, herein; provided that the Company shall not be released from its obligation to pay the principal of, premium, if any, or interest and Additional Amounts, if any, on the Notes in the case of a lease of all or substantially all of its property and assets.

ARTICLE Six
DEFAULTS AND REMEDIES

Section 6.01          Events of Default.

(a)               Each of the following shall be an “Event of Default”:

(i)   default for 30 days in the payment when due of interest or Additional Amounts, if any, with respect to the Notes;

(ii)   default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(iii)   failure by the Issuer or relevant Guarantor to comply with Section 4.11 or Section 5.01;

(iv)   failure by the Issuer or relevant Guarantor for 60 days after written notice to the Issuer by the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the agreements in this Indenture (other than a default in performance, or breach, or a covenant or agreement which is specifically dealt with in clause (i), (ii) or (iii) above);

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(v)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(1)       is caused by a failure to pay principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default; or

(2)       results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness that is due and has not been paid, together with the principal amount of any other such Indebtedness that is due and has not been paid or the maturity of which has been so accelerated, equals or exceeds $120.0 million in aggregate;

(vi)   failure by the Company or any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $120.0 million (exclusive of any amounts for which a solvent insurance company has acknowledged liability), which judgments shall not have been discharged or waived and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal, waiver or otherwise, shall not have been in effect;

(vii)   except as permitted by this Indenture (including with respect to any limitations), any Note Guarantee of the Company, a Significant Subsidiary, or any group of the Company’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor which is the Company, a Significant Subsidiary, or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee and such Default continues for 30 days; or

(viii)   (A) a court having jurisdiction over the Issuer, the Company or a Significant Subsidiary enters (x) a decree or order for relief in respect of the Issuer, the Company or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of the Company’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or (y) a decree or order adjudging the Issuer, the Company or any of the Issuer’s or Company’s Restricted Subsidiaries that is a Significant Subsidiary, or any group of the Company’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, as bankrupt or insolvent, or approving as properly filed a petition

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seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer, the Company or any such Subsidiary or group of Restricted Subsidiaries under any Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, the Company or any such Subsidiary or group of Restricted Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days or (B) the Issuer, the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of the Company’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (i) commences a voluntary case under any Bankruptcy Law or consents to the entry of an order for relief in an involuntary case under any Bankruptcy Law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, the Company or any such Subsidiary or group of Restricted Subsidiaries or for all or substantially all the property and assets of the Issuer, the Company or any such Subsidiary or group of Restricted Subsidiaries, (iii) effects any general assignment for the benefit of creditors or (iv) generally is not paying its debts as they become due.

(b)               If a Default or an Event of Default occurs and is continuing and is known to a responsible officer of the Trustee, the Trustee shall deliver to each Holder notice of the Default or Event of Default within 15 Business Days after its occurrence by registered or certified mail or facsimile transmission of an Officer’s Certificate specifying such event, notice or other action, its status and what action the Issuer is taking or proposes to take with respect thereto. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, and Additional Amounts or interest on any Notes, the Trustee may withhold the notice to the Holders of such Notes if a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders. The Trustee shall not be deemed to have knowledge of a Default unless a Trust Officer has actual knowledge of such Default. The Issuer shall also notify the Trustee within 15 Business Days of the occurrence of any Default stating what action, if any, it is taking with respect to that Default.

(c)               If any report or conference call required by Section 4.19 is provided after the deadlines indicated for such report or conference call, the later provision of the applicable report or conference call shall cure a Default caused by the failure to provide such report or conference call prior to the deadlines indicated, so long as no Event of Default shall have occurred and be continuing as a result of such failure.

Section 6.02          Acceleration.

(a)               If an Event of Default (other than an Event of Default specified in Section 6.01(a)(viii)) occurs and is continuing, the Trustee may, or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes by written notice to the Issuer (and to the Trustee if such notice is given by the Holders) may and the Trustee shall, if so directed by the Holders of at least 30% in aggregate principal amount of the then outstanding Notes, declare all the Notes to be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(a)(v) has occurred and is continuing, the declaration

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of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.01(a)(v) shall be remedied or cured, or waived by the Holders of the relevant Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction.

(b)               In the case of an Event of Default arising under Section 6.01(a)(viii), with respect to the Issuer, the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.

(c)               The Holders of not less than a majority in aggregate principal amount of the Notes outstanding by notice to the Trustee may, on behalf of the Holders of all outstanding Notes, rescind acceleration or waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default:

(i)   in the payment of the principal of, premium, if any, any Additional Amounts or interest on any Note held by a non-consenting Holder (which may only be waived with the consent of each Holder of Notes affected); or

(ii)   for any Note held by a non-consenting Holder, in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.

Upon any such rescission or waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

(d)               Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or in its exercise of any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other holders of the Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that may involve the Trustee in personal liability. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or Additional Amounts or premium, if any.

(e)               Subject to the provisions of Article Seven, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except (subject to the provisions of Article Nine) to enforce the right to receive payment

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of principal, premium, if any, or interest or Additional Amounts when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(i)   such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(ii)   Holders of at least 30% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(iii)   such Holders have offered, and if requested, provide to the Trustee reasonable security or indemnity against any loss, liability or expense;

(iv)   the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(v)   Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

(f)                Within 30 days of the occurrence of any Default or Event of Default, the Issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default.

(g)               If the Notes are accelerated or otherwise become due prior to their stated maturity, in each case as a result of an Event of Default specified in Section 6.01(a)(viii) (including the acceleration of any portion of the Indebtedness evidenced by the Notes by operation of law), the amount that shall then be due and payable shall be equal to:

(i)   (A) 100% of the principal amount of the Notes then outstanding plus the Applicable Premium in effect on the date of such acceleration or (B) the applicable redemption price in effect on the date of such acceleration, as applicable, plus

(ii)   accrued and unpaid interest to, but excluding, the date of such acceleration,

in each case as if such acceleration were an optional redemption of the Notes so accelerated.

(h)               Notwithstanding the generality of the foregoing, if the Notes are accelerated or otherwise become due prior to their stated maturity, in each case, as a result of an Event of Default specified in Section 6.01(a)(viii) (including the acceleration of any portion of the Indebtedness evidenced by the Notes by operation of law), the Applicable Premium or the amount by which the applicable redemption price exceeds the principal amount of the Notes (the “Redemption Price Premium”), as applicable, with respect to an optional redemption of the Notes shall also be due and payable as though the Notes had been optionally redeemed on the date of such acceleration and shall constitute part of the Obligations with respect to the Notes in view of the impracticability and difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. If the Applicable Premium or the Redemption Price Premium, as applicable, becomes due and payable, it shall be deemed to be principal of the Notes and interest shall accrue on the full principal amount of the Notes (including the Applicable Premium or the Redemption Price Premium, as applicable)

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from and after the applicable triggering event. Any premium payable pursuant to this paragraph shall be presumed to be liquidated damages sustained by each Holder as the result of the acceleration of the Notes, and the Issuer agrees that it is reasonable under the circumstances currently existing. The premium shall also be payable in the event the Notes or this Indenture are satisfied, released or discharged through foreclosure, whether by judicial proceeding, deed in lieu of foreclosure or by any other means. THE ISSUER AND EACH GUARANTOR EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Issuer expressly agrees (to the fullest extent it may lawfully do so) that:

(i)   the premium is reasonable and is the product of an arm’s length transaction between sophisticated business entities ably represented by counsel;

(ii)   the premium shall be payable notwithstanding the then prevailing market rates at the time acceleration occurs;

(iii)   there has been a course of conduct between the Holders and the Issuer giving specific consideration in this transaction for such agreement to pay the premium; and

(iv)   the Issuer shall be estopped hereafter from claiming differently than as agreed to in this paragraph.

The Issuer expressly acknowledges that its agreement to pay the premium to the Holders as set forth herein is a material inducement to the Holders to purchase the Notes.

Section 6.03          Other Remedies. If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.04          Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee, on behalf of the Holders of all the Notes, waive any past Default hereunder and its consequences, except a continuing Default or Event of Default:

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(a)               in the payment of the principal of, premium, if any, Additional Amounts, if any, or interest on any Note held by a non-consenting Holder (which may only be waived with the consent of each Holder of Notes affected); or

(b)               for any Note held by a non-consenting Holder, in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the holders of each Note affected by such modification or amendment.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05          Control by Majority. The Holders of a majority in aggregate principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee under this Indenture; provided that:

(a)               the Trustee may refuse to follow any direction that conflicts with law, this Indenture or that the Trustee determines, without obligation, in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction;

(b)               the Trustee may refuse to follow any direction that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; and

(c)               the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 6.06          Limitation on Suits. A Holder may not institute any proceedings or pursue any remedy with respect to this Indenture or the Notes unless:

(a)               Such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(b)               the Holders of at least 30% in aggregate principal amount of outstanding Notes shall have made a written request to the Trustee to pursue such remedy;

(c)               such Holder or Holders have offered, and if requested, provide the Trustee reasonable security and/or indemnity (including by way of pre-funding) against any costs, liability or expense;

(d)               the Trustee does not comply with such request within 60 days after the receipt of the request and the offer of security and/or indemnity (including by way of pre-funding); and

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(e)               the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction that is inconsistent with the request within such 60-day period.

The limitations in the foregoing provisions of this Section 6.06, however, do not apply to a suit instituted by a Holder for the enforcement of the payment of the principal of, premium, if any, Additional Amounts, if any, or interest, if any, on such Note on or after the respective due dates expressed in such Note.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over another Holder.

Section 6.07          Unconditional Right of Holders to Bring Suit for Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of payment of principal, premium, if any, Additional Amounts, if any, and interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes shall not be impaired or affected without the consent of such Holder.

Section 6.08          Collection Suit by Trustee. The Issuer covenants that if default is made in the payment of:

(a)               any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)               the principal of (or premium, if any, on) any Note at the Stated Maturity thereof,

the Issuer shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any), Additional Amounts, if any, and interest, and interest on any overdue principal (and premium, if any) and Additional Amounts, if any, and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the amounts provided for in Section 7.05 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

Section 6.09          Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the properly incurred compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the

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Trustee under Section 7.05) and the Holders allowed in any judicial proceedings relative to any of the Issuer or Guarantors, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders at their direction in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the properly incurred compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.05. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.05 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10          Application of Money Collected. If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

FIRST: to the Trustee and any Agent for amounts due under Section 7.05;

SECOND: to Holders for amounts due and unpaid on the Notes for principal of, premium, if any, interest, if any, and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, if any, and Additional Amounts, if any, respectively; and

THIRD: to the Issuer, any Guarantor or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 30 days before such record date, the Issuer shall deliver to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11          Undertaking for Costs. A court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in the suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes or to any suit by any Holder pursuant to Section 6.07.

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Section 6.12          Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13          Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14          Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15          Record Date. The Issuer may set a record date for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 6.04 and 6.05. Unless this Indenture provides otherwise, such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.05 prior to such solicitation.

Section 6.16          Waiver of Stay or Extension Laws. Each Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE Seven
TRUSTEE

Section 7.01          Duties of Trustee.

(a)               If an Event of Default has occurred and is continuing of which a Trust Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and

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powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)               Subject to the provisions of Section 7.01(a), (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. In the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine same to determine whether they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)               [Reserved]

(d)               The Trustee shall not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)   this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)   the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer of the Trustee unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii)   the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02 or 6.05.

(e)               The Trustee and any Paying Agent shall not be liable for interest on any money received by it except as the Trustee and any Paying Agent may agree in writing with the Issuer or the Guarantors. Money held by the Trustee or the Principal Paying Agent need not be segregated from other funds except to the extent required by law and, for the avoidance of doubt, shall not be held in accordance with the UK client money rules.

(f)                No provision of this Indenture shall require the Trustee, each Agent or the Principal Paying Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

(g)               Any provisions hereof relating to the conduct or affecting the liability of or affording protection to the Trustee or each Agent, as the case may be, shall be subject to the provisions of this Section 7.01.

Section 7.02          Certain Rights of Trustee.

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(a)               Subject to Section 7.01:

(i)   following the occurrence of a Default or an Event of Default, the Trustee is entitled to require all Agents to act under its direction;

(ii)   the Trustee may rely conclusively, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person;

(iii)   before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both, which shall conform to Section 12.02. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion and such certificate or opinion will be equal to complete authorization;

(iv)   the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by them hereunder;

(v)   the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee indemnity (including by way of pre-funding) satisfactory to them against the costs, expenses and liabilities that might be incurred by them in compliance with such request or direction;

(vi)   unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an officer of such Issuer;

(vii)   the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers;

(viii)   whenever, in the administration of this Indenture, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(ix)   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney;

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(x)   the Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture;

(xi)   in the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its discretion, may determine what action, if any, will be taken and shall incur no liability for their failure to act until such inconsistency or conflict is, in its reasonable opinion, resolved;

(xii)   the permissive rights of the Trustee to take the actions permitted by this Indenture will not be construed as an obligation or duty to do so;

(xiii)   delivery of reports, information and documents to the Trustee under Section 4.19 is for informational purposes only and the Trustee’s receipt of the foregoing will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s, the Company’s or any of their Restricted Subsidiary’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates);

(xiv)   the rights, privileges, protections, immunities and benefits given to the Trustee in this Indenture, including, without limitation, its rights to be indemnified and compensated, are extended to, and will be enforceable by, the Trustee in its capacity hereunder, by the Registrar, the Agents, and each agent, custodian and other Person employed to act hereunder;

(xv)   the Trustee may consult with counsel or other professional advisors and the advice of such counsel or professional advisor or any Opinion of Counsel will, subject to Section 7.01(c), be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(xvi)   the Trustee shall have no duty to inquire as to the performance of the covenants of the Issuer, the Company and/or their Restricted Subsidiaries in Article Four hereof;

(xvii)   the Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes, but may at its sole discretion, choose to do so;

(xviii)   in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of, or caused by, directly or indirectly, forces beyond its control, including, without limitation, acts of war or terrorism, civil or military disturbances, public health emergencies, nuclear or natural catastrophes or acts of God; it being understood that the Trustee shall use reasonable efforts that are

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consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances; and

(xix)   the Trustee shall not under any circumstance be liable for any indirect or consequential loss, special or punitive damages (including loss of business, goodwill or reputation, opportunity or profit of any kind) of the Issuer, any Guarantor or any Restricted Subsidiary even if advised of it in advance and even if foreseeable.

(b)               The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(c)               [Reserved].

(d)               [Reserved].

(e)               [Reserved].

(f)                [Reserved].

(g)               The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture or the Notes.

(h)               The Trustee will not be liable to any person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(i)                 No provision of this Indenture shall require the Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation.

(j)                 The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion, based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York and may without liability (other than in respect of actions constituting willful misconduct or gross negligence) do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

(k)               The Trustee may assume without inquiry in the absence of actual knowledge that the Issuer is duly complying with its obligations contained in this Indenture required to be performed and observed by it, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred.

(l)                 [Reserved]

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(m)             In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative). If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee, in its discretion, elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 7.03          Individual Rights of Trustee. The Trustee, any Transfer Agent, any Paying Agent, any Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Transfer Agent, Registrar or such other agent. The Trustee may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Issuer or any of its Affiliates or Subsidiaries as if it were not performing the duties specified herein, and may accept fees and other consideration from the Issuer for services in connection with this Indenture and otherwise without having to account for the same to the Trustee or to the Holders from time to time.

Section 7.04          Disclaimer of Trustee. The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Notes. The Trustee shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture nor shall it be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it will not be responsible for any statement or recital herein or any statement on the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee’s certificate of authentication.

Section 7.05          Compensation and Indemnity. The Issuer and the Guarantors, jointly and severally, shall pay to the Trustee such compensation as shall be agreed in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer and the Guarantors, jointly and severally, shall reimburse the Trustee promptly upon request for all properly incurred disbursements, advances or expenses incurred or made by them, including costs of collection, in addition to the compensation for their services. Such expenses shall include the properly incurred compensation, disbursements, charges, advances and expenses of the Trustee’s agents and counsel.

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The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by either of them without willful misconduct or gross negligence on their part arising out of or in connection with the administration of this trust and the performance of their duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.05) and defending themselves against any claim, whether asserted by the Issuer, the Guarantors, any Holder or any other Person, or liability in connection with the execution and performance of any of their powers and duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer or any Guarantor of its obligations hereunder. The Issuer shall, at the sole discretion of the Trustee, defend the claim and the Trustee may cooperate and may participate at the Issuer’s expense in such defense. Alternatively, the Trustee may at its option have separate counsel of their own choosing and the Issuer shall pay the properly incurred fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent may not be unreasonably withheld. The Issuer shall not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.

To secure the Issuer’s payment obligations in this Section 7.05, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, additional amounts, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of all Notes under this Indenture.

When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(viii) with respect to the Issuer, the Guarantors, or any Restricted Subsidiary, the expenses are intended to constitute expenses of administration under Bankruptcy Law.

The Issuer’s obligations under this Section 7.05 and any claim or Lien arising hereunder shall survive the resignation or removal of any Trustee, the satisfaction and discharge of the Issuer’s obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law, and the termination of this Indenture.

Section 7.06          Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.06.

The Trustee may resign at any time without giving any reason by so notifying the Issuer. The Holders of a majority in outstanding principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer. The Issuer shall remove the Trustee if:

(a)               the Trustee fails to comply with Section 7.09;

(b)               the Trustee is adjudged bankrupt or insolvent;

(c)               a receiver or other public officer takes charge of the Trustee or its property; or

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(d)               the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.06 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to Holders. The retiring Trustee shall, at the expense of the Issuer, promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid pursuant to Section 7.05.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 30% in outstanding principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer. Without prejudice to the right of the Issuer to appoint a successor Trustee in accordance with the provisions of this Indenture, the retiring Trustee may appoint a successor Trustee at any time prior to the date on which a successor Trustee takes office.

If the Trustee fails to comply with Section 7.09, any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.06, the Issuer’s and the Guarantors’ obligations under Section 7.05 shall continue for the benefit of the retiring Trustee.

Section 7.07          Successor Trustee by Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article Seven, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may

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authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.08          [Reserved]

Section 7.09          Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of England and Wales or the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and which is generally recognized as a corporation which customarily performs such corporate trustee roles and provides such corporate trustee services in transactions similar in nature to the offering of the Notes as described in the Offering Memorandum. The Trustee shall have a combined capital and surplus of at least $50,000,000, as set forth in its most recent published annual report of condition. If the Trustee acquires any “conflicting interest” (as defined in 310(b) of the TIA) it must comply with the applicable provisions of Section 310 of the TIA in respect of such conflicting interest. The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA.

Section 7.10          Appointment of Co-Trustee.

(a)               It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on Default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section 7.10 are adopted to these ends.

(b)               In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and Lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(c)               Should any instrument in writing from the Issuer be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall to the extent permitted by the laws of the State of New York and the jurisdiction

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of organization of the Issuer, on request, be executed, acknowledged and delivered by the Issuer; provided that if an Event of Default shall have occurred and be continuing, if the Issuer does not execute any such instrument within 15 days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Issuer to execute any such instrument in the Issuer’s name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

(d)               Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)   all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

(ii)   no trustee hereunder shall be liable by reason of any act or omission of any other trustee hereunder.

(e)               Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article Seven.

(f)                Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successors trustee.

Section 7.11          Resignation of Agents.

(a)               Any Agent may resign its appointment hereunder at any time without the need to give any reason and without being responsible for any costs associated therewith by giving to the Issuer and the Trustee and (except in the case of resignation of the Principal Paying Agent) the Principal Paying Agent 30 days’ written notice to that effect (waivable by the Issuer and the Trustee); provided that in the case of resignation of the Principal Paying Agent no such resignation shall take effect until a new Principal Paying Agent (approved in advance in writing by the Trustee) shall have been appointed by the Issuer to exercise the powers and undertake the duties hereby conferred and imposed upon the Principal Paying Agent. Following receipt of a notice of resignation from any Agent, the Issuer shall promptly give notice thereof to the Holders in accordance with Section 12.01. Such notice shall expire at least 30 days before or after any due date for payment in respect of the Notes.

(b)               If any Agent gives notice of its resignation in accordance with this Section 7.11 and a replacement Agent is required and by the tenth day before the expiration of such notice such replacement has not been duly appointed, such Agent may itself appoint as its replacement

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any reputable and experienced financial institution. Immediately following such appointment, the Issuer shall give notice of such appointment to the Trustee, the remaining Agents and the Holders whereupon the Issuer, the Trustee, the remaining Agents and the replacement Agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Indenture.

(c)               Upon its resignation becoming effective the Principal Paying Agent shall forthwith transfer all moneys held by it hereunder hereof to the successor Principal Paying Agent or, if none, the Trustee or to the Trustee’s order, but shall have no other duties or responsibilities hereunder, and shall be entitled to the payment by the Issuer of its remuneration for the services previously rendered hereunder and to the reimbursement of all reasonable expenses (including legal fees) incurred in connection therewith.

Section 7.12          Agents General Provisions.

(a)               Actions of Agents. The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several.

(b)               Agents of Trustee. The Issuer and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Trustee may, by notice in writing to the Issuer and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee. Prior to receiving such written notification from the Trustee, the Agents shall be the agents of the Issuer and need have no concern for the interests of the Holders.

(c)               Funds held by Agents. The Agents will hold all funds subject to the terms of this Indenture.

(d)               Publication of Notices. Any obligation the Agents may have to publish a notice to Holders of Global Notes on behalf of the Issuer will be met upon delivery of the notice to DTC.

(e)               Instructions. In the event that instructions given to any Agent are not reasonably clear, then such Agent shall be entitled to seek clarification from the Issuer or other party entitled to give the Agents instructions under this Indenture by written request promptly, and in any event within one Business Day of receipt by such Agent of such instructions. If an Agent has sought clarification in accordance with this Section 7.12, then such Agent shall be entitled to take no action until such clarification is provided, and shall not incur any liability for not taking any action pending receipt of such clarification.

(f)                No Fiduciary Duty. No Agent shall be under any fiduciary duty or other obligation towards, or have any relationship of agency or trust, for or with any person.

(g)               Mutual Undertaking. Each party shall, within ten Business Days of a written request by another party, supply to that other party such forms, documentation and other information relating to it, its operations, or the Notes as that other party reasonably requests for the purposes of that other party’s compliance with applicable law and shall notify the relevant other party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any

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material respect; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this Section 7.12(g) to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) applicable law or (b) duty of confidentiality. For purposes of this Section 7.12(g), “applicable law” shall be deemed to include (i) any rule or practice of any regulatory or governmental authority by which any party is bound or with which it is accustomed to comply; (ii) any agreement between any Authorities; and (iii) any agreement between any regulatory or governmental authority and any party that is customarily entered into by institutions of a similar nature.

(h)               Tax Withholding.

(i)   The Issuer shall notify each Agent in the event that it determines that any payment to be made by an Agent under the Notes is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated; provided, however, that the Issuer’s obligations under this Section 7.12(h) shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuer, the Notes, or both.

(ii)   Notwithstanding any other provision of this Indenture, each Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Agent shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld, in which case, the Issuer shall so account to the relevant Authority for such amount. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Section 7.12(h)(ii).

ARTICLE Eight
DEFEASANCE; SATISFACTION AND DISCHARGE

Section 8.01          Issuer’s Option to Effect Defeasance or Covenant Defeasance. The Issuer may, at its option and at any time prior to the Stated Maturity of the Notes, by a resolution of Carnival Corp.’s Board of Directors, elect to have either Section 8.02 or Section 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02          Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Guarantors shall be deemed to have been discharged from their obligations with respect to the Notes on the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and to have satisfied all their other obligations

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under the Notes and this Indenture (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.08 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest (including Additional Amounts) on such Notes when such payments are due from the trust referred to in Section 8.08, (b) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith and (d) the provisions of this Article Eight. Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 below with respect to the Notes. If the Issuer exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

Section 8.03          Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Guarantors shall be released from their obligations under any covenant contained in Sections 4.04 through 4.11, 4.15 through 4.17, 4.19, 4.21, 4.22, 4.23, and 5.01 with respect to the Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. For the avoidance of doubt, in the event Covenant Defeasance occurs, all Events of Default set forth in Section 6.01(a) (except those set forth in Sections 6.01(a)(i), (ii) or (viii) or, as it relates to any covenant or agreement not defeased in such Covenant Defeasance, Section 6.01(a)(iii)) shall no longer constitute an Event of Default with respect to the Notes.

Section 8.04          Conditions to Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance:

(i)   the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest (including Additional Amounts and premium, if any) on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(ii)   in the case of Legal Defeasance, the Issuer must deliver to the Trustee:

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(A)             an opinion of United States counsel, which counsel is reasonably acceptable to the Trustee, confirming that (i) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; and

(B)              an Opinion of Counsel in the jurisdiction of incorporation of the Issuer, which counsel is reasonably acceptable to the Trustee, to the effect that the holders of the Notes will not recognize income, gain or loss for tax purposes of such jurisdiction as a result of such deposit and defeasance and will be subject to tax in such jurisdiction on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(iii)   in the case of Covenant Defeasance, the Issuer must deliver to the Trustee:

(A)             an opinion of United States counsel, which counsel is reasonably acceptable to the Trustee, confirming that the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

(B)              an opinion of counsel in the jurisdiction of incorporation of the Issuer, which counsel is reasonably acceptable to the Trustee, to the effect that the holders of the Notes will not recognize income, gain or loss for tax purposes of such jurisdiction as a result of such deposit and defeasance and will be subject to tax in such jurisdiction on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(iv)   no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(v)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of the Guarantors is a party or by which the Issuer or any of the Guarantors is bound;

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(vi)   the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(vii)   the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due because of any acceleration occurring after an Event of Default, then the Issuer and the Guarantors shall remain liable for such payments.

Section 8.05          Satisfaction and Discharge of Indenture. This Indenture, and the rights of the Trustee and the Holders of the Notes hereunder, shall be discharged and shall cease to be of further effect as to all Notes issued thereunder, when:

(1)               either:

(A)             all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(B)              all Notes that have not been delivered to the Trustee for cancellation (x) have become due and payable by reason of the delivery of a notice of redemption or otherwise, (y) will become due and payable within one year or (z) are to be called for redemption within one year as certified in writing by the Issuer pursuant to the giving of notice of redemption in the name, and at the expense, of the Issuer and, in each case, the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Amounts, if any, and accrued interest to the date of maturity or redemption;

(2)               the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture;

(3)               the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

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(4)               the Issuer has delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).

Section 8.06          Survival of Certain Obligations. Notwithstanding Sections 8.01 and 8.03, any obligations of the Issuer and the Guarantors in Sections 2.02 through 2.14, 6.07, 7.05 and 7.06 shall survive until the Notes have been paid in full. Thereafter, any obligations of the Issuer or the Guarantors in Section 7.05 shall survive such satisfaction and discharge. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

Section 8.07          Acknowledgment of Discharge by Trustee. Subject to Section 8.09, after the conditions of Section 8.02 or 8.03 have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of all of the Issuer’s and Guarantor’s obligations under this Indenture except for those surviving obligations specified in this Article Eight.

Section 8.08          Application of Trust Money. Subject to Section 8.09, the Trustee shall hold in trust cash in U.S. dollars or Government Securities deposited with it pursuant to this Article Eight. It shall apply the deposited cash or Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, interest, and Additional Amounts, if any, on the Notes; but such money need not be segregated from other funds except to the extent required by law.

Section 8.09          Repayment to Issuer. Subject to Sections 7.05, and 8.01 through 8.04, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request set forth in an Officer’s Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal, premium, if any, interest or Additional Amounts, if any, that remains unclaimed for two years; provided that the Trustee or Paying Agent before being required to make any payment may cause to be published through the newswire service of Bloomberg or, if Bloomberg does not then operate, any similar agency or deliver to each Holder entitled to such money at such Holder’s address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or delivery) any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 8.10          Indemnity for Government Securities. The Issuer shall pay and shall indemnify the Trustee and the Paying Agent against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal, premium, if any, interest, if any, and Additional Amounts, if any, received on such Government Securities.

Section 8.11          Reinstatement. If the Trustee or Paying Agent is unable to apply cash in U.S. dollars or Government Securities in accordance with this Article Eight by reason of any

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legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or any such Paying Agent is permitted to apply all such cash or Government Securities in accordance with this Article Eight; provided that, if the Issuer has made any payment of principal of, premium, if any, interest, if any, and Additional Amounts, if any, on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash in U.S. dollars or Government Securities held by the Trustee or the Paying Agent.

ARTICLE Nine
AMENDMENTS AND WAIVERS

Section 9.01          Without Consent of Holders.

(a)               The Issuer, the Guarantors and the Trustee may modify, amend or supplement the Note Documents without notice to or consent of any Holder:

(i)   to cure any ambiguity, omission, error, defect or inconsistency;

(ii)   to provide for the assumption of the Issuer’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a consolidation or merger or sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;

(iii)   to make any change that would provide any additional rights or benefits to the Holders of Notes or that, in the good faith judgment of the Board of Directors of Carnival Corp., does not adversely affect the legal rights under this Indenture of any such holder in any material respect;

(iv)   to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the section entitled “Description of Notes” in the Offering Memorandum to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees;

(v)   to provide for any Restricted Subsidiary to provide a Note Guarantee in accordance with Section 4.06 and Section 4.15, to add security to or for the benefit of the Notes or to confirm and evidence the release, termination, discharge or retaking of any Note Guarantee or Lien or any amendment in respect thereof with respect to or securing the Notes when such release, termination, discharge or retaking or amendment is permitted under this Indenture;

(vi)   to mortgage, pledge, hypothecate or grant a security interest in favor of or for the benefit of holders of Note Obligations;

(vii)   to provide for the issuance of additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date;

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(viii)   to allow any Guarantor (including any Parent Entity) to execute a Supplemental Indenture and a Note Guarantee with respect to the Notes;

(ix)   to provide for uncertificated Notes in addition to or in place of Definitive Registered Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); or

(x)   to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture.

(b)               In connection with any proposed amendment or supplement in respect of such matters, the Trustee will be entitled to receive, and rely conclusively on, an Opinion of Counsel and/or an Officer’s Certificate.

(c)               For the avoidance of doubt (and without limiting the generality of any other statements in this Indenture), the provisions of the Trust Indenture Act of 1939, as amended, shall not apply to any amendments to or waivers or consents under this Indenture.

Section 9.02          With Consent of Holders.

(a)               Except as provided in Section 9.02(b) below and Section 6.04 and without prejudice to Section 9.01, the Note Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b)               Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(i)   reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

(ii)   reduce the principal of or change the fixed maturity of any Note or reduce the premium payable upon the redemption of any such Note or change the time at which such Note may be redeemed;

(iii)   reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(iv)   impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or any Note Guarantee in respect thereof;

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(v)   waive a Default or Event of Default in the payment of principal of, or interest, Additional Amounts or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment Default that resulted from such acceleration);

(vi)   make any Note payable in money other than that stated in the Notes;

(vii)   make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest, Additional Amounts or premium, if any, on, the Notes;

(viii)   waive a redemption payment with respect to any Note (other than a payment required by Section 4.09 or Section 4.11);

(ix)   make any change to or modify the ranking of the Notes as to contractual right of payment in a manner that would adversely affect the holders thereof;

(x)   release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(xi)   make any change in the preceding amendment and waiver provisions.

(c)               The consent of the Holders shall not be necessary under this Indenture to approve the particular form of any proposed amendment, modification, supplement, waiver or consent. It is sufficient if such consent approves the substance of the proposed amendment, modification, supplement, waiver or consent. A consent to any amendment or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

Section 9.03          Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.04          Notation on or Exchange of Notes. If an amendment, modification or supplement changes the terms of a Note, the Issuer or the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note and on any Note subsequently authenticated regarding the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, modification or supplement.

Section 9.05          [Reserved].

Section 9.06          Notice of Amendment or Waiver. Promptly after the execution by the Issuer and the Trustee of any supplemental indenture or waiver pursuant to the provisions of

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Section 9.02, the Issuer shall give notice thereof to the Holders of each outstanding Note affected, in the manner provided for in Section 12.01(b), setting forth in general terms the substance of such supplemental indenture or waiver.

Section 9.07          Trustee to Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant and adopted in accordance with this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall receive, if requested, an indemnity and/or security (including by way of pre-funding) satisfactory to it and to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that such amendment has been duly authorized, executed and delivered and is the legally valid and binding obligation of the Issuer enforceable against them in accordance with its terms (for the avoidance of doubt, such Opinion of Counsel is not required with respect to any Guarantor). Such Opinion of Counsel shall be an expense of the Issuer.

Section 9.08          Additional Voting Terms; Calculation of Principal Amount.

(a)               All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no series of Notes will have the right to vote or consent as a separate series on any matter; provided, however, that if any amendment, waiver or other modification will only affect one series of Notes, only the consent of the Holders of not less than a majority in principal amount of the affected series of Notes then outstanding (and not the consent of the Holders of at least a majority of all Notes), shall be required. Determinations as to whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article Nine and Section 9.08(b).

(b)               The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (i) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.08 and Section 2.09 of this Indenture. Any such calculation made pursuant to this Section 9.08(b) shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.

ARTICLE Ten
GUARANTEE

Section 10.01      Note Guarantees.

(a)               The Guarantors, either by execution of this Indenture or a Supplemental Indenture, fully and, subject to the limitations on the effectiveness and enforceability set forth in

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this Indenture or such Supplemental Indenture, as applicable, unconditionally guarantee, on a joint and several basis to each Holder and to the Trustee and its successors and assigns on behalf of each Holder, the full payment of principal of, premium, if any, interest, if any, and Additional Amounts, if any, on, and all other monetary obligations of the Issuer under this Indenture and the Notes (including obligations to the Trustee and the obligations to pay Additional Amounts, if any) with respect to, each Note authenticated and delivered by the Trustee or its agent pursuant to and in accordance with this Indenture, in accordance with the terms of this Indenture (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). The Guarantors further agree that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantors and that the Guarantors shall remain bound under this Article Ten notwithstanding any extension or renewal of any Guaranteed Obligation. All payments under each Note Guarantee will be made in U.S. dollars.

(b)               The Guarantors hereby agree that their obligations hereunder shall be as if they were each principal debtor and not merely surety, unaffected by, and irrespective of, any invalidity, irregularity or unenforceability of any Note or this Indenture, any failure to enforce the provisions of any Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holders or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor (except payment in full); provided that notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent of the Guarantors increase the principal amount of a Note or the interest rate thereon or change the currency of payment with respect to any Note, or alter the Stated Maturity thereof. The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require that the Trustee pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising its rights under a Note Guarantee (including, for the avoidance of doubt, any right which a Guarantor may have to require the seizure and sale of the assets of the Issuer to satisfy the outstanding principal of, interest on or any other amount payable under each Note prior to recourse against such Guarantor or its assets), protest or notice with respect to any Note or the Indebtedness evidenced thereby and all demands whatsoever, and each covenant that their Note Guarantee will not be discharged with respect to any Note except by payment in full of the principal thereof and interest thereon or as otherwise provided in this Indenture, including Section 10.04. If at any time any payment of principal of, premium, if any, interest, if any, or Additional Amounts, if any, on such Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer, the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or returns as though such payment had become due but had not been made at such times.

(c)               The Guarantors also agree to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

Section 10.02      Subrogation.

(a)               Each Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid to such Holders by such Guarantor pursuant to the provisions of its Note Guarantee.

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(b)               The Guarantors agree that they shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. The Guarantors further agree that, as between them, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of the Note Guarantees herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Section 6.02, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 10.02.

Section 10.03      Release of Note Guarantees. The Note Guarantee of a Guarantor (other than Carnival Corp. or Carnival plc) shall automatically be released:

(1)               in connection with any sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger, consolidation, amalgamation or combination) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.09;

(2)               in connection with any sale or other disposition of Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.09 and the Subsidiary Guarantor either (i) ceases to be a Restricted Subsidiary as a result of such sale or other disposition or (ii) would not be required to provide a Note Guarantee under Section 4.15;

(3)               if Carnival Corp. designates such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(4)               upon the full and final payment of the Notes and performance of all Obligations of the Issuer and the Guarantors under this Indenture, the Notes and the Note Guarantees;

(5)               upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Notes, the Note Guarantees and this Indenture as provided under Article Eight; and

(6)               as described under Article Nine;

provided that, in each case, such Subsidiary Guarantor has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to such release have been complied with.

The Note Guarantees of Carnival Corp. and Carnival plc shall automatically be released upon any of the circumstances described in clauses (4), (5) and (6) of the immediately preceding paragraph; provided that, in each case, Carnival Corp. has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to such release have been complied with.

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The Trustee shall take all necessary actions at the request of Carnival Corp. to effectuate any release of a Note Guarantee in accordance with these provisions. Each of the releases set forth above shall be effected by the Trustee without the consent of the Holders and will not require any other action or consent on the part of the Trustee.

Section 10.04      Limitation and Effectiveness of Note Guarantees. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with accounting principles generally accepted in the United States.

Section 10.05      Notation Not Required. Neither the Issuer nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any release, termination or discharge thereof.

Section 10.06      Successors and Assigns. This Article Ten shall be binding upon the Guarantors and each of their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assigns, all subject to the terms and conditions of this Indenture.

Section 10.07      No Waiver. Neither a failure nor a delay on the part of the Trustee or the Holders in exercising any right, power or privilege under this Article Ten shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and are not exclusive of any other rights, remedies or benefits which either may have under this Article Ten at law, in equity, by statute or otherwise.

Section 10.08      Modification. No modification, amendment or waiver of any provision of this Article Ten, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No

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notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstance.

Section 10.09      Limitation on the Italian Guarantor’s Liability. Without prejudice to Section 10.04, the obligations of the Italian Guarantor under this Indenture shall be subject to the following limitations:

(a)      obligations of the Italian Guarantor shall not include, and shall not extend, directly or indirectly, to any indebtedness incurred by any obligor as borrower or as a guarantor in respect of any proceeds of the issuance of the Notes, the purpose or actual use of which is, directly or indirectly:

(i)	the acquisition of the Italian Guarantor (and/or of any entity directly or indirectly controlling it), including any related costs and expenses;
(ii)	a subscription for any shares in the Italian Guarantor (and/or any entity directly or indirectly controlling it), including any related costs and expenses; or
(iii)	the refinancing thereof;

(b)            without prejudice to Section 10.04, and pursuant to Article 1938 of the Italian Civil Code, the maximum amount that the Italian Guarantor may be required to pay in respect of its obligations as Guarantor under the Notes shall not exceed $2,030,000,000;

(c)            without prejudice to Section 10.04, the maximum amount that the Italian Guarantor may be required to pay in respect of its obligations as Guarantor in respect of this Indenture shall not exceed, at any given time, the following amount: (i) the ratio between the value of vessels owned by the Italian Guarantor and subject to mortgage to secure the Existing First-Priority Secured Notes, the Existing Second-Priority Secured Notes, the Existing Term Loan Facility and the EIB Facility, as resulting by the latest available appraisals divided by the value of all vessels owned by the Carnival Group (including the Italian Guarantor) and subject to mortgage to secure the Existing First-Priority Secured Notes, the Existing Second-Priority Secured Notes, the Existing Term Loan Facility and the EIB Facility, as resulting by latest available appraisals multiplied by (ii) the sum of (x) the outstanding amount of the Notes and (y) amounts issued/drawn down and not repaid yet under the Notes and the Existing First-Priority Secured Notes, the Existing Second-Priority Secured Notes, the Existing Term Loan Facility, the EIB Facility and the Existing Unsecured Notes; and

(d)            obligations of the Italian Guarantor shall not extend to the payment obligations of other entities which do not belong to the Italian Guarantor’s corporate group (gruppo di appartenenza) in the meaning of articles 1(e) of the decree of the Italian Ministry of Economy and Finance No. 53 of April 2, 2015.

ARTICLE Eleven
[RESERVED]

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ARTICLE Twelve

MISCELLANEOUS

Section 12.01      Notices.

(a)               Any notice or communication shall be in writing and delivered in person or mailed by first class mail or sent by facsimile transmission addressed as follows:

if to the Issuer or the Guarantors:

Carnival Corporation

3655 NW 87th Avenue

Miami, FL 33178-2428

Facsimile: +1 305 406 4758

Attn: General Counsel

if to the Trustee:

U.S. Bank Trust Company, National Association

60 Livingston Avenue

St. Paul, MN 55107

Attn: Corporate Trust Administrator

if to the Principal Paying Agent, Transfer Agent or Registrar:

U.S. Bank Trust Company, National Association

60 Livingston Avenue

St. Paul, MN 55107

Attn: Corporate Trust Administrator

The Issuer, the Guarantors or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)               Notices regarding the Notes shall be:

(i)   delivered to Holders electronically or mailed by first-class mail, postage paid; and

(ii)   in the case of Definitive Registered Notes, delivered to each Holder by first-class mail at such Holder’s respective address as it appears on the registration books of the Registrar.

Notices given by first-class mail shall be deemed given five calendar days after mailing and notices given by publication shall be deemed given on the first date on which publication is made. Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

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In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(c)               If and so long as the Notes are represented by Global Notes, notice to Holders, in lieu of being given in accordance with Section 12.01(b) above, may be given by delivery of the relevant notice to DTC for communication.

(d)               Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)               All notices, approvals, consents, requests and any communications hereunder must be in writing; provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. The Issuer and Guarantors agree to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 12.02      Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any Guarantor to the Trustee to take or refrain from taking any action under this Indenture (except in connection with the original issuance of the Original Notes on the date hereof), the Issuer or any Guarantor, as the case may be, shall furnish upon request to the Trustee:

(a)               an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the Officer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)               an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Any Officer’s Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless the Officer signing such certificate knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which such Officer’s Certificate is based are erroneous. Any Opinion of Counsel may be based and may state that it is so based, insofar as it relates to factual matters, upon certificates of public officials or an Officer’s Certificate stating that the information with respect to such factual matters is in the possession of the Issuer, unless the counsel signing such Opinion of Counsel knows, or in the exercise of reasonable care should know, that the Officer’s Certificate with respect to the matters upon which such Opinion of Counsel is based are erroneous.

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Section 12.03      Statements Required in Certificate or Opinion. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)               a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)               a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)               a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)               a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 12.04      Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 12.05      [Reserved].

Section 12.06      Legal Holidays. If an Interest Payment Date or other payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Record Date is not a Business Day, the Record Date shall not be affected.

Section 12.07      Governing Law. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.08      Jurisdiction. The Issuer and each Guarantor agree that any suit, action or proceeding against the Issuer or any Guarantor brought by any Holder or the Trustee arising out of or based upon this Indenture, the Notes or the Note Guarantees may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Issuer and the Guarantors irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Notes or the Note Guarantees, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or any Guarantor, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuer or any Guarantor, as the case may be, are subject by a suit upon such judgment; provided that service of process is effected upon the Issuer or any Guarantor, as the case may be, in the manner provided by this Indenture. Each of

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the Issuer and the Guarantors not resident in the United States has appointed National Registered Agents, Inc., located 28 Liberty Street, New York, New York 10005, or any successor so long as such successor is resident in the United States and can act for this purpose, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture, the Notes or the Note Guarantees or the transactions contemplated herein which may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, by any Holder or the Trustee, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. National Registered Agents, Inc. has hereby accepted such appointment and has agreed to act as said agent for service of process, and the Issuer and each Guarantor agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer and Guarantors, as applicable. Notwithstanding the foregoing, any action involving the Issuer or Guarantors arising out of or based upon this Indenture, the Notes or the Note Guarantees may be instituted by any Holder or the Trustee in any other court of competent jurisdiction. The Issuer and each Guarantor expressly consents to the jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto.

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12.09      No Recourse Against Others. A director, officer, employee, incorporator, member or shareholder, as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under this Indenture, the Notes or any Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 12.10      Successors. All agreements of the Issuer and any Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11      Counterparts. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

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Section 12.12      Table of Contents and Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.13      Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14      Currency Indemnity. Any payment on account of an amount that is payable in U.S. dollars (the “Required Currency”) which is made to or for the account of any holder or the Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Issuer or any Guarantor, shall constitute a discharge of the Issuer or the Guarantors’ obligations under this Indenture and the Notes or Note Guarantee, as the case may be, only to the extent of the amount of the Required Currency with such holder or the Trustee, as the case may be, could purchase in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment in the Judgment Currency. If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such holder or the Trustee, as the case may be, the Issuer and the Guarantors shall indemnify and hold harmless the holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture or the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CARNIVAL HOLDINGS (BERMUDA) LIMITED, as Issuer

By:	/s/ Enrique Miguez
Name: Enrique Miguez
Title: Assistant Secretary

CARNIVAL CORPORATION,
as Guarantor

By:	/s/ Bo-Erik Blomqvist
Name: Bo-Erik Blomqvist
Title: Authorized Signatory

CARNIVAL PLC,
as Guarantor

By:	/s/ Bo-Erik Blomqvist
Name: Bo-Erik Blomqvist
Title: Senior Vice President

HOLLAND AMERICA LINE N.V.,
as Guarantor

By:	SSC Shipping and Air Services (Curacao) N.V.

/s/ Iseline R. Gouverneur
Name: Iseline R. Gouverneur
Title: Managing Director

/s/ Rhona M.P. Mendez
Name: Rhona M.P. Mendez
Title: Attorney-in-Fact

[Signature Page to Indenture]

CRUISEPORT CURACAO C.V.,
as Guarantor

By:	SSC Shipping and Air Services (Curacao) N.V.

/s/ Iseline R. Gouverneur
Name: Iseline R. Gouverneur
Title: Managing Director

/s/ Rhona M.P. Mendez
Name: Rhona M.P. Mendez
Title: Attorney-in-Fact

PRINCESS CRUISE LINES, LTD.,
as Guarantor

By:	/s/ Daniel Howard
Name: Daniel Howard
Title: Senior Vice President, General Counsel & Assistant Secretary

SEABOURN CRUISE LINE LIMITED,
as Guarantor

By:	SSC Shipping and Air Services (Curacao) N.V.

/s/ Iseline R. Gouverneur
Name: Iseline R. Gouverneur
Title: Managing Director

/s/ Rhona M.P. Mendez
Name: Rhona M.P. Mendez
Title: Attorney-in-Fact

[Signature Page to Indenture]

HAL ANTILLEN N.V.,
as Guarantor

By:	SSC Shipping and Air Services (Curacao) N.V.

/s/ Iseline R. Gouverneur
Name: Iseline R. Gouverneur
Title: Managing Director

/s/ Rhona M.P. Mendez
Name: Rhona M.P. Mendez
Title: Attorney-in-Fact

Costa Crociere S.p.A.,
as Guarantor

By:	/s/ David Bernstein
Name: David Bernstein
Title: Director

GXI, LLC,
as Guarantor

By:	Carnival Corporation, its Sole Member

/s/ David Bernstein
Name: David Bernstein
Title: Chief Financial Officer and Chief Accounting Officer

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Brandon Bonfig
Name: Brandon Bonfig
Title: Assistant Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Principal Paying Agent, Transfer Agent and Registrar

By:	/s/ Brandon Bonfig
Name: Brandon Bonfig
Title: Assistant Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

CARNIVAL HOLDINGS (BERMUDA) LIMITED

[If Regulation S Global Note – CUSIP Number [●]1 / ISIN [●]2]
[If Restricted Global Note – CUSIP Number [●]3 / ISIN [●]4]
No. [●]

[Include if Global Note — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE

[1]	Issue Date Regulation S CUSIP: G2002YAA0.
[2]	Issue Date Regulation S ISIN: USG2002YAA04.
[3]	Issue Date Rule 144A CUSIP: 14366RAA7.
[4]	Issue Date Rule 144A ISIN: US14366RAA77.

A-1

“SECURITIES ACT”) (A “QIB”) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR FOR THE BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, AND AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE DATE WHEN THE NOTES WERE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S AND THE DATE OF THE COMPLETION OF THE DISTRIBUTION] RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER, CARNIVAL CORPORATION, CARNIVAL PLC OR ANY RESPECTIVE SUBSIDIARY THEREOF, (B) IN THE UNITED STATES TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (PROVIDED THAT PRIOR TO A TRANSFER PURSUANT TO CLAUSE (D) OR (E), THE TRUSTEE IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (D) OR (F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES THAT IT SHALL NOT TRANSFER THE SECURITIES IN AN AMOUNT LESS THAN $2,000.

[Include if Note is issued with original issue discount – THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO

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MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE ISSUER AT CARNIVAL HOLDINGS (BERMUDA) LIMITED, C/O Carnival Corporation, 3655 N.W. 87th Avenue, Miami, Florida 33178-2428, Attention: Treasurer.]

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10.375% SENIOR PRIORITY NOTE DUE 2028

Carnival Holdings (Bermuda) Limited, an exempted company incorporated under the laws of Bermuda, for value received, promises to pay to [●] or registered assigns the principal sum of $[●] (as such amount may be increased or decreased as indicated in Schedule A (Schedule of Principal Amount in the Global Note) of this Note) on May 1, 2028.

From [●], 20[●] or from the most recent interest payment date to which interest has been paid or provided for, cash interest on this Note will accrue at 10.375%, payable semi-annually on May 1 and November 1 of each year, beginning on May 1, 2023, to the Person in whose name this Note (or any predecessor Note) is registered at the close of business on the preceding April 15 or October 15, as the case may be. Interest on overdue principal and interest, including Additional Amounts, if any, will accrue at a rate that is 1.0% higher than the interest rate on the Notes.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and to the provisions of the Indenture, which provisions shall for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, Carnival Holdings (Bermuda) Limited has caused this Note to be signed manually or by facsimile by its duly authorized signatory.

Dated: [●], 20[●]

CARNIVAL HOLDINGS (BERMUDA) LIMITED

By:
Name:
Title:

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CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Officer

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[FORM OF REVERSE SIDE OF NOTE]
10.375% Senior Priority Note due 2028

1.       Interest

Carnival Holdings (Bermuda) Limited, an exempted company incorporated under the laws of Bermuda (together with its successors and assigns under the Indenture, the “Issuer”), for value received, promises to pay interest on the principal amount of this Note from [●], 20[●] at the rate per annum shown above. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal and interest, including Additional Amounts, if any, at a rate that is 1.0% higher than the interest rate on the Notes to the extent lawful. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth in this Note.

2.       Additional Amounts

(a)       All payments made by or on behalf of the Issuer or any of the Guarantors (including, in each case, any successor entity) under or with respect to the Notes or any Note Guarantee shall be made free and clear of and without withholding or deduction for, or on account of, any present or future Taxes unless the withholding or deduction of such Taxes is then required by law. If the Issuer, any Guarantor or any other applicable withholding agent is required by law to withhold or deduct any amount for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction (other than the United States) in which the Issuer or any Guarantor is or was incorporated, engaged in business, organized or resident for tax purposes or any political subdivision thereof or therein or (2) any jurisdiction from or through which any payment is made by or on behalf of the Issuer or any Guarantor (including, without limitation, the jurisdiction of any Paying Agent) or any political subdivision thereof or therein (each of (1) and (2), a “Tax Jurisdiction”) in respect of any payments under or with respect to the Notes or any Note Guarantee, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the Issuer or the relevant Guarantor, as applicable, shall pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received and retained in respect of such payments by each beneficial owner of Notes after such withholding or deduction shall equal the respective amounts that would have been received and retained in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts shall be payable with respect to:

(1)       any Taxes, to the extent such Taxes would not have been imposed but for the holder or the beneficial owner of the Notes (or a fiduciary, settlor, beneficiary, partner of, member or shareholder of, or possessor of a power over, the relevant holder, if the relevant holder is an estate, trust, nominee, partnership, limited liability company or corporation) being or having been a citizen or resident or national of, or incorporated, engaged in a trade or business in, being or having been physically present in or having a permanent establishment in, the relevant Tax Jurisdiction or having or having had any other present or former connection with the relevant Tax Jurisdiction, other than any connection arising solely from the acquisition, ownership or disposition of Notes, the exercise or enforcement of rights under such Note, the Indenture or a Note Guarantee, or the receipt of payments in respect of such Note or a Note Guarantee;

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(2)       any Taxes, to the extent such Taxes were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);

(3)       any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;

(4)       any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes or any Note Guarantee;

(5)       any Taxes to the extent such Taxes would not have been imposed or withheld but for the failure of the holder or beneficial owner of the Notes, following the Issuer’s reasonable written request addressed to the holder at least 60 days before any such withholding or deduction would be imposed, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Tax Jurisdiction), but in each case, only to the extent the holder or beneficial owner is legally eligible to provide such certification or documentation;

(6)       any Taxes imposed in connection with a Note presented for payment (where presentation is permitted or required for payment) by or on behalf of a holder or beneficial owner of the Notes to the extent such Taxes could have been avoided by presenting the relevant Note to, or otherwise accepting payment from, another Paying Agent;

(7)       any Taxes imposed on or with respect to any payment by the Issuer or any of the Guarantors to the holder of the Notes if such holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that such Taxes would not have been imposed on such payments had such holder been the sole beneficial owner of such Note;

(8)       any Taxes that are imposed pursuant to current Section 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States (or any related law or administrative practices or procedures) implementing the foregoing or any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above); or

(9)       any combination of clauses (1) through (8) above.

In addition to the foregoing, the Issuer and the Guarantors will also pay and indemnify the holder for any present or future stamp, issue, registration, value added, transfer, court or

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documentary Taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and additions to tax related thereto) which are levied by any jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, the Indenture, any Note Guarantee or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the Notes or any Note Guarantee (limited, solely in the case of Taxes attributable to the receipt of any payments, to any such Taxes imposed in a Tax Jurisdiction that are not excluded under clauses (1) through (3) or (5) through (9) above or any combination thereof).

(b)       If the Issuer or any Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any Note Guarantee, the Issuer or the relevant Guarantor, as the case may be, will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer or the relevant Guarantor shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificates must also set forth any other information reasonably necessary to enable the Paying Agents to pay Additional Amounts to Holders on the relevant payment date. The Issuer or the relevant Guarantor will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts. The Trustee shall be entitled to rely absolutely on an Officer’s Certificate as conclusive proof that such payments are necessary.

(c)       The Issuer or the relevant Guarantor, if it is the applicable withholding agent, will make all withholdings and deductions (within the time period) required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Issuer or the relevant Guarantor will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. The Issuer or the relevant Guarantor will furnish to the Trustee (or to a Holder upon request), within 60 days after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Issuer or a Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the Trustee) by such entity.

(d)       Whenever in the Indenture or this Note there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes or any Note Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e)       The preceding obligations will survive any termination, defeasance or discharge of the Indenture, any transfer by a holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuer (or any Guarantor) is incorporated, engaged in business, organized or resident for tax purposes, or any jurisdiction from or through which payment is made under or with respect to the Notes (or any Note Guarantee) by or on behalf of such Person and, in each case, any political subdivision thereof or therein.

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3.       Method of Payment

The Issuer shall pay interest on this Note (except defaulted interest) to the Holder at the close of business on the Record Date for the next Interest Payment Date even if this Note is cancelled after the Record Date and on or before the Interest Payment Date. The Issuer shall pay principal and interest in U.S. Dollars in immediately available funds that at the time of payment is legal tender for payment of public and private debts; provided that payment of interest may be made at the option of the Issuer by check mailed to the Holder.

The amount of payments in respect of interest on each Interest Payment Date shall correspond to the aggregate principal amount of Notes represented by this Note, as established by the Registrar at the close of business on the relevant Record Date. Payments of principal shall be made upon surrender of this Note to the Paying Agent.

4.       Paying Agent and Registrar

Initially, U.S. Bank Trust Company, National Association or one of its affiliates will act as Principal Paying Agent and Registrar. The Issuer or any of its Affiliates may act as Paying Agent, Registrar or co-Registrar.

5.       Indenture

The Issuer issued this Note under an indenture dated as of October 25, 2022 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among, inter alios, the Issuer, the guarantors party thereto, U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and U.S. Bank Trust Company, National Association, as Principal Paying Agent, Transfer Agent and Registrar. The terms of this Note include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

6.       Optional Redemption

(a)       Prior to May 1, 2025 (the “First Call Date”), the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 10 nor more than 60 days’ prior notice mailed by the Issuer by first-class mail to each Holder’s registered address, or delivered electronically if held by DTC, Euroclear or Clearstream, as applicable, at a redemption price equal to 100.0% of the principal amount of such Notes redeemed plus the relevant Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b)       On or after the First Call Date, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 10 nor more than 60 days’ prior notice mailed by the Issuer by first-class mail to each Holder’s registered address, or delivered electronically if held by DTC, Euroclear or Clearstream, as applicable, at the following redemption prices (expressed as a percentage of the principal amount of such Notes redeemed), plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the applicable redemption

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date, subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the applicable period set forth below:

Period	Redemption Price
First Call Date to April 30, 2026	105.188%
May 1, 2026 to April 30, 2027	102.594%
May 1, 2027 and thereafter	100.000%

(c)       Notwithstanding the foregoing, at any time and from time to time prior to the First Call Date, the Issuer may redeem an aggregate principal amount of Notes up to 40% of the sum of (x) the original aggregate principal amount of the Notes issued on the Issue Date plus (y) the aggregate principal amount of additional Notes after the Issue Date (such sum, the “Issued Principal Amount”) in an amount up to the net cash proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount thereof) of 110.375%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the Issued Principal Amount of Notes must remain outstanding after each such redemption; provided, further, that such redemption shall be completed upon not less than 10 nor more than 60 days’ notice mailed by the Issuer to each holder of Notes being redeemed to each such holder’s registered address, or delivered electronically if held by DTC, Euroclear or Clearstream, as applicable, and otherwise in accordance with the procedures set forth in the Indenture.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)       1.0% of the principal amount of the Note; and

(2)       the excess of:

(a)       the present value at such redemption date of (i) the redemption price of the Note at the First Call Date plus (ii) all required interest payments due on the Note through the First Call Date (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)       the principal amount of the Note.

For the avoidance of doubt, calculation of the Applicable Premium shall not be an obligation or duty of the Trustee or the Registrar or any Paying Agent.

“Treasury Rate” means, as of any redemption date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the redemption date) of the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day

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during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to the First Call Date; provided, however, that if the period from the redemption date to the First Call Date is not equal to the constant maturity of a United States Treasury Security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to the First Call Date is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

7.       Redemption for Changes in Taxes

The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ prior written notice to the Holders of the Notes (which notice shall be irrevocable and given in accordance with the procedures set forth under Section 3.04 of the Indenture), at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuer for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes or Note Guarantee, the Issuer or any Guarantor is or would be required to pay Additional Amounts (but, in the case of a Guarantor, only if the payment giving rise to such requirement cannot be made by the Issuer or another Guarantor without the obligation to pay Additional Amounts), and the Issuer or the relevant Guarantor cannot avoid any such payment obligation by taking reasonable measures available (including, for the avoidance of doubt, appointment of a new Paying Agent but excluding the reincorporation or reorganization of the Issuer or any Guarantor), and the requirement arises as a result of: (1) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the relevant Tax Jurisdiction which change or amendment is announced and becomes effective after the date of the Offering Memorandum (or if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the date of the Offering Memorandum, after such later date); or (2) any change in, or amendment to, the official application, administration or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change or amendment is announced and becomes effective after the date of the Offering Memorandum (or if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the date of the Offering Memorandum, after such later date) (each of the foregoing clauses (1) and (2), a “Change in Tax Law”).

The Issuer shall not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to make such payment or Additional Amounts if a payment in respect of the Notes or Note Guarantee were then due and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Prior to the mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer shall deliver the Trustee an opinion of independent tax counsel of recognized standing qualified under the laws of the relevant Tax Jurisdiction (which counsel shall be reasonably acceptable to the Trustee) to the effect that there has been a Change in Tax Law which would

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entitle the Issuer to redeem the Notes hereunder. In addition, before the Issuer mails notice of redemption of the Notes as described above, it shall deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Issuer or the relevant Guarantor taking reasonable measures available to it.

The Trustee will accept and shall be entitled to rely on such Officer’s Certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions as described above, in which event it will be conclusive and binding on all of the Holders.

The foregoing provisions of this paragraph 7 will apply, mutatis mutandis, to any successor of the Issuer (or any Guarantor) with respect to a Change in Tax Law occurring after the time such Person becomes successor to the Issuer (or any Guarantor).

8.       Repurchase at the Option of Holders

(a)               Upon a Change of Control Triggering Event, the Holders shall have the right to require the Issuer to offer to repurchase the Notes pursuant to Section 4.11 of the Indenture.

(b)               The Notes may also be subject to Asset Sale Offers pursuant to Section 4.09 of the Indenture.

9.       Denominations

The Notes (including this Note) are in denominations of $2,000 and integral multiples of $1,000 in excess thereof of principal amount at maturity. The transfer of Notes (including this Note) may be registered, and Notes (including this Note) may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

10.       Unclaimed Money

All moneys paid by the Issuer or the Guarantors to the Trustee or a Paying Agent for the payment of the principal of, or premium, if any, or interest on, this Note or any other Note that remain unclaimed at the end of two years after such principal, premium or interest has become due and payable may be repaid to the Issuer or the Guarantors, subject to applicable law, and the Holder of such Note thereafter may look only to the Issuer or the Guarantors for payment thereof.

11.       Discharge and Defeasance

The Notes shall be subject to defeasance, satisfaction and discharge as provided in Article Eight of the Indenture.

12.       Amendment, Supplement and Waiver

The Note Documents may be amended or modified as provided in Article Nine of the Indenture.

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13.       Defaults and Remedies

This Note and the other Notes have the Events of Default as set forth in Section 6.01 of the Indenture.

14.       Trustee Dealings with the Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, the Guarantors or any of their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-Registrar or co-Paying Agent may do the same with like rights.

15.       No Recourse Against Others

A director, officer, employee, incorporator, member or shareholder, as such, of the Issuer or the Guarantors shall not have any liability for any obligations of the Issuer or the Guarantors under this Note, the other Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release are part of the consideration for issuance of the Notes.

16.       Authentication

This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

17.       Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.       ISIN and/or CUSIP Numbers

The Issuer may cause ISIN and/or CUSIP numbers to be printed on the Notes, and if so the Trustee shall use ISIN and/or CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed on the Notes.

19.       Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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ASSIGNMENT FORM

To assign and transfer this Note, fill in the form below:

(I) or (the Issuer) assign and transfer this Note to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and postal code)

and irrevocably appoint ___________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
(Participant in a recognized signature guarantee medallion program)

Date:

Certifying Signature

In connection with any transfer of any Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which the Notes were owned by the Issuer or any of its Affiliates, the undersigned confirms that such Notes are being transferred in accordance with the transfer restrictions set forth in such Notes and:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer, Carnival Corporation, Carnival plc or any respective Subsidiary thereof; or

(2)	☐	pursuant to an effective registration statement under the U.S. Securities Act of 1933; or

(3)	☐	pursuant to and in compliance with Rule 144A under the U.S. Securities Act of 1933; or

(4)	☐	pursuant to and in compliance with Regulation S under the U.S. Securities Act of 1933; or

(5)	☐	pursuant to another available exemption from the registration requirements of the U.S. Securities Act of 1933.

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Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) is checked, by executing this form, the Transferor is deemed to have certified that such Notes are being transferred to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A under the U.S. Securities Act of 1933 who has received notice that such transfer is being made in reliance on Rule 144A; if box (4) is checked, by executing this form, the Transferor is deemed to have certified that such transfer is made pursuant to an offer and sale that occurred outside the United States in compliance with Regulation S under the U.S. Securities Act; and if box (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer reasonably requests to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933.

Signature:

Signature Guarantee:
(Participant in a recognized signature guarantee medallion program)

Certifying Signature:	Date:

Signature Guarantee:
(Participant in a recognized signature guarantee medallion program)

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note or a portion thereof repurchased pursuant to Section 4.09 or 4.11 of the Indenture, check the box: ☐

If the purchase is in part, indicate the portion (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) to be purchased:

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Date:

Certifying Signature:

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SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Registered Note, or exchanges of a part of another Global Note or Definitive Registered Note for an interest in this Global Note, have been made:

Date of Decrease/ Increase	Amount of Decrease in Principal Amount	Amount of Increase in Principal Amount	Principal Amount Following such Decrease/Increase	Signature of authorized officer of Registrar

Schedule A-1

EXHIBIT B

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED
GLOBAL NOTE TO REGULATION S GLOBAL NOTE5

(Transfers pursuant to § 2.06(b)(ii) of the Indenture)

U.S. Bank Trust Company, National Association

U.S. Bank Global Corporate Trust Services

60 Livingston Avenue

St. Paul, Minnesota 55017

EP-MN-WS3C

Attention: Transfer Agent

Re: 10.375% Senior Priority Notes due 2028 (the “Notes”)

Reference is hereby made to the Indenture dated as of October 25, 2022 (as amended, supplemented or otherwise modified from time to time, the “Indenture”) among, inter alios, Carnival Holdings (Bermuda) Limited, as Issuer, the guarantors party thereto, as Guarantors, and U.S. Bank Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $________ aggregate principal amount of Notes that are held as a beneficial interest in the form of the Restricted Global Note (CUSIP No.: [●]6; ISIN No: [●]7) with DTC in the name of [name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Note (CUSIP No.: [●]8; ISIN No: [●]9).

In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Notes and:

(a)	with respect to transfers made in reliance on Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), does certify that:
(i)	the offer of the Notes was not made to a person in the United States;

[5]	If the Note is a Definitive Registered Note, appropriate changes need to be made to the form of this transfer certificate.
[6]	Issue Date Rule 144A CUSIP: 14366RAA7.
[7]	Issue Date Rule 144A ISIN: US14366RAA77.
[8]	Issue Date Regulation S CUSIP: G2002YAA0.
[9]	Issue Date Regulation S ISIN: USG2002YAA04.
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(ii)	either (i) at the time the buy order is originated the transferee is outside the United States or the Transferor and any person acting on its behalf reasonably believe that the transferee is outside the United States; or (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 of Regulation S and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;
(iii)	no directed selling efforts have been made in the United States by the Transferor, an affiliate thereof or any person their behalf in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;
(iv)	the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act; and
(v)	the Transferor is not the Issuer, a distributor of the Notes, an affiliate of the Issuer or any such distributor (except any officer or director who is an affiliate solely by virtue of holding such position) or a person acting on behalf of any of the foregoing.
(b)	with respect to transfers made in reliance on Rule 144 the Transferor certifies that the Notes are being transferred in a transaction permitted by Rule 144 under the U.S. Securities Act.

You, the Issuer, the Guarantors and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

[Name of Transferor]

By:
Name:
Title:

Date:

cc:
Attn:

B-2

EXHIBIT C

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S
GLOBAL NOTE TO RESTRICTED GLOBAL NOTE

(Transfers pursuant to § 2.06(b)(iii) of the Indenture)

U.S. Bank Trust Company, National Association

U.S. Bank Global Corporate Trust Services

60 Livingston Avenue

St. Paul, Minnesota 55017

EP-MN-WS3C

Attention: Transfer Agent

Re: 10.375% Senior Priority Notes due 2028 (the “Notes”)

Reference is hereby made to the Indenture dated as of October 25, 2022 (as amended, supplemented or otherwise modified from time to time, the “Indenture”) among, inter alios, Carnival Holdings (Bermuda) Limited, an exempted company incorporated under the laws of Bermuda, as Issuer, the guarantors party thereto, as Guarantors, and U.S. Bank Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $_______ aggregate principal amount at maturity of Notes that are held in the form of the Regulation S Global Note with DTC CUSIP No.: [●]10; ISIN No: [●]11 in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the Restricted Global Note (CUSIP No.: [●]12; ISIN No: [●]13).

In connection with such request, and in respect of such Notes the Transferor does hereby certify that such Notes are being transferred in accordance with the transfer restrictions set forth in the Notes and that:

CHECK ONE BOX BELOW:

☐	the Transferor is relying on Rule 144A under the Securities Act for exemption from such Act’s registration requirements; it is transferring such Notes to a person it reasonably believes is a QIB as defined in Rule 144A that purchases for its own account, or for the account of a qualified institutional buyer, and to whom the Transferor has given notice that the transfer is made in reliance on Rule 144A and

[10]	Issue Date Regulation S CUSIP: G2002YAA0.
[11]	Issue Date Regulation S ISIN: USG2002YAA04.
[12]	Issue Date Rule 144A CUSIP: 14366RAA7.
[13]	Issue Date Rule 144A ISIN: US14366RAA77.

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the transfer is being made in accordance with any applicable securities laws of any state of the United States; or

☐	the Transferor is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act, subject to the Issuer’s and the Trustee’s right prior to any such offer, sale or transfer to require the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them.

You, the Issuer, the Guarantors, and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferor]

By:
Name:
Title:

Date:

cc:
Attn:

C-2

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE dated as of [●], 20[●] (this “Supplemental Indenture”) by and among Carnival Holdings (Bermuda) Limited (the “Issuer”), the other parties listed as New Guarantors on the signature pages hereto (each, a “New Guarantor” and, collectively, the “New Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer, the Trustee and the other parties thereto have heretofore executed and delivered an Indenture, dated as of October 25, 2022 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of 10.375% Senior Priority Notes due 2028 (the “Notes”) of the Issuer initially in the aggregate principal amount of $2,030,000,000;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all necessary acts have been done to make this Supplemental Indenture a legal, valid and binding agreement of each New Guarantor in accordance with the terms of this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1 Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE II
AGREEMENT TO BE BOUND

SECTION 2.1 Agreement to Guarantee. The New Guarantor acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Guarantor pursuant to the Indenture. The New Guarantor hereby agrees to provide a Note Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article Ten thereof.

D-1

SECTION 2.2 Execution and Delivery. The New Guarantor agrees that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

[SECTION 2.3 Guarantee Limitations. Schedule IV of the Indenture is hereby amended by adding the following:

[New Guarantee Limitation Language].]

ARTICLE III
MISCELLANEOUS

SECTION 3.1 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.2 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.3 Ratification. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.4 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

SECTION 3.5 Effect of Headings. The headings herein are convenience of reference only and shall not affect the construction hereof.

SECTION 3.6 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor.

SECTION 3.7 Benefits Acknowledged. The New Guarantor’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. The New Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee and this Supplemental Indenture are knowingly made in contemplation of such benefits.

D-2

SECTION 3.8 Successors. All agreements of the New Guarantor in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[Remainder of Page Intentionally Left Blank]

D-3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ISSUER:

CARNIVAL HOLDINGS (BERMUDA) LIMITED

By:
Name:
Title:

NEW GUARANTORS:

[NEW GUARANTORS]

By:
Name:
Title:

TRUSTEE:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

D-4

Schedule I

GUARANTORS

Entity	Jurisdiction
Carnival Corp.	Panama
Carnival plc	England and Wales
GXI, LLC	Delaware
Princess Cruise Lines, Ltd.	Bermuda
Seabourn Cruise Line Limited	Bermuda
Costa Crociere S.p.A.	Italy
Holland America Line N.V.	Curacao
HAL Antillen N.V.	Curacao
Cruiseport Curacao C.V.	Curacao

I-1

Schedule II

SUBJECT VESSELS

1.	Mardi Gras
2.	Carnival Panorama
3.	Carnival Horizon
4.	Iona
5.	Britannia
6.	Rotterdam
7.	Nieuw Statendam
8.	Seabourn Ovation
9.	Seabourn Venture
10.	Discovery Princess
11.	Enchanted Princess
12.	Sky Princess

II-1